As filed with the Securities and Exchange Commission on September 22, 2023

Registration No. 333-262412

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

Amendment No. 14 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

U-BX Technology Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

_________________

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Zhongguan Science and Technology Park

No. 1 Linkong Er Road, Shunyi District, Beijing

People’s Republic of China

+86 10 0651-20297

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue New York, NY 10017 T: 212-588-0022	Benjamin A. Tan, Esq. Sichenzia Ross Ference LLP 1185 6TH Avenue New York, NY 10036 T: 212-930-9700

_________________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated September 22, 2023.

5,000,000 Ordinary Shares

U-BX Technology Ltd.

_________________

This is an initial public offering of our ordinary shares, par value $0.0001 (the “ordinary shares”). Prior to this offering, there has been no public market for our ordinary shares. We expect the offering price to be $5.00 per ordinary share (the “Offering Price”). We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “UBXG”. This offering is contingent upon us listing our ordinary shares on Nasdaq. At this time, Nasdaq has not yet approved our application to list our ordinary shares. There is no guarantee or assurance that our ordinary shares will be approved for listing on the Nasdaq Capital Market. We will not consummate and close this offering if the listing application is denied.

U-BX Technology Ltd., or U-BX, was incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations in China through Youjiayoubao (Beijing) Technology Limited, or U-BX Beijing, its subsidiaries based in China and Suzhou Youjiayoubao Technology Co., Limited, or U-BX Suzhou. U-BX is a holding company with no material operations of its own. We currently conduct our operations primarily through the PRC Operating Entities. Investors will not and may never directly hold equity interests in the PRC Operating Entities. After the dissolution of the VIE structure, U-BX now controls and receives the economic benefits of U-BX Beijing, U-BX Suzhou and U-BX Beijing’s subsidiaries’ business operation, if any, through equity ownership. Any references to “U-BX” are to U-BX Technology Ltd., the ultimate holding company and any references to “we”, “us”, “our Company,” “the Company,” or “our” are to U-BX Technology Ltd. (“U-BX”) and its subsidiaries. U-BX Suzhou, U-BX Beijing, Jiangsu Jingmo Technology Co., Ltd., Jiangsu Youjiayouche Technology Co., Ltd. and Rudongyoujia Smart Technology Co., Ltd. conduct business operations, and there is no business or product division/concentration among all the subsidiaries.

This is an offering of the ordinary shares of U-BX, the Cayman Islands holding company. We conduct our business through U-BX Suzhou, U-BX Beijing, Jiangsu Jingmo Technology Co., Ltd., Jiangsu Youjiayouche Technology Co., Ltd. and Rudongyoujia Smart Technology Co., Ltd. You will not and may never have direct ownership in the operating entities based in China. After the dissolution of the VIE structure, U-BX now controls and receives the economic benefits of U-BX Beijing, U-BX Suzhou and U-BX Beijing’s subsidiaries’ business operation, if any, through equity ownership.

We are subject to certain legal and operational risks associated with having substantially all business operations in China, including changes in the economic policies, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of the ordinary shares. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer securities to investor and could cause the value of offered securities to significantly decline or become worthless. Recently, the PRC authorities initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the daily business operation of U-BX Suzhou, U-BX Beijing and U-BX Beijing’s subsidiaries and U-BX’s ability to accept foreign investments and list on an U.S. or other foreign exchange. These risks may cause significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 26.

As of the date of this prospectus, no currently effective laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission, or CSRC, or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

In the opinion of our PRC counsel, Jiangsu Junjin Law Firm, we would not be classified as an existing enterprise, and according to the Circular, we can reasonably arrange the timing for submitting the filing application with the CSRC, and shall complete the filing with the CSRC in accordance with the Trial Measures before this offering. In sum, we are subject to the filing requirements of the CSRC for this offering under the Trial Measures. As of April 29, 2023, the Company has submitted the recording materials to the CSRC in order to comply with its obligations under the Trial Measures. In May 2023, we received comments from the CSRC regarding our recording materials. We addressed the comments and provided supplemental materials to the CSRC in June 2023. We believe the relevant parties to this transaction and the company have complied with the obligations under the Trial Measures. However, as of the date of this letter, we have not obtained the final confirmation from the CSRC regarding the completion of the recording process. As the Circular and Trial Measures were newly published and there exists uncertainty with respect to the filing requirements and their implementation, if we are required to submit to the CRSC and complete the filing procedure, we cannot be sure that we will be able to complete such filings in a timely manner, or at all. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — We are required to complete the filing requirement with PRC authorities to list on overseas stock exchanges and may not be able to complete the filing because the filing materials are incomplete or do not meet the requirements of the CSRC.” on page 32.

Our ordinary shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On December 2, 2021, the U.S. Securities and Exchange Commission (“SEC”) adopted final amendments to its rules implementing the HFCA ACT. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA ACT. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA ACT. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCA ACT, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Our auditor, Wei, Wei & Co., LLP, is headquartered in New York, NY and has been inspected by the PCAOB on a regular basis, with the last inspection completed in August 2020, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. However, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council.

If our ordinary shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA ACT in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, which has a presence in China, at such future time, Nasdaq may determine to delist our ordinary shares. If our ordinary shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares. See “Risk Factors — Risks Related to Doing Business in the People’s Republic of China — Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on page 28 of this prospectus.

As a holding company, U-BX may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, our Company, our subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, no dividends or other transfers have been made. U-BX and its subsidiaries have not distributed any earnings or settled any amounts owed under the previous VIE Agreements, nor does U-BX and its subsidiaries have any plan to distribute earnings or settle amounts in the foreseeable future. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, there have been three occurrences of cash transfers between the holding company and its subsidiaries. On August 3, 2021, the holding company transferred $40 to U-BX HK; on August 5, 2021, the holding company transferred $1,000 to U-BX HK; on August 6, 2021, U-BX HK transferred $500 to WFOE Beijing. All three cash transfers were for the purpose of testing if the recipients’ bank accounts work normally. There has been no dividends or distributions between the holding company, its subsidiaries or to investors.

As of the date of this prospectus amendment, cash transfers and/or transfers of other assets between our Company and our subsidiaries were as follows:

No.	Transfer From	Transfer To	Amount ($)	Date	Purpose
1	U-BX	U-BX HK	40	August 3, 2021	Transfer to test if the recipient’s bank account works normally
2	U-BX	U-BX HK	1,000	August 5, 2021	Transfer to test if the recipient’s bank account works normally
3	U-BX HK	WFOE Beijing	500	August 6, 2021	Transfer to test if the recipient’s bank account works normally

The holding company has limited operations and operation expenses. The holding company pays for its operating expenses from funds received from its investors for purchasing its ordinary shares. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” beginning on page 4, and “Corporate History and Structure — Transfers of Cash to and from Our Subsidiaries” beginning on page 61. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our Chinese subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to U-BX. To date, there have not been any such dividends or other distributions from our Chinese subsidiaries to our subsidiary located outside of China. In addition, as of the date of this prospectus, none of our subsidiaries have issued any dividends or distributions to U-BX or its shareholders. Furthermore, as of the date of this prospectus, neither U-BX nor any of its subsidiaries have paid dividends or made distributions to their shareholders. U-BX is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on U-BX’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the difference between their respective registered capital and total investment amount as recorded in the Foreign Investment Comprehensive Management Information System. In the future, cash proceeds raised from overseas financing activities, including this offering, may continue to be transferred by U-BX to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We intend to retain most, if not all, of our available funds and any future earnings after this offering to the development and growth of our business in China. We do not expect to pay dividends in the foreseeable future. Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” beginning on page 4 and “Corporate History and Structure — Transfers of Cash to and from Our Subsidiaries” beginning on page 61.

Investing in the ordinary shares involves risks. See “Risk Factors” beginning on page 25.

	Price to Public	Underwriting Discounts and Commissions[1]	Proceeds to Us
Per ordinary share(1)	US$	US$	US$
Total	US$	US$	US$

____________

(1)        Initial public offering price per share is assumed at US$5.00.

(2)        We have agreed to pay Boustead Securities LLC (the “Underwriter”) a discount equal to 7% of the gross proceeds of this offering. For a description of other compensation to be received by the Underwriter, see “Underwriting” beginning on page 131.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Underwriter expects to deliver the ordinary shares against payment in U.S. dollars to purchasers on or about             , 2023.

Book-Running Manager

Prospectus dated             , 2023.

You should rely only on the information contained in this prospectus or in any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free writing prospectus. We are offering to sell, and seeking offers to buy the ordinary shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ordinary shares.

Neither we nor the Underwriter has taken any action to permit a public offering of the ordinary shares outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the ordinary shares and the distribution of the prospectus or any filed free writing prospectus outside the United States.

Until             , 2023 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our ordinary shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “China” or the “PRC” are to the People’s Republic of China, excluding Taiwan, for the purposes of this prospectus only;

•        “Jiangsu Jingmo” is to Jiangsu Jingmo Technology Co., Ltd., a PRC company and a wholly owned subsidiary of U-BX Beijing (as defined below);

•        “Jiangsu YJYC” is to Jiangsu YJYC Technology Co., Ltd., a PRC company and a wholly owned subsidiary of U-BX Beijing (as defined below);

•        “Lianghua Technology” or “WFOE Beijing” is to Beijing Lianghua Technology Co., Limited, a wholly foreign-owned enterprise in the PRC and a wholly-owned subsidiary of U-BX HK;

•        “Lianghua Technology Suzhou” or “WFOE Suzhou” is to Suzhou Lianghua Digital Technology Co., Limited, a wholly foreign-owned enterprise in the PRC and a wholly-owned subsidiary of U-BX HK;

•        “Ordinary shares” refer to the ordinary shares of the Company, par value US$0.0001 per share;

•        “PRC Operating Entities” is to U-BX Beijing (as defined below) and its subsidiaries, Jiangsu Jingmo, Jiangsu YJYC and RDYJ (as defined below), as well as U-BX Suzhou (as defined below);

•        “RDYJ” is to Rudongyoujia Smart Technology Co., Ltd., a PRC company and a wholly owned subsidiary of U-BX Beijing (as defined below);

•        “U-BX Beijing” is to Youjiayoubao (Beijing) Technology Co., Limited (also known as Youjiayoubao Technology Co., Ltd. in China), a PRC company that is wholly owned by Lianghua Technology;

•        “U-BX” is to U-BX Technology Ltd., a Cayman Islands exempted company limited by shares;

•        “U-BX HK” is to Snailinsur Group Limited, a Hong Kong limited company, which is a wholly-owned subsidiary of U-BX;

•        “U-BX Suzhou” is to Suzhou Youjiayoubao Technology Co., Limited, a PRC company that is wholly owned by Lianghua Technology Suzhou; and

•        “we,” “us,” “our Company,” “the Company,” or “our” are to U-BX and all its subsidiaries.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the US reporting. The relevant exchange rates are listed below:

	For the Six Months Ended December 31, 2022	For the Year Ended June 30, 2022	For the Year Ended June 30, 2021
Period Ended RMB: USD exchange rate	6.9646	6.7114	6.4601
Period Average RMB: USD exchange rate	6.9531	6.4571	6.6273

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chief Executive Officer will be presented as “Jian Chen,” even though, in Chinese, Mr. Chen’s name is presented as “Chen Jian.”

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. Except where otherwise stated, all ordinary share accounts provided herein are on a pre-share-increase basis.

Overview

U-BX was incorporated on June 30, 2021 in the Cayman Islands. U-BX does not have material operations of its own. We conduct business through the PRC Operating Entities. Since U-BX Beijing’s establishment in 2018, the PRC Operating Entities have focused on providing value-added services using artificial intelligence-driven technology to businesses within the insurance industry, including insurance carriers and brokers. All of our revenue was and will continue to be derived from mainland China, and none of our revenue was derived from Hong Kong or Macau.

Our PRC Operating Entities’ business primarily consists of providing the following three services/products: i) digital promotion services, ii) risk assessment services, and iii) value-added bundled benefits. The PRC Operating Entities help their institutional clients obtain visibility on various social media platforms and generate its revenue based on consumers’ clicks, views or its clients’ promotion time through those channels. U-BX Beijing also developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing the proprietary algorithmic model, our PRC Operating Entities are able to generate individualized risk reports based on the vehicle brand, model, travel area, and vehicle age. In turn, our PRC Operating Entities are able to generate revenue based on the number of assessment reports provided to the insurance carriers. Lastly, to help major insurance carriers or brokers attract their customers, our PRC Operating Entities sell bundled benefits, including car wash, maintenance plans or parking notifications, to these carriers, which they may then pass onto their customers for either low or no cost.

In addition to servicing institutional customers, our PRC Operating Entities provide up-to-date insurance-related information to individual consumers through its mini-application embedded in other social media platforms. The information is provided to educate consumers and insurance brokers about the insurance industry, thus helping us build a stronger brand image with the general public.

At present, our PRC Operating Entities’ client base consists of more than 300 city-level property and auto insurance carriers nationwide, in addition to approximately 200,000 insurance brokers that use its products and services to conduct business on a daily basis. Some of its clients include large corporations such as the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., Huatai Insurance Brokers Co., Ltd. With the future digitization of the insurance industry, we expect to have a broader reach within the overall insurance industry, as our PRC Operating Entities’ business focuses on providing insurance technology solutions to insurance carriers interested in applying artificial intelligence technology and online traffic promotion method in their operation. We believe the future digitization of the insurance industry will create more interest among insurance carriers in using the technology and promotion channels our PRC Operating Entities offers.

Corporate history and structure

U-BX is a holding company with no operations of its own. We conduct our operations in China primarily through the PRC Operating Entities. The ordinary shares offered in this prospectus are those of U-BX.

The following figure shows our corporate structure as of the date of this prospectus, including our main subsidiaries and consolidated affiliated entities:

Superego Pulse Limited (British Virgin Islands)
99%
Columbus Information Consulting L.P. (British Virgin Islands)
1%
EvolutionUp Limited (British Virgin Islands)
IPO investors
U-BX Technology Ltd. (U-BX) (Cayman Islands)
100%
Snailinsur Group Limited (U-BX HK) (Hong Kong)
100%
100%
Beijing Lianghua Technology Co., Limited (WFOE Beijing) (PRC)
Suzhou Lianghua Digital Technology Co., Limited (WFOE Suzhou) (PRC)
100%
100%
Youjiayoubao (Beijing) Technology Co., Limited (U-BX Beijing) (PRC)
Suzhou Youjiayoubao Technology Co., Limited (U-BX Suzhou) (PRC)
100%
100%
100%
Jiangsu Jingmo Technology Co., Ltd. (Jiangsu Jingmo) (PRC)
RDYJ Smart Technology Co., Ltd. (RDYJ) (PRC)
Jiangsu YJYC Technology Co., Ltd. (Jiangsu YJYC) (PRC)

U-BX was incorporated on June 30, 2021 in the Cayman Islands. It is a holding company and is not actively engaged in any business as of the date of this prospectus. Under its amended and restated memorandum of association, U-BX is authorized to issue 500,000,000 ordinary shares, par value $0.0001 per ordinary share. There are currently 24,000,000 issued and outstanding ordinary shares, of which 35.01% and 8.81% are held by Superego Pulse Limited and Columbus Information Consulting L.P., respectively. U-BX’s registered office is at Harneys Fiduciary (Cayman) Limited and its registered office is at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands.

U-BX HK was incorporated on July 14, 2021 under the laws of Hong Kong. U-BX HK is a Hong Kong limited company and a wholly-owned subsidiary of U-BX. U-BX HK is a holding company and does not have any operations.

Lianghua Technology was incorporated on July 23, 2021 under the laws of the People’s Republic of China. Lianghua Technology is a wholly-foreign owned enterprise, a limited liability company, and a wholly-owned subsidiary of U-BX HK. Lianghua Technology is a holding company and does not have any operations.

Lianghua Technology Suzhou was incorporated on November 28, 2022 under the laws of the People’s Republic of China. Lianghua Technology Suzhou is a wholly-foreign owned enterprise, a limited liability company, and a wholly-owned subsidiary of U-BX HK. Lianghua Technology Suzhou is a holding company and does not have any operations.

U-BX Beijing was incorporated on March 27, 2018 under the laws of the People’s Republic of China. U-BX Beijing is a limited liability company. In August 2021, Lianghua Technology entered into a series of contractual agreements, including the Equity Pledge Agreement, Exclusive Call Option Agreement, Shareholders’ Voting Rights Proxy Agreement, Business Cooperation Agreement and Consultation and Services Agreement by and among Lianghua Technology, U-BX Beijing and the shareholders of U-BX Beijing. (the “VIE Agreements”) with U-BX Beijing and all the shareholders of U-BX Beijing that established the VIE structure. On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX Beijing, U-BX Beijing issued 2.99% equity interest in U-BX Beijing to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements dated August 16, 2021 with certain shareholders of U-BX Beijing and entered into equity transfer agreements with all the shareholders of U-BX Beijing to purchase all the equity interest in U-BX Beijing. On March 3, 2022, Lianghua Technology entered into a termination agreement with U-BX Beijing that terminated the Business Cooperation Agreement and Consultation and Services Agreement, Lianghua Technology also entered into termination agreements with each shareholder of U-BX Beijing to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructure was completed on March 3, 2022. As a result, U-BX Beijing became a wholly owned subsidiary of Lianghua Technology and the VIE structure was dissolved.

Jiangsu Jingmo was incorporated on July 9, 2020 under the laws of the People’s Republic of China. Jiangsu Jingmo is a limited liability company and a wholly-owned subsidiary of U-BX Beijing.

Jiangsu YJYC was incorporated on June 29, 2020 under the laws of the People’s Republic of China. Jiangsu YJYC is a limited liability company and a wholly-owned subsidiary of U-BX Beijing.

RDYJ was incorporated on July 27, 2018 under the laws of the People’s Republic of China. RDYJ is a limited liability company and a wholly-owned subsidiary of U-BX Beijing.

Jiangsu Youchehubao Technology Co., Ltd. (“Jiangsu YCHB”) was incorporated on August 21, 2020 under the laws of the People’s Republic of China and was dissolved on March 1, 2022. Jiangsu YCHB was a limited liability company and a wholly-owned subsidiary of U-BX Beijing. Jiangsu YCHB has never had any assets or operations.

U-BX Suzhou was incorporated on December 2, 2022 under the laws of the People’s Republic of China. U-BX Suzhou is a limited liability company, and a wholly owned subsidiary of Lianghua Technology Suzhou.

The Restructuring

Prior to the restructuring completed in March 2022, Lianghua Technology entered into a series of VIE Agreements with U-BX Beijing and the shareholders of U-BX Beijing, which established the VIE structure.

As a result of the VIE Agreements, Lianghua Technology was regarded as the primary beneficiary of U-BX Beijing, and we treated U-BX Beijing and its subsidiaries as variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of U-BX Beijing and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

In February 2022, the board of directors of the Company decided to dissolve the VIE structure. On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX Beijing, U-BX Beijing issued a 2.99% equity interest in U-BX Beijing to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements dated August 16, 2021 with certain shareholders of U-BX Beijing and entered into equity transfer agreements with all the shareholders of U-BX Beijing to purchase all the equity interest in U-BX Beijing. On March 3, 2022, Lianghua Technology entered into a termination agreement with U-BX Beijing that terminated the Business Cooperation Agreement and Consultation and Services Agreement, Lianghua Technology also entered into each shareholder of U-BX Beijing to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructuring was completed on March 3, 2022. As a result, U-BX Beijing became a wholly owned subsidiary of Lianghua Technology and the VIE structure is dissolved. The VIE Agreements were terminated.

Holding Company Structure

U-BX is a holding company with no material operations of its own. We currently conduct our operations primarily through the PRC Operating Entities. Investors will not and may never directly hold equity interests in the PRC Operating Entities. After the dissolution of the VIE structure, U-BX now controls and receives the economic benefits of U-BX Beijing, U-BX Suzhou and U-BX Beijing’s subsidiaries’ business operations, if any, through equity ownership.

Transfers of Cash to and from our subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary.

U-BX is permitted under the laws of the Cayman Islands to provide funding to U-BX HK through loans or capital contributions without restrictions on the amount of the funds. U-BX HK is permitted under the respective laws of Hong Kong to provide funding to WFOE Beijing and WFOE Suzhou (the “WFOEs”) through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend payments from Hong Kong to the Cayman Islands.

To transfer cash from U-BX HK to the WFOEs, U-BX HK can increase its registered capital in the WFOEs, which requires a filing with the local commerce department, or through a shareholder loan, which requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

To make loans to U-BX HK, the WFOEs or the PRC Operating Entities, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When WFOE Beijing and U-BX Beijing jointly apply for, or when WFOR Suzhou and U-BX Suzhou jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times of the net assets in the consolidated financial statement, and Our PRC Operating Entities shall make a commitment to refrain from borrowing foreign debt in their own respective names.

U-BX may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary to pay dividends to its shareholders. If U-BX’s subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to U-BX.

As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the WFOEs are restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to U-BX HK as a dividend. We note the following:

1.      PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations;

2.      a WFOE is required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital. Dividends paid by the WFOE to HK are subject to the 10% withholding tax;

3.      Such reserves may not be distributed as cash dividends;

4.      a WFOE may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.      The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

As of the date of this prospectus, U-BX and its subsidiaries have not distributed any earnings or settled any amounts owed under the previous VIE Agreements, nor does U-BX and its subsidiaries have any plan to distribute earnings or settle amounts in the foreseeable future. During the fiscal year ended June 30, 2022, U-BX transferred a total of $1,040 to U-BX HK and U-BX HK transferred $500 to WFOE Beijing. The cash transfers were to test the newly opened bank accounts. During the fiscal year ended June 30, 2021, there was no cash transfers between the holding company and its subsidiaries. During the fiscal year ended June 30, 2022 and 2021, there have been no dividends or distributions between the holding company, its subsidiaries or to investors.

As of the date of this prospectus, cash transfers and/or transfers of other assets between our Company and our subsidiaries were as follows:

No.	Transfer From	Transfer To	Amount ($)	Date	Purpose
1	U-BX	U-BX HK	40	August 3, 2021	Transfer to test if the recipient’s bank account works normally
2	U-BX	U-BX HK	1,000	August 5, 2021	Transfer to test if the recipient’s bank account works normally
3	U-BX HK	WFOE Beijing	500	August 6, 2021	Transfer to test if the recipient’s bank account works normally

See “Corporate History and Structure — Transfers of Cash to and from Our Subsidiaries”

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business after the Company’s initial public offering. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant. As of the date of this prospectus, we have not paid any dividends or distributions to our shareholders.

Our Services and Products

We, through the PRC Operating Entities, provide value-added services and products to insurance carriers, so they can better serve their consumers. Through the digital promotion services, risk assessment services and value-added bundled benefits we provide to insurance carriers, we facilitate the business operations and marketing for our insurance carrier clients. In the future, we plan to include retail consumers in our client base.

Digital Promotion Services

We help our institutional clients obtain visibility on various social media platforms and generate our revenue based on consumers’ clicks, views or our clients’ promotion time through those channels. Through the promotional channels, clients can promote brand awareness and their products and services. Using internet public domain traffic and private domain traffic, our promotion services have reached a large number of insurance buyers and connected them with multiple insurance carriers, optimizing insurance advertising efficiency in a cost-efficient way.

We use the services and platforms offered by third parties to obtain traffic on certain platforms including online content-based platforms (e.g. Tik-Tok, Kuaishou, etc.) and offline scene marketing platforms. In a typical scenario, we insert the hyperlink of our promotion materials on the website with high traffic, and people browsing the website content will likely click on our hyperlink and read the promotion. Based on our clients’ specification about the promotion content, the expected frequency of clicks and views, our operation staff tracks the work progress and ensure the clients’ standards have been met at the end of each promotion cycle. Our technology team monitors the traffic and analyzes the results of each promotion and produces a traffic report for the clients. The clients are able to track the number of clicks and views. We also use popular social media platforms as marketing channels. Currently, the largest social media we use is WeChat.

As agreed in the promotion agreements we have with our clients, we receive commissions from our clients based on the number of user clicks and the institutional clients’ promotion time on the promotional channels. At the beginning of each month, our clients set the monthly promotion budget and agree with us on the exact promotion orders and promotion content. Our team subsequently works on details of their promotion needs of that specific month. We send the service invoice to our clients in the second half of each month after we receive the confirmation of each month’s promotion effect from our clients. Our clients typically pay at the end of each month. If a delay arises from an audit by a client of a report, payment will arrive at the beginning of the next month. To date, we have not had any issue collecting clients’ payments.

Risk Assessment Services

We have developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing our proprietary algorithmic model, we are able to generate individualized risk reports based on the vehicle brand, model, travel area, and vehicle age. In turn, we are able to generate revenue based on the number of assessment reports we provide to the insurance carriers. Equipped with a calculating formula for insurance carriers to assess the insurance risk attached to individual vehicles and utilizing artificial intelligence (“AI”) and optical character recognition technology, Magic Mirror takes in vehicle information, and produces a detailed individual risk assessment report for each vehicle, including the chances a certain vehicle will be involved in an accident or suffer damage, the chances certain insurance claims will be brought for the vehicle, and an estimate of insurance settlement amounts under different auto insurance coverage types. For example, suppose the vehicle is a Ford SUV that has been used for 3 years in Hebei Province, China, Magic Mirror may conclude the risk of a shattered window is 35% and the average settlement is RMB 990 (US$ 154).

The development of Magic Mirror is based on various sources of information and technology, including the insurance types and rates from major insurance carriers, the public data on Autohome Inc.’s website, the public data of China Automobile Industry Association and the prices of common vehicle accessories and TensorFlow Python technology. TensorFlow Python is a free and open-source software library for machine learning and artificial intelligence created and released by Google. It can be used to create deep learning models directly. Magic Mirror utilizes TensorFlow Python technology’s machine learning feature that can extrapolate the patterns between vehicle types and the entailed risks from vehicle information such as vehicle accessories, past claim settlement information and the auto insurance type. It strengthens Magic Mirror’s calculating formula and risk assessment function.

We are not aware of any products with similar functions in the market and we believe our Magic Mirror has unique competitive advantages. In the most recent financial year, we have accumulated 50 Magic Mirror users and the annual revenue generated by this product has exceeded US$ 22 million.

Insurance companies purchase this product from us to get a better understanding of the risks entailed with each individual vehicle they plan to insure. This product is especially popular among insurance carriers when insurance carriers are in greater need for predictability in making insurance decisions. Based on the vehicle’s information, including the vehicle type, functions, brand model, new car purchase price, frame number, engine number, seat number, displacement, power, vehicle age, and insurance type, etc., we build our customers predictive models with multi-dimensional, multi-features and the accuracy of the risk assessment results in a visual form as below:

Magic Mirror by Xgboost Model
Indicator: ROC curve
Y: True Positive Rate Value
X: False Positive Rate Value
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Model Predict AUC:0.7726
Random Predict AUC:0.5

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*         The Xgboost model curve demonstrates the accuracy of Magic Mirror’s predictions. The dashed line shows any random prediction with a 50% accuracy rate, whereas the solid line shows the accuracy of Magic Mirror, which is about 77.26%.

Magic Mirror obtains all vehicle information from our clients, the auto insurance carriers. We regularly update the Magic Mirror system based on the information processed within the system, strengthening the efficiency of the AI calculation method, so that the product could continue to provide more accurate reports to our clients.

Value-added Bundled Benefits

We sell value-added bundled benefits to insurance carriers. These benefits comprise regular service codes, which carriers provide to their clients as part of the latter’s service package, as well as vehicle moving notification service codes. Upon presenting the code, vehicle owners are able to use a series of vehicle maintenance services such as car washing, car maintenance, driver services and vehicle moving notification services. We regularly assess the pricing of the services afforded by our service codes and update our service provider partner pool, so that we can consistently offer good services at competitive prices to our clients. Currently, our strategy still focuses on attracting more users by competitively pricing our service codes. Our vehicle moving notification service is a highly innovative design which allows the vehicle owners to receive instant notification no matter where they are or where the vehicles are parked, if for any reason their vehicles need to be moved to a different spot to make way for public convenience or another vehicle owner’s convenience. Vehicle owners possessing the vehicle moving notification code can place the code on their vehicles and receive phone notification without revealing their contact information if their vehicle needs to be moved for public convenience.

The suppliers of our regular service codes are auto maintenance service code providers who have the capacity to consolidate vehicle maintenance service providers all over China. We procure pre-packaged vehicle maintenance packages at a relatively low price from those suppliers, and then resell the code to our client, auto insurance carriers. Benefiting from our broad network with vehicle maintenance service providers, we have been able to obtain high-quality vehicle maintenance service packages at competitive prices, therefore maintaining a profit margin for the Company, and a competitive advantage over our competitors. We create the vehicle moving notification service codes on our own and sell them to the insurance carriers directly.

The vehicle maintenance service market in China is largely divided by region. There are relatively few vehicle service companies that offer nationally available vehicle maintenance service, and those who offer such service scale are mainly located in first tier cities. The service codes we sell to insurance carriers afford vehicle owners maintenance services all over the country. We believe this feature makes our service codes more attractive to both insurance carriers who purchase our codes and vehicle owners who use the service attached to the codes.

Free Information on Website and Mini-programs

We maintain a free informational mini program within WeChat called “Wowobaodian”. This product mainly serves as an insurance brokers’ professional development tool. Our editorial team regularly authors and posts articles about cutting-edge insurance industry trends, insurance-related knowledge and most recent insurance policies within this mini program. The materials are in the form of articles, pictures and videos. Equipped with the ability to mine WeChat Moments contacts and efficiently reach prospective insurance buyers, this product has seen a rapidly expanding customer base since its launch.

Prospective users can access the mini program by searching “Wowobaodian” mini program through WeChat, or clicking on the “Wowobaodian” card link shared by other users. Using Wowobaodian does not require user registration and is free of charge. This mini program has attracted a large number of insurance brokers that benefit from learning from our materials and sharing them with family and friends to achieve broader exposure to their prospective clients. On the other hand, having a large group of active insurance brokers on our mini program increases our leverage during the negotiation with our institutional clients and thus eases our communication process with those clients.

Our mini program is highly specialized in the vehicle insurance industry. We do not believe there is currently any other service provider who operates a similar informational platform that focuses on auto insurance industry. Therefore, we believe our mini program has a competitive advantage and is a pioneer of the information platform related to the auto insurance industry.

Our Customers and Suppliers

Our customers are well-known insurance carriers and insurance intermediaries in China. At present, we have established relationships with more than 300 city-level property and casualty insurance carriers across the country, including the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., and Huatai Insurance Brokers Co., Ltd., etc.

For the six months ended December 31, 2022, we have one customer that accounted for more than 10% of total revenues, and such customer accounted for 20.8% of the Company’s total revenues. For the six months ended December 31, 2021, we have one customer that accounts for more than 10% of total revenues, and such customer accounted for 11.4% of the Company’s total revenues.

As of December 31, 2022, two customers accounted for 61.1% and 16.0% of the total balance of accounts receivable.

All three major customers mentioned above have entered into agreements with U-BX Beijing’s subsidiary, RDYJ. The three customers are Jinhe Insurance Sale and Services Co., Limited (Hebei), Beijing Saifu Habo Insurance Broker Co., Ltd. and China Ping An Property Insurance Limited (Xining).

Under the contract with Jinhe Insurance Sale and Services Co., Limited (Hebei), RDYJ provides internet platform services to Jinhe Insurance Sale and Services Co., Limited to help promote its products and provide technology support. The contract took effect on March 6, 2022 and was valid through March 5, 2023, and will be automatically extended by one year without either party’s objection. Neither party could terminate the contract without the other party’s prior written approval.

Under the contract with Beijing Saifu Habo Insurance Broker Co., Ltd., RDYJ provides internet platform services to Beijing Saifu Habo Insurance Broker Co., Ltd. to help promote its products. The contract took effect on September 1, 2021 and will remain valid through August 31, 2024. Neither party could terminate the contract without the other party’s prior written approval.

Under the contract with China Ping An Property Insurance Limited (Xining), RDYJ provides internet platform services to Beijing Saifu Habo Insurance Broker Co., Ltd. to help promote its products. The contract took effect on August 10, 2022 and will remain valid through August 9, 2023. Neither party could terminate the contract without the other party’s prior written approval.

For all three contracts, in the case of breach of contractual duty by one party that causes the other party loss, the obliging party is entitled to terminating the contract and due compensation for the loss. In the case of breach of contract, the breaching party shall correct the breach within reasonable time frame after receiving the other party’s written notice; in the case of material breach without proper cure, the obliging party is entitled to terminate the contract unilaterally and demand remedy from the breaching party.

No customer individually represents greater than 10.0% of total revenues of the Company for the fiscal years ended June 30, 2022 and 2021.

For each of the years ended June 30, 2022 and 2021, our five largest customers accounted for 27.4% and 25.1% of our total revenue, respectively. As of June 30, 2022, one customer accounted for 55.9% of the total balance of accounts receivable. As of June 30, 2021, three customers accounted for 22.5%, 16.8% and 14.8% of the total balance of accounts receivable.

Currently, our suppliers mainly consist of internet technology companies in China. Our suppliers are divided into four categories: 1) Promotion traffic suppliers; 2) Vehicle maintenance service code providers; 3) Technology development suppliers; and 4) Information operators. The promotion traffic suppliers represent the majority of our suppliers based on the cost of our suppliers. Among the promotion traffic suppliers, we use both online content platforms and offline scene marketing platforms. We constantly adjust our supplier pool to optimize our procurement cost.

For the six months ended December 31, 2022, four suppliers accounted for 23.7%, 21.8%, 15.0% and 12.4% of the Company’s total purchases. For the six months ended December 31, 2021, four suppliers accounted for 20.6%, 16.2%, 14.9% and 12.6% of the Company’s total purchases.

No suppliers individually represent greater than 10.0% of total accounts payable of the Company as of December 31, 2022.

Our top four suppliers represent 58% of our total supply volume, for the year ending June 30, 2022. They are Xinchangtai Business Service (Fujian) Ltd., Hunan Hefubao Information Consulting Co., Ltd., Hunan Zhongxiang Information Technology Ltd. and Jinzhaixin Zhongbao Information Technology Co., Ltd. For the year ended June 30, 2022, three suppliers accounted for 20.7%, 17.8% and 11.8% of the Company’s total purchases. No suppliers individually represent greater than 10.0% of total accounts payable of the Company as of June 30, 2022. For the year ended June 30, 2021, four suppliers accounted for 35.4%, 21.7%, 14.6% and 14.0% of the Company’s total purchases. As of June 30, 2021, three suppliers accounted for 51.2%, 27.9% and 19.4% of the total balance of accounts payable.

We enter supply contracts with our suppliers. A typical supplier agreement lasts for one year with the automatic option to extend by another year absent either party’s objection. Both parties have the right to terminate the agreement upon notifying the other party in advance. The supplier provides business support and information consultation services and charges us service fees and management feed either monthly or on an agreed-upon date. Both parties bear responsibilities to keep the business information confidential. The supplier agreements are governed by the laws of PRC.

We will diversify our pool of suppliers as we develop our business to reduce the risk of our dependence on our major suppliers.

Sales and Marketing

Currently, through the PRC Operating Entities, our marketing team conducts promotions offline by reaching out to auto insurance carriers by region. We plan to use the proceeds from this offering to promote our business through both online social media platforms and offline advertisement agencies.

By promoting our brand and services, we aim to attract more individual clients we can promote directly without going through third party traffic suppliers. For institutional clients, we will build a capable and resourceful sales team and send the team to communicate with our potential institutional clients. For individual clients, who are mostly insurance brokers, we will use both online and offline scene marketing, where we will partner with automakers, auto distributors and online social media platforms.

Our Growth Strategy

Enhance our Digital Promotion Service

Currently, we are still at an early stage in our digital promotion services. We plan to enhance our marketing team and hire more well-connected marketing managers in the industry, who will help us reach more institutional clients that are interested in using our promotion services.

We plan to also diversify our internet marketing channels to reach more potential users by expanding our current promotion channels from online only to online and offline. To build the offline channels, we plan to cooperate with vehicle manufactures and sellers. To expand online channels, we plan to partner with popular social platforms including Tik-Tok, Weibo, Baidu and Kuaishou to promote our clients’ insurance products. We anticipate that our promotion investment will at least double in size in the near future, and the width and intensity of our promotion channels will be strengthened.

Improving the Content Quality of Wowobaodian

We plan to further upgrade Wowobaodian by enriching its contents and functions in order to grow our user base, and continue to diversify and optimize our product content to enhance the user experience. Currently, the content we create on Wowobaodian are mainly in the form of articles and pictures. To better adapt to the user needs, we will add more video-based content to educate Wowobaodian users. For example, we will design tutorial videos catering to insurance brokers to help them build their professional images. This video series will likely become the first set of paid content we create for our Wowobaodian users.

Meanwhile, we plan to make the user experience on Wowobaodian more fun and easier to share. For example, currently we are testing an interactive product on Wowobaodian that will change the traditional one-way information input mode commonly seen on similar mini programs. This interactive product allows individual users to produce and share original content on our mini program so that our users will have the opportunity to adopt dual roles as readers and producers. During the testing stage, we will keep the uploading access open to all users, and then our quality control team will review the uploaded materials and select qualified materials to post on the program. In the long term, we anticipate discovering users with high quality output and further engaging with them.

Strengthen our Partnership with Insurance Carriers and Insurance Intermediaries

We will continue to strengthen our existing service scope and introduce new high-quality services to create more value for our institutional customers. We plan to extend our outreach to downstream insurance carriers to strengthen pricing and customization of insurance products. Our priority is to recruit more talent in the insurance actuarial field in order to perfect the AI calculation within the Magic Mirror system, so we can better serve our institutional clients by providing a more accurate pricing formula for their business.

Currently, we assist our clients with the insurance claim risk assessment using the Magic Mirror formula. In the future, we plan to expand our current business scale and move our focus toward insurance service marketing and apply our technology service in that field.

Increasing our Technological Capabilities

We will continue to develop our AI and big data capabilities, including our core technical capabilities, data processing technology and machine learning algorithms in order to strengthen the data mining and analysis capabilities of Magic Mirror. We plan to enhance our ability to provide solutions that cater to the needs of customers to help customers better achieve marketing promotion and consumer monetization capabilities. We will keep updating the core technologies of the Magic Mirror to satisfy our customers’ needs.

Currently, we have 9 employees on our research and development team. Some of the employees used to serve as technology specialists for renowned internet technology companies, and some possess multiple years of insurance product development experience in the insurance industry. We will keep investing in expanding our research and development team. In the year to come, we plan to double the size of our research and development team. Meanwhile, we will familiarize our team with the most cutting-edge technology services in the market, such as voice recognition, facial recognition, and AI interaction, and incorporate them in our services. The cost of our research and development team currently represents 70% of our total staff cost.

Expand the Service Scope

We plan to expand our current service scope into the life insurance and health insurance industry. We will reach out to prospective institutional clients in the health insurance industry as well as discover individual clients, aiming to cover the whole spectrum of the health insurance market. Our first step is to recruit more well-connected and knowledgeable staff with extensive experience in the health insurance industry for our promotion services and Wowobaodian mini program, so that we can keep up the quality of our output to users of Wowobaodian and reach institutional clients in the health industry field. In the future, we plan to establish a separate department focusing on health insurance clients.

According to our research, short-term health insurance is comparable to property insurance in terms of the insurance sales tactics, insurance institutions’ marketing efforts and development stage, and insurance buyers’ purchasing habits. We plan to take advantage of our current vehicle insurance expertise and expand directly in the short-term health insurance field. Long term health insurance requires more complicated management and the business operates very differently from vehicle insurance. It operates on various long term insurance contracts that involve more difficult decisions in terms of purchase price and coverage. Our initial strategy will include conducting more industry research and focusing on knowledge output. Gradually we will come up with a business model that is profitable and sustainable.

Develop Overseas Markets

We plan to expand our technology to conduct business in Southeast Asia and other international markets, and provide overseas customers with online growth strategies. We believe that our advanced technology, products and content, and operating model make us competitive in many overseas markets as well as domestic markets. Southeast Asia market has great potential evidenced by fast industry growth. We anticipate that our experience in building our business operations in China will be greatly helpful to our business expansion in Southeast Asia.

Currently, we are recruiting new graduates who are familiar with the various Southeast Asian languages and business cultures to build an international business development team. This team will contact local insurance institutions initially and familiarize themselves with local insurance regulations. Our plan is to initiate our operations in Vietnam and Indonesia next year and we anticipate achieving profitability in those regions in two years.

Competitive Advantages

Through our PRC Operating Entities, we are committed to optimizing matching internet platform advertising strategies with insurance customers through the use of the internet, AI tools and big data. We believe we are one of the pioneers in the insurance technology industry that mainly serves auto insurance carriers. Our major competitors are mainly involved in helping insurance carriers acquire more clients or with insurance carriers’ policy issuing process, whereas we rely on internet technology and online traffic promotions. Our goal is to become the largest business platform serving both insurance brokers and insurance carriers, helping insurance carriers transform their promotion means from traditional offline channels to online channels.

We believe that we have some competitive advantages, which will enable us to maintain and further improve our industry market position in the national market. Our competitive advantages include:

Experienced and Visionary Management Team

Our management team has extensive experience in the insurance industry and the internet industry. For example, our COO, Mingfei Liu served as the vice president of Fanhua Brokerage, the largest insurance brokerage company in Asia, and the senior director of Gome Financial Insurance. He has developed multiple insurance products such as mobile phone broken screen insurance. Our CEO, Jian Chen used to work at China’s first-tier Internet companies, including Qunar.com and Autohome Inc., where he was responsible for product and operations management. Mr. Chen built the vehicle owner service department at Autohome Inc. and built a vehicle owner service platform with more than 100 million registered users.

Our managers have sharp business judgment, execution power and a keen eye on the future development trends of the industry. We have also cultivated a corporate culture that inspires insurance consumers to appreciate and understand all aspects of insurance products. We believe this culture is the foundation of innovative business models for our industry.

Market Promotion Advantage

We analyze user needs, behaviors, patterns and preferences to develop data-driven personalized content and service ranges. We have an accurate match between the insurance company clients and the insurance buyers and often successfully match the two groups based on each others’ unique needs.

In terms of marketing and promotion, we collect and study website user browsing behavior, browsing scenes and other data to achieve precise docking. We strive to match advertising strategies with insurance customers, improve marketing efficiency, and reduce the cost of marketing and promotion. We have designed multiple approaches for our market promotion business through website data analysis, including website visitation time span and visitor clicks tracking.

Technical Advantages

We have an advanced position in terms of our technology team’s qualification, the depth of our use of technology as well as our research and development investment. We use AI and big data as the technical foundation and pursue a user-oriented strategy. Our deep industry knowledge in algorithms and marketing insights provide us with substantial AI capabilities. We have developed and are constantly optimizing the AI-based Magic Mirror, which effectively collects user behavior information and analyzes a large amount of data from multiple sources throughout our entire content generation system.

In addition to the Magic Mirror system, we plan to come up with more digital products that serve our institutional clients. For example, with our own AI algorithm, we can accurately predict the future probability of compensation and the rough amount of compensation for vehicles. As a result, we can help insurance carriers provide precise risk control measures to reduce the insurance company’s operating risks and business losses.

High Quality Content on Wowobaodian

Our editorial team consists of experienced staff with years of experience in the insurance industry. The team has up-to-date knowledge and caters to our readers’ needs timely. Our authors are professionals that have experience in running sizable platforms and internet technology companies, such as Qunaer.com, Meituan.com, JD.com and Autohome Inc.

We have high standards in our recruitment and aim to build a diverse and multi-talented team that is able to generate up-to-date industry materials in multiple forms, including articles, audios and videos. Meanwhile, we are careful in providing insights about most recent industry policies. Given that regulations of the insurance industry in China are strict and intricate, our editorial team also offers detailed policy analysis and apply their professional experience and knowledge in our articles.

Summary of Risk Factors

An investment in our ordinary shares is subject to a number of risks, including risks related to our business and industry, risks related to our corporate structure, risks related to doing business in China and risks related to our ordinary shares being offered in this offering. You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” for a more thorough description of these and other risks.

Risks Related to Our Corporate Structure (beginning on page 25 of this prospectus)

•        Some of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate their non-compliance.

•        Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law.

Risks Related to Doing Business in China (beginning on page 26 of this prospectus)

•        “Changes, application and interpretation with respect to the applicable legal laws/regulations, and economic policies for our PRC subsidiaries, could result in a material change in our operations and/or the value of the securities we are registering for sale.”

•        “The China regulatory authority will oversee our operations, which could result in a material change in our operations and/or the value of the securities we are registering for sale.”

•        “The reinforcement by China regulatory authority on supervision or law enforcement on offerings that are conducted overseas and/or foreign investment in China-based issuers, which could limit or hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline.”

•        “Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.” See

•        “In light of recent events indicating further development by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering.”

•        “You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws.”

•        “We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiaries.”

•        “Our results of operation may be materially and adversely affected by a change in China or the global economy.”

•        “It may be difficult for overseas shareholders and/or regulators to conduct cross-border investigation in China.”

•        “We are required to complete the filing requirement with PRC authorities to list on overseas stock exchanges and may not be able to complete the filing because the filing materials are incomplete or do not meet the requirements of the CSRC.”

•        “Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may influence growth in China.”

•        “Fluctuations in currency exchange rates could have a material and adverse effect on the value of your investment.”

•        “We may be subject to civil complaints and regulatory actions under certain laws and regulations relating to labor, social insurance and housing provident fund.”

•        “There are withholding tax liabilities of our PRC subsidiaries under the PRC Enterprise Income Tax Law, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not enjoy certain treaty benefits.”

•        “PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental management of currency conversion may delay us from remitting the proceeds of this offering into China through loans or additional capital contributions to our PRC subsidiaries, thereby diminishing our ability to fund and expand our business.”

•        “Acquisitions of Chinese companies by foreign investors may need a series of procedures, which could make it more rather difficult for us to pursue growth through acquisitions in China...”

•        “If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

•        “We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Risks Related to Our Business and Industry (beginning on page 38 of this prospectus)

•        Our limited operating history and evolving business model make it difficult to evaluate our business and future prospects and the risks and challenges we may encounter.

•        Our revenues and future growth depend on the development of the automotive industry in the PRC, the outlook for which is subject to numerous uncertainties, including China’s policies, laws, and regulations.

•        We have a history of net losses and negative cash flows from operating activities, which may continue in the future.

•        If we are unable to retain and attract customers, or if we lose our existing customer base due to our inability to gain market acceptance for our services, our business and results of operations may be materially and negatively affected.

•        Regulatory actions, legal proceedings and customer complaints against us could harm our reputation and have a material adverse effect on our business, results of operations, financial condition and prospects.

•        We may face disruption to our technology systems and resulting interruptions in the availability of our services.

•        We may fail to make necessary or desirable strategic alliances, acquisitions or investments, and we may not be able to achieve the benefits we expect from the alliances, acquisition or investments we make.

•        A small number of customers account for a large portion of our revenues. If we are unable to maintain the relationship with these major clients or engage with more clients, our business may be materially and adversely affected.

Risks Related to Our Ordinary Shares and this Offering (beginning on page 45 of this prospectus)

•        There has been no public market for our shares or ordinary shares prior to this offering, and you may not be able to resell our ordinary shares at or above the price you paid, or at all.

•        The trading price of the ordinary shares is likely to be volatile, which could result in substantial losses to investors.

•        Substantial future sales or perceived potential sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

•        You may experience dilution of your holdings due to inability to participate in rights offerings.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the ordinary shares.

Holding Foreign Companies Accountable Act (the “HFCA ACT”)

Our ordinary shares may be prohibited from trading on a national exchange under the HFCA ACT if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the U.S. Securities and Exchange Commission (“SEC”) adopted final amendments to its rules implementing the HFCA ACT. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA ACT. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA ACT. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCA ACT, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Our auditor, Wei, Wei & Co., LLP, is headquartered in New York, NY and has been inspected by the PCAOB on a regular basis, with the last inspection completed in August 2020, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. However, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. If our ordinary shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA Act under the HFCA ACT in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, which has a presence in China, at such future time, Nasdaq may determine to delist our ordinary shares. See “Risk Factors — Risks Related to Doing Business in the People’s Republic of China — Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on page 28 of this prospectus.

PRC Limitations on Overseas Listing

Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

We believe the CSRC’s approval is not required under the M&A Rules for the offering and trading of our ordinary shares on Nasdaq in the context of this offering, given that: (i) our PRC subsidiaries were incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for this offering, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC authorities are newly published and official guidance and related implementation rules have not been issued, there remain some uncertainties as to how the rules will be interpreted or implemented in the context of an overseas offering and the potential impact such modified or new laws and regulations will have on the daily business operation of the PRC Operating Entities. We cannot assure you that relevant PRC authorities, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering.

Regulations on the Record-filing System under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures,” collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), both of which have a comment period that expires on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. As of the date of this prospectus, the Draft Rules have been replaced by the Trial Measures issued on February 17, 2023. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an initial public offering and listing shall include but not limited to: regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable).

If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

We are relying on the advice of our PRC counsel, Jiangsu Junjin Law Firm, which has advised us that neither the holding company, nor our subsidiaries are currently required to obtain approval from Chinese authorities, including the CSRC, or the CAC, to list on U.S exchanges or issue securities to foreign investors.

If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

We would not be classified as an existing enterprise, and according to the Circular, we can reasonably arrange the timing for submitting the filing application with the CSRC, and shall complete the filing with the CSRC in accordance with the Trial Measures before this offering. In sum, we are subject to the filing requirements of the CSRC for this offering under the Trial Measures. As of April 29, 2023, the Company has submitted the recording materials to the CSRC in order to comply with its obligations under the Trial Measures. In May 2023, we received comments from the CSRC regarding our recording materials. We addressed the comments and provided supplemental materials to the CSRC in June 2023. We believe the relevant parties to this transaction and the company have complied with the obligations under the Trial Measures. However, as of the date of this letter, we have not obtained the final confirmation from the CSRC regarding the completion of the recording process.

We have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to this offering. As the Circular and Trial Measures were newly published and there exists uncertainty with respect to the filing requirements and their implementation, if we are required to submit to the CRSC and complete the filing procedure, we cannot be sure that we will be able to complete such filings in a timely manner, or at all. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China”.

It should be noted however, that there is uncertainty in relying on such advice of counsel in connection with draft legislation as the final version may be materially different and/or that the implementing regulations have yet to be promulgated. We cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — We are required to complete the filing requirement with PRC authorities to list on overseas stock exchanges and may not be able to complete the filing because the filing materials are incomplete or do not meet the requirements of the CSRC” on page 32 of this prospectus.

Recent Regulatory Development in PRC

On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The Data Security Law sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits.

On July 10, 2021, the Cyberspace Administration of China, or the CAC, issued a revised draft of the Measures for Cybersecurity Review for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

In addition, on November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments), or the draft Regulations on Network Data Security, and will accept public comments until December 13, 2021. According to the draft Regulations on Network Data Security, if a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. Currently, the draft Regulations on Network Data Security has been released for public comment only, and its implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties.

We do not expect to be subject to the cybersecurity review by the CAC for this offering, given that: (i) using our products and services does not require users to provide any personal information; (ii) we do not possess any personal information of users in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. Our WeChat mini program is used only to provide insurance-related news and information, and does not have access to any personal information of the program users or the public. However, if the draft Regulations on Network Data Security is adopted into law and we become listed on Nasdaq, our PRC Operating Entities likely will be required to perform annual data security assessment either by itself or retaining a third-party data security service provider and submit such data security assessment report to the local agency every year. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the our PRC Operating Entities’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for the PRC Operating Entities’ operations. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that the applicable laws, regulations, or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — “In light of recent events indicating further development by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering” on page 29 of this prospectus

Permission Required from the PRC Authorities

As of the date of this prospectus, U-BX Suzhou, U-BX Beijing, U-BX HK, RDYJ, Jiangsu Jingmo, Jiangsu YJYC and the WFOEs have obtained all permissions and approvals to operate their respective business, including registration of incorporation, business license, permit for opening bank account, labor and employment recordation, social insurance registration, internet content provide registration record and such other permissions and approval as required by the PRC regulatory authorities.

As confirmed by our PRC counsel, Jiangsu Junjin Law Firm, we will not be subject to cybersecurity review with the CAC pursuant to the Cybersecurity Review Measures. No relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing plan.

As of the date of this prospectus, we and our PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

If we do not receive or maintain the approval, or permission, or inadvertently conclude that such approval or permission is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval or permission in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China — The China regulatory authority will oversee our operations, which could result in a material change in our operations and/or the value of the securities we are registering for sale” on page 26 of this prospectus.”

Selected Condensed Consolidating Financial Data

The consolidated financial statements included in this Prospectus reflect financial position and cash flows of the registrant and Cayman Islands incorporated parent company, U-BX, together with those of its subsidiaries, on a consolidated basis. The tables below are condensed consolidating schedules summarizing separately the financial position and cash flows of the registrant and Cayman Islands incorporated parent company, U-BX. (“Parent” in the tables below), U-BX HK and WFOE Beijing (“Subsidiaries” in the tables below), and U-BX Beijing, Jiangsu Jingmo, Jiangsu YJYC, RDYJ and Jiangsu YCHB, which were deemed variable interest entities before the restructure that dissolved the VIE structure completed in March 2022 (“Operating Subsidiaries” in the tables below), for the fiscal years ended and as of June 30, 2022 and 2021, as well as the six months ended and as of December 31, 2022 and 2021, and corresponding eliminating adjustments have been derived from our audited consolidated financial statements included elsewhere in this prospectus. After the restructure, U-BX Beijing, Jiangsu Jingmo, Jiangsu YJYC, RDYJ and Jiangsu YCHB became subsidiaries of U-BX and U-BX controls and receives the economic benefits of the business operations, if any, of these subsidiaries through equity ownership. Our historical results are not necessarily indicative of results expected for future periods. You should read this Selected Condensed Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

On August 16, 2021, WFOE Beijing, U-BX Beijing and each of U-BX’s then equity holders entered into various contractual arrangements (the “Contractual Arrangements”), which established a VIE structure. The Parent and the Subsidiaries did not show any investment or share of income/(loss) from VIEs until commencement of the contractual arrangements with the VIEs, which is August 16, 2021. The Contractual Arrangements were terminated on March 3, 2022.

Unaudited condensed Consolidating Statements of Operations Information

	Six Months Ended December 31, 2022
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Revenues	$—	$—	$56,475,121	$—	$56,475,121
Cost of revenue	$—	$—	$(55,456,935)	$—	$(55,456,935)
Income from equity investments	$—	$—	$—	$—	$—
Net (loss) income	$(165,680)	$(2,714)	$348,051	$—	$179,657
Comprehensive (loss) income	$(165,680)	$(2,714)	$335,651	$—	$167,257
	Six Months Ended December 31, 2021
	Parent	Subsidiaries	Operating Subsidiaries	Elimination		Consolidated
Revenues	$—	$—	$52,804,580		$—	$52,804,580
Cost of revenue	$—	$—	$(52,078,860)		$—	$(52,078,860)
Income from equity investments	$—	$—	$—		$—	$—
Net (loss) income	$(561,007)	$—	$217,840		$—	$(343,167)
Comprehensive loss	$(561,007)	$—	$220,774	$		$(340,233)

	Year Ended June 30, 2022
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Revenues	$—	$—	$86,676,865	$—	$86,676,865
Cost of revenue	$—	$—	$(85,205,689)	$—	$(85,205,689)
Share of income of subsidiaries	$—	$—	$—	$—	$—
Net (loss) income	$(311,118)	$(16)	$262,112	$—	$(49,022)
Comprehensive income	$(311,118)	$(16)	$249,355	$—	$(61,779)
	Year Ended June 30, 2021
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Revenues	$—	$—	$72,364,138	$—	$72,364,138
Cost of revenue	$—	$—	$(71,333,409)	$—	$(71,333,409)
Net loss	$—	$—	$(9,562)	$—	$(9,562)
Comprehensive income	$—	$—	$33,403	$—	$33,403

Unaudited condensed Consolidating Balance Sheets Information

	As of December 31, 2022
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Cash	$3,982	$3,444	$1,316,746	$—	$1,324,172
Current assets	$10,022	$3,944	$11,536,897	$(6,540)	$11,544,323
Investments in subsidiaries	$—	$—	$—	$—	$—
Non-current assets	$418,755	$—	$87,659	$—	$506,414
Total liabilities	$8,353	$6,689	$10,964,043	$(6,540)	$10,972,545
Shareholders’ equity	$420,424	$(2,745)	$660,513	$—	$1,078,192
	As of June 30, 2022
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Cash	$199,016	$1,173	$1,318,517	$—	$1,518,706
Current assets	$200,052	$1,673	$22,227,944	$(1,540)	$22,428,129
Investments in subsidiaries	$—	$—	$—	$—	$—
Non-current assets	$710,883	$—	$89,946	$(324,832)	$475,997
Total liabilities	$—	$1,689	$21,993,042	$(1,540)	$21,993,191
Shareholders’ equity	$910,935	$(16)	$324,848	$(324,832)	$910,935
	As of June 30, 2021
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Cash	$—	$—	$788,964	$—	$788,964
Current assets	$—	$—	$2,460,470	$—	$2,460,470
Non-current assets	$—	$—	$4,161	$—	$4,161
Total liabilities	$—	$—	$2,389,138	$—	$2,389,138
Shareholders’ equity	$—	$—	$75,493	$—	$75,493

Unaudited condensed Consolidating Cash Flows Information

	Six Months Ended December 31, 2022
	Parent	Subsidiaries	VIEs	Elimination	Consolidated
Net cash used in operating activities	$(162,330)	$2,286	$48,225	$—	$(111,819)
Net cash used in investing activities	$—	$—	$(1,982)	$—	$(1,982)
Net cash used in financing activities	$(32,704)	$—	$—	$—	$(32,704)
	Six Months Ended December 31, 2021
	Parent	Subsidiaries	VIEs	Elimination	Consolidated
Net cash provided by operating activities	$—	$—	$867,634	$—	$867,634
Net cash used in investing activities	$—	$—	$(2,239)	$—	$(2,239)
Net cash provided by financing activities	$580	$—	$—	$—	$580
	Year Ended June 30, 2022
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Net cash used in provided by operating activities	$(312,155)	$1,173	$674,055	$—	$363,074
Net cash used in investing activities	$—	$—	$(2,934)	$—	$(2,934)
Net cash used in provided by financing activities	$511,171	$—	$(90,009)	$—	$421,162
	Year Ended June 30, 2021
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Net cash provided by operating activities	$—	$—	$1,023,444	$—	$1,023,444
Net cash used in investing activities	$—	$—	$(1,589)	$—	$(1,589)
Net cash used in financing activities	$—	$—	$(1,266,126)	$—	$(1,266,126)

Note 1:

On August 16, 2021, WFOE Beijing, U-BX Beijing and each of U-BX’s then equity holders entered into various contractual arrangements (the “Contractual Arrangements”), which established a VIE structure. The Parent and the Subsidiaries did not show any investment or share of income/(loss) from operating subsidiaries until commencement of the contractual arrangements with the VIEs, which is August 16, 2021. The Contractual Arrangements were terminated on March 3, 2022.

Corporate Information

Our principal executive office is located at No.1 Linkong Er Road, Zhongguan Science and Technology Park, Shunyi District, Beijing City, China 101300. The telephone number of our principal executive offices is +86-010-065120297. Our registered office is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service for process in the United States is Cogency Global Inc., located at 122 E 42nd St 18th Fl, New York, NY 10168.

Implication of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ordinary shares that are held by non-affiliates is at least US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Offering

Shares Offered by Us:	5,000,000 ordinary shares
Shares Outstanding Prior to Completion of this Offering:	24,000,000 ordinary shares
Ordinary Shares Outstanding Immediately after this Offering:	29,000,000 ordinary shares
Assumed Initial Public Offering Price per Share:	$5.00 per ordinary share
Gross Proceeds to Us Before Expenses:	$25,000,000
Underwriter Warrants:

We will issue to the Underwriter warrants entitling the Underwriter to purchase 5% of the aggregate number of ordinary shares issued in this offering, at an exercise price per share equal to 150% of the initial public offering price per share (the “Underwriter Warrants”). The Underwriter Warrants are exercisable commencing on the effective date of the offering at any time, and from time to time, in whole or in part, through the date of expiration and will expire on the fifth anniversary from the commencement of sale of this offering.

Lock-up:

Our directors, officers and shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of 12 months after this offering is completed. See “Underwriting” for more information.

Listing:	We have applied to list our ordinary shares listed on the Nasdaq Capital Market.
Proposed Nasdaq Capital Market Symbol:	“UBXG”
Transfer Agent:	Transhare Corporation
Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our ordinary shares.

Use of Proceeds:	We intend to use the proceeds from this offering for research and development, advertising and marketing, and general working capital. See “Use of Proceeds” for more information.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the following risks and uncertainties and all other information contained in this prospectus before investing in our ordinary shares. Our business, financial condition, results of operations or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, financial condition, results of operations and prospects could be adversely affected. In that event, the market price of our ordinary shares could decline, and you could lose part or all of your investment.

Risks Related to Our Corporate Structure

Previous contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the previous contractual arrangements in relation to the VIE were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust income of the previous VIE in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the previous VIE for PRC tax purposes, which could in turn increase their tax liabilities without reducing our tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the previous VIE’s tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by our PRC Operating Entities that are critical to the operation of our business if the any of the PRC Operating Entities declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The PRC Operating Entities holds certain assets that may be critical to the operation of our business, including permits, domain names and most of our intellectual property rights. If any of the PRC Operating Entities declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if any of the PRC Operating Entities undergo an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of their assets, thereby hindering our ability to operate our business, which could materially or adversely affect our business, financial condition and results of operations.

Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which took effect on January 1, 2020. On December 26, 2019, the PRC State Council approved the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020. It has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the “negative list”, which is most recently jointly promulgated by the National Development and Reform Commission and the Ministry of Commerce and took effective on July 23, 2020. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If any of our business of is “restricted” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law and we may be required to restructure our business operations, any of which may have a material adverse effect on our business operation.

Some of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as SPVs. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

Currently, some of our shareholders have completed Circular 37 Registration and are in compliance. Some of our beneficial owners, who are PRC residents, have not completed the Circular 37 Registration. All our significant shareholders, directors and officers have completed Circular 37 Registration. We have asked our shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply, with the relevant requirements. We cannot, however, provide any assurances that all of our and future shareholders who are Chinese residents will comply with our request to make or obtain any applicable registration or comply with other requirements required by Circular 37 or other related rules. The Chinese resident shareholders’ failure to comply with Circular 37 registration may result in restrictions being imposed on part of foreign exchange activities of the offshore special purpose vehicles, including restrictions on its ability to receive registered capital as well as additional capital from Chinese resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the Chinese resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the Chinese resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines less than RMB50,000. We cannot assure you that each of our Chinese resident shareholders will in the future complete the registration process as required by Circular 37.

Risks Related to Doing Business in China

Changes, application and interpretation with respect to the applicable legal laws/regulations, and economic policies for our PRC subsidiaries, could result in a material change in our operations and/or the value of the securities we are registering for sale.

The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, The China regulatory authority has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, as these laws and regulations are relatively new, and due to the limited volume of published cases and their non-binding nature as China is not a common law country, interpretation and application these laws and regulations are subject to change. These laws and regulations may be subject to future changes, which could result in a material change in our operations and/or the value of our ordinary shares.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which have not been promptly and significantly publicized. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation.

The China regulatory authority will oversee our operations, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

U-BX is a holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its PRC subsidiaries, in particular, U-BX Beijing and its subsidiaries, Jiangsu Jingmo, Jiangsu YJYC and RDYJ. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries. Our operations are all located in China, and all of our clients are PRC persons. The China regulatory authority may exercise oversight, and the regulations to which we are subject may change. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in China may be subject to change. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in China may require additional costs to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or suspend our development;

•        result in negative publicity on our reputation or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our operations could be materially and adversely affected as well as the value of our ordinary shares.

The reinforcement by China regulatory authority on supervision or law enforcement on offerings that are conducted overseas and/or foreign investment in China-based issuers, which could limit or hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline.

Recent statements by The China regulatory authority have indicated an intent to exert more exert oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On December 28, 2021, the CAC, the National Development and Reform Commission, and several other administrations jointly adopted and published the new Measures for Cybersecurity Review (“New Measures”), which came into effect on February 15, 2022. According to the New Measures, an operator of critical information infrastructure who purchase network products or services that affects or may affect national security or a network platform operator who possesses the personal information of more than 1 million users and intends to list in a foreign country shall declare to the Office of Cybersecurity Review for cybersecurity review. Our clients are businesses and our operation does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As a result, the likelihood of us being subject to the review is remote.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which have become effective on March 31, 2023. According to the Trial Measures, our offering will be identified as an indirect overseas issuance and listing by CSRC, we shall fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. We may not be able to complete the filing because the filing materials are incomplete or do not meet the requirements of the CSRC.

As of the date of this prospectus, except for the filing required by the CSRC, our registered public offering in the U.S. is not subject to the review nor prior approval of the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change in the future. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations may restrict or otherwise impact our ability or way to conduct business and may require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities.

In the event that (i) The China regulatory authority expands the categories of industries and companies whose foreign securities offerings are subject to review by the CAC that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by The China regulatory authority could affect our operations, limit our ability to offer our ordinary shares to investors and cause the value of such ordinary shares to significantly decline.

Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit the company’s shares from being traded on a national securities exchange and in over the counter markets in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA.

On June 22, 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of non-inspection years from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

The SEC adopted rules to implement the HFCAA and, pursuant to the HFCAA, the PCAOB issued its report on December 16, 2021, notifying SEC of its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in China or in Hong Kong, respectively. The rules apply to foreign issuers whose registered public accounting firm is located in a foreign jurisdiction that does not permit the PCAOB to inspect or investigate (“Commission-Identified Issuers”). The rules further provide notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. Our auditor, Wei, Wei & Co., LLP, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. The recent developments therefore would add uncertainties to our offering, and we cannot assure you whether U.S. regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should China regulatory authorities fail to agree to the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign

Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our ordinary shares may be prohibited from trading or delisted.

Uncertainties of the ability of auditors to comply with the requirements of the HFCAA, as well as further rulemakings by U.S, regulators with respect to their work in China, could cause the market price of our ordinary shares to fall. If the PCAOB determines that it cannot inspect the audits of our PRC operating subsidiaries, the trading of our securities may be prohibited under the HFCAA and, as a result, the Nasdaq may delist our securities. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

In light of recent events indicating further development by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering.

Our operations are located in China and our clients are PRC persons. As such we are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws apply not only to third-party transactions, but also other parties with which we have commercial relations. These laws continue to develop, and the China regulatory authority may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in the PRC, including the CAC, the Ministry of Public Security, and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016, and the Cybersecurity Review Measures, which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by an operator of critical information infrastructure in the course of its operations in China must be stored in China, and if an operator of critical information infrastructure purchases internet products and services that affect or may affect national security, it will be subject to cybersecurity review by the CAC. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. If any of our data processing activities conducted after the Data Security Law became effective were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions.

We believe, based on the opinion of our PRC counsel, Jiangsu Junjin Law Firm, that as of the date of this prospectus, according to the New Measures, if an operator of critical information infrastructure who purchase network products or services that affects or may affect national security or a network platform operator who possesses the personal information of more than one million users and intends to list in a foreign country shall declare to the Office of Cybersecurity Review for cybersecurity review. The New Measures further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. As of the date of this prospectus, the Company and its PRC Subsidiaries have possessed substantially less than one million users of personal information in their business operations and neither the Company nor its PRC Subsidiaries is recognized as an “operator of critical information infrastructure” by any authentic authority. Therefore, we do not believe that our PRC subsidiaries are deemed to be an “operator of critical information infrastructure” or “network platform operator” controlling personal information of no less than one million users. We are required to collect and retain some basic information furnished by our customers, suppliers and employees in accordance with prevailing business practices, but we do not handle a large amount of personal and confidential data in the ordinary course of business. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. Our PRC subsidiaries have received all necessary permissions required to obtain from PRC authorities to operate its current business in China, including Business Licenses.

However, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how the New Measures will be interpreted or implemented. There remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to current and future applicable laws, overseas securities offerings and other capital markets activities. PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the New Measures. They may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties. If the CAC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals, which could limit our ability to offer or continue to offer securities to our investors.

You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws.

U-BX is incorporated under the laws of the Cayman Islands, but all of our operations and assets are held by our operating subsidiaries in China. In addition, all of our assets is located in China and all of our senior executive officers and directors reside within China for a significant portion of the time. As a result, it may be difficult or impossible for investors to effect service of process on us inside China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. Moreover, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiaries.

The ordinary shares offered in this prospectus are those of U-BX. U-BX is a holding company incorporated under the laws of the Cayman Islands with limited liability. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its PRC subsidiaries, in particular, U-BX Beijing and its subsidiaries, Jiangsu Jingmo, Jiangsu YJYC, and RDYJ. Hence, our revenue and profit are substantially contributed by our PRC subsidiaries. We have never declared or paid any cash dividends on our ordinary shares and we do not intend to pay dividends in the near future. See “Dividend Policy”.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our PRC subsidiaries and its distribution of funds to us, primarily in the form of dividends. The ability of our PRC subsidiaries to make distributions to us depends upon, among others, their distributable earnings. Under the PRC laws, payment of dividends is only permitted out of accumulated profits according to PRC accounting standards and regulations, and our PRC subsidiaries are also required to set aside part of its after-tax profits to fund certain reserve funds that are not distributable as cash dividends. Other factors such as cash flow conditions, restrictions on distributions contained in our PRC subsidiaries’ articles of associations, restrictions contained in any debt instruments, withholding tax and other arrangements will also affect the ability of our PRC subsidiaries to make distributions to us. These restrictions could reduce the amount of distributions that we receive from our PRC subsidiaries, which in turn would restrict our ability to pay dividends on the ordinary shares. There is no assurance that we will be able to declare or distribute any dividend in the future.

Furthermore, The China regulatory authority imposes foreign currency administration policies, such policies may prevent cash maintained in the PRC or Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. ‘Since the fourth quarter of 2016, the People’s Bank of China and SAFE, have implemented a series of capital management measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments, and shareholder loan repayments. The China regulatory authority may in the future amend such foreign currency administration policies, which could affect our PRC subsidiaries’ dividends.

The China regulatory authority also imposes oversight on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from its profits of our PRC subsidiaries, if any. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could have a material adverse effect on our ability to conduct our business.

Our results of operation may be materially and adversely affected by a change in China or the global economy.

All of our operations are currently located in China, and all of our revenue was generated in China for the years ended September 30, 2022 and 2021. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by the economic and social conditions in China generally and by the continued economic growth in China as a whole. While the Chinese economy has experienced significant growth over the past decades, growth has been different, both geographically and among various sectors of the economy. The China regulatory authority has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

China is experiencing economy adjustments since 2012 and such slowdown may continue. There exists also uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC, before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. Any prolonged slowdown in the global or the Chinese economy may affect potential customers’ confidence in the financial market as a whole and have a negative impact on our financial condition. Further, recent global economic conditions including inflationary pressures, have not materially affected our operations in the PRC. However, continued pressure from global economic conditions may the PRC markets in the future and in turn, may affect our operations.

The continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. We cannot assure the future changes in the world and PRC economies that could impact the industries in which we operate, which could in turn diminish the demand for our services.

It may be difficult for overseas shareholders and/or regulators to conduct cross-border investigation in China.

Shareholder claims or regulatory investigations that are common in the U.S. are typically difficult to pursue as a matter of law or practicality in China. There are significant legal obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Chinese authorities may establish a regulatory cooperation agreement with the securities regulatory authorities of another jurisdiction to implement cross-border supervision and administration which may be difficult to achieve in the absence of mutual and practical cooperation.

We are required to complete the filing requirement with PRC authorities to list on overseas stock exchanges and may not be able to complete the filing because the filing materials are incomplete or do not meet the requirements of the CSRC.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

Our PRC counsel, Jiangsu Junjin Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, our offering will be identified as an indirect overseas issuance and listing by CSRC, in view of the fact that the Trial Measures have come into effect on March 31, 2023. On April 28, 2023, we submitted the filing materials to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. We may not be able to complete the filing because the filing materials are incomplete or do not meet the requirements of the CSRC.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may influence growth in China.

International trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, contract manufacturers, raw material vendors, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

There have also been concerns about the relationship between the PRC and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic policies and the expected or perceived overall economic growth rate in China.

Uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Fluctuations in currency exchange rates could have a material and adverse effect on the value of your investment.

Our revenue and expenses have been and are expected to continue to be primarily denominated in RMB, and we are exposed to the risks associated with the fluctuation in the currency exchange rate of RMB. Should RMB appreciate against other currencies, the value of the proceeds from this offering and any future financings, which are to be converted from US dollar or other currencies into RMB, would be reduced and might accordingly hinder our business development due to the lessened amount of funds raised. On the other hand, in the event of the devaluation of RMB, the dividend payments of our Company, which are to be paid in US dollars after the conversion of the distributable profit denominated in RMB, would be reduced. Hence, substantial fluctuation in the currency exchange rate of RMB may have a material adverse effect on our business, operations and financial position and the value of your investment in the ordinary shares.

We may be subject to civil complaints and regulatory actions under certain laws and regulations relating to labor, social insurance and housing provident fund.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, the PRC has established a social insurance system and other employee benefits, including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the “Employee Benefits”. An employer is required to pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and to withhold the social insurance and other Employee Benefits that should be assumed by the employees. An employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% or 0.2% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from 1 to 3 times of the amount overdue.

Although we have not received any order or notice from the local authorities nor any claims or complaints from our current and former employees regarding our non-compliance in this regard, we cannot assure you that we will not be subject to any order to rectify non-compliance in the future, nor can we assure you that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against us, or that we will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Law, or the Labor Law was first adopted on July 5, 1994 and later amended on August 27, 2009 and December 29, 2018. The PRC Labor Law has sets forth restrictions and increases the costs involved with dismissing employees and established the minimum wage guarantee system. With the high-speed economic development of PRC, the minimum wage standard is being raised high during recent decade. To the extent that we need to increase our workforce, therefore higher labor cost could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, Chinese regulatory authority has reinforced the labor and social security supervision and law enforcement, which will increase our operating expenses once we violate it.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

There are withholding tax liabilities of our PRC subsidiaries under the PRC Enterprise Income Tax Law, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not enjoy certain treaty benefits.

Our PRC subsidiaries generate substantially all of our profits through their business operations. Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in China company. Our current PRC subsidiaries are wholly-owned by our Hong Kong subsidiary, U-BX HK. Accordingly, U-BX HK may qualify for a 5% tax rate in respect of distributions from its PRC subsidiaries. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (i) the tax payer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiary must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation (“SAT”) promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties in 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining “beneficial owner” status.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, which provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under treaties for dividends received from our PRC subsidiaries.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental management of currency conversion may delay us from remitting the proceeds of this offering into China through loans or additional capital contributions to our PRC subsidiaries, thereby reducing our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China regardless of the amount of the transfer. According to the relevant PRC regulations on foreign investment entities (“FIEs”) in China, capital contributions to our PRC subsidiaries are subject to the filing with the Ministry of Commerce of the People’s Republic of China (“MOFCOM”) or their respective local branches and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or their respective local branches and (ii) our PRC subsidiaries may not procure loans which exceed the difference between their respective total project investment amount and registered capital or twice of their net worth. We may not be able to complete such registrations or obtain necessary approvals on a timely basis with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to complete such registrations, our ability to use the proceeds of this offering, and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

The process for sending the proceeds from this offering back to China may take as long as six months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds” on page 53 of this prospectus, we may make additional capital contributions or loans to WFOE Beijing, WFOE Suzhou and our PRC Operating Entities. Any loans to WFOE Beijing, WFOE Suzhou or the PRC Operating Entities are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with SAFE.

To remit the proceeds of the offering, we must take the following steps:

•        First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company. As of the date of this prospectus, we have already opened a special foreign exchange account for capital account transactions.

•        Second, we will remit the offering proceeds into this special foreign exchange account.

•        Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, (“SAFE Circular 19”), which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the RMB fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Supervision over Foreign Exchange Settlement of Capital Accounts, (“SAFE Circular 16”), effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted RMB will not be provided as loans to its non-affiliated entities. As Circular 16 is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may supervise our ability to use Renminbi converted from the net proceeds of this offering and our concurrent private placement, to invest in or acquire any other PRC companies through our PRC subsidiaries.

Acquisitions of Chinese companies by foreign investors may need a series of procedures, which could make it more rather difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued a circular, known as SAT Circular 82, partially abolished on December 29, 2017, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that, as a Cayman Islands exempted company, U-BX is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ordinary shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our ordinary shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the ordinary shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or may be taxed if our company is a transferor in such transactions, and may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of ordinary shares of our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption.

Although we believe, to date, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Our financial and operating performance may be adversely affected by general economic conditions, natural catastrophic events, epidemics, and public health crises that impact the metaverse industry.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact the metaverse industry. Deterioration in economic conditions could cause decreases in both volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions and disruption and shutdown of businesses. Our buyers may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the coronavirus outbreak; as a result, our revenues may be impacted. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus, but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

Risks Related to Our Business and Industry

Our limited operating history and evolving business model make it difficult to evaluate our business and future prospects and the risks and challenges we may encounter.

We commenced operations in 2018. Our evaluations of the business and prediction about our future performance may not be as accurate as they would be if we had a longer operating history. In the event that actual results differ from our expectation or we adjust our estimates in future periods, the investors’ perceptions of our business and future prospects could change materially, which may adversely affect our ordinary share price.

Our revenues and future growth depend on the development of automotive industry in the PRC, the outlook for which is subject to numerous uncertainties, including China’s policies, laws, and regulations.

We currently focus on serving the auto insurance industry and, as such, trends and developments in the auto industry in the PRC are critical to our clients. The general public’ demand for automobile purchases is directly related to their demand for auto insurance purchases.

We are unable to predict the future development of the industry as it may be affected by a number of complex factors, including the PRC’s overall economic conditions, the urbanization rate of the Chinese population, growth in household disposable income, the cost of new vehicles, trade barriers and tensions and other government protectionist measures, as well as taxes and incentives related to vehicle purchases. Specifically, tariffs or global trade wars could increase the cost of imported vehicles, which could negatively impact the vehicle demand and, in turn, our business. In addition, government policies including restrictions on the licensing of new passenger vehicles in major cities, increasingly stringent emission standards and purchase tax adjustments may have a profound impact on the growth of the auto industry in the PRC.

We have a history of net losses and negative cash flows from operating activities, which may continue in the future.

We have incurred net losses and negative cash flows from operating activities each year since our inception and we may not be able to achieve or maintain profitability or positive cash flow in the future.

We anticipate that our operating costs and expenses will increase in the foreseeable future as we continue to grow our business, acquire new users, invest and innovate in our technology infrastructure and further develop our product and service offering and increase brand recognition. Any of these efforts may incur significant capital investment and recurring costs, have different revenue and cost structures, and take time to achieve profitability. With continuing net loss and negative cash flows from operating activities, we may have to finance ourselves with equity or debt financing, which may not be available at a price or terms favorable to us or at all.

We face intense competition, if we fail to compete effectively, we may lose market share. Our performance, prospects, and results of operations will be materially and negatively impacted.

The market for our services is highly competitive. We face competition in the insurance sector in the PRC. We also face competition from other companies in the insurance technology sector and the traditional insurance industry. Our competition is mainly focused on factors such as improving user coverage, user engagement and brand awareness, and customer attraction and retention.

Some of our competitors or potential competitors have a longer operating history and therefore may have better funding, managerial, technical, marketing resources and other resources than we do. They may use their experience and resources to compete with us in a number of ways, including competing more aggressively for customers and completing more acquisitions. Some of our competitors have entered into or may enter into business partnership agreements with search engines, which may affect our ability to obtain additional consumers from the same sources. Competitors in our industry may be acquired, merged with, or partnered with integrated groups in our industry that are able to invest significant resources in the operations for further investment. We cannot assure you that any such large internet business groups will not focus on insurance technology in the future. If we are unable to compete effectively with our existing and future competitors at reasonable cost, our business, prospects, and results of operations could be materially and negatively affected.

If we are unable to retain and attract customers, or if we lose our existing customer base due to our inability to gain market acceptance for our services, our business and results of operations may be materially and negatively affected.

In order to maintain and strengthen our position as a leading provider of insurance technology services, we must continue to retain and attract customers from WeChat mini programs and website by providing insurers, insurance brokers and insurance intermediaries with convenient and efficient automated processes. We must innovate and introduce services and applications that improve the users’ experience. In addition, we need to maintain and increase our brand awareness among our users. If we are unable to provide high-quality and timely content to insurance brokers, or are unable to provide an excellent user experience or maintain our brand awareness, we may be unable to attract and retain users. If our user base decreases, our website and WeChat mini programs may lose its appeal to our customers, including insurance agencies and insurance intermediaries, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, we may not be able to properly identify trends or introduce new services to the market as quickly, efficiently or competitively priced as our competitors. Existing customers may not become the target audience for new business, which will reduce our comparative advantage against our competitors. If the number of our customers decreases, we may not be able to generate sufficient revenue to cover our increased costs and expenses. As a result, our business and results of operations may be materially and negatively affected.

Any harm to our brand or reputation may materially and adversely affect our business.

The brand recognition and reputation of our “U-BX” brand and the successful maintenance and enhancement of our brand and reputation have contributed and will continue to contribute significantly to our success and growth.

Any negative perception and publicity, whether or not justified, such as complaints and accidents in relation to user experience or quality of services, including inappropriate behavior of sales personnel, could tarnish our reputation and reduce the value of our brand. Further, our competitors may fabricate complaints or negative publicity about us for the purpose of vicious competition. With the increased use of social network, adverse publicity can be disseminated quickly and broadly, making it increasingly difficult for us to respond and mitigate effectively.

We are also subject to negative publicity regarding the insurance carriers on our platform, whose activities are out of our control. Negative public perception on the insurance products by insurance carriers on our platform or that insurance carriers on our platform do not provide satisfactory customer services, even if factually incorrect or based on isolated incidents, could undermine the trust and credibility we have established and have a negative impact on our ability to attract new users or retain our current users.

If our online promotions are not effective, our ability to increase revenue and profitability could be materially and adversely affected.

With the increasing availability of the internet in the PRC, the internet has become an increasingly important marketing and advertising channel for the insurance industry. As a result, online marketing and promotion has become a major part of our effort to promote insurance products for our clients, and if the results achieved through online promotion do not meet our clients’ expectations, our clients may reduce their spending and efforts on our online promotions and devote more of their marketing budgets to other more visible marketing companies or traditional media companies. Our ability to increase revenue and profitability through online marketing may be adversely affected by a number of factors, many of which are beyond our control, including:

•        Difficulties in tapping into large user groups whose demographic characteristics are fitted to our clients’ products

•        Increased competition and potential downward pressure on online advertising prices.

•        Difficulties in retaining and acquiring customers.

•        Failure to develop independent and reliable ways to validate online traffic

•        Declining use of the internet or online marketing in China.

If the internet is not widely accepted as an effective media or marketing platform for the insurance industry in the PRC, our business, financial condition and results of operations could be materially and adversely affected.

Regulatory actions, legal proceedings and customer complaints against us could harm our reputation and have a material adverse effect on our business, results of operations, financial condition and prospects.

Along with growth and expansion of our business, we may be involved in litigation, regulatory proceedings and other disputes arising outside the ordinary course of our business. Such litigation and disputes may result in claims for actual damages, freezing of our assets, diversion of our management’s attention and reputational damage to us and our management, as well as legal proceedings against our directors, officers or employees, and the probability and amount of liability, if any, may remain unknown for long periods of time. Given the uncertainty, complexity and scope of many of these litigation matters, their outcome generally cannot be predicted with any reasonable degree of certainty. Therefore, our reserves for such matters may be inadequate. Moreover, even if we eventually prevail in these matters, we could incur significant legal fees or suffer significant reputational harm.

Our current risk management system may not be able to exhaustively identify or mitigate all risks to which we are exposed.

We have established risk management, quality control and internal control systems, consisting of policies and procedures that we believe are appropriate for our business. However, the implementation of such policies and procedures may involve human error and mistakes. Moreover, we may be exposed to fraud or other misconduct committed by our employees, customer service personnel or other third parties, including but not limited to our users and business partners, or other events that are out of our control.

We may face disruption to our technology systems and resulting interruptions in the availability of our services.

The satisfactory performance, reliability and availability of our technology systems are critical to our success. We rely on our scalable technology infrastructure and corresponding websites, WeChat mini programs and official accounts connecting our network with those of our various platform users. However, our technology systems or infrastructure may not function properly at all times. We may be unable to monitor and ensure high-quality maintenance and upgrade of our technology systems and infrastructure, and users may experience service outages and delays in accessing and using our platforms as we seek to source additional capacity.

Our technology systems may also experience telecommunications failures, computer viruses, failures during the process of upgrading or replacing software, databases or components, power outages, hardware failures, user errors, or other attempts to harm our technology systems, which may result in the unavailability or slowdown of our platform or certain functions, delays or errors in transaction processing, loss of data, inability to accept and fulfill user request, reduced fund raised or size of mutual plans and the attractiveness of our platform. Further, hackers, acting individually or in coordinated groups, may also launch distributed denial of service attacks or other coordinated attacks that may cause service outages or other interruptions in our business.

We may fail to protect our intellectual properties.

We regard our software registrations, trademarks, domain names and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. See “Business — Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

It is often difficult to maintain and enforce intellectual property rights. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. In particular, some of our trademark applications for certain categories have been rejected, and we have applied for administrative reviews on such rejections. However, there can be no assurance that we will obtain such trademarks and any other trademarks that are crucial to our business in the future. Thus, we may be unable to prevent others from using such trademarks or suing us for infringement, or even unable to continue to use such trademarks in our business.

Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can also provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors.

We may be subject to intellectual property infringement claims.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. As of the date of this prospectus, we are still in the process of applying for two trademarks, which may be considered to resemble the trademarks held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

We may fail to make necessary or desirable strategic alliance, acquisition or investment, and we may not be able to achieve the benefits we expect from the alliances, acquisition or investments we make.

We may pursue selected strategic alliances and potential strategic acquisitions that are supplemental to our business and operations, including opportunities that can help us further expand our product and service offerings and improve our technology system. However, strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance or default by counterparties, and increased expenses in establishing these new alliances, any of which may materially and adversely affect our business. In addition, we may have limited ability to control or monitor the actions of our strategic partners. To the extent a strategic partner suffers any negative publicity as a result of its business operations, our reputation may be negatively affected by virtue of our association with such party.

The costs of identifying and consummating strategic acquisitions may be significant and subsequent integrations of newly acquired companies, businesses, assets and technologies would require significant managerial and financial resources and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our growth and business operations. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to potential unknown liabilities of the acquired business. The acquired businesses or assets may not generate the financial results we expect and may incur losses. The cost and duration of integrating newly acquired businesses could also materially exceed our expectations. If our portfolio do not perform as we expect, our results of operation and profitability may be adversely affected.

Our success depends on the continuing efforts of our senior management and key employees.

Our future success is significantly dependent upon the continued service of our senior management and other key employees. If we lose their service, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new staff, which could severely disrupt our business and growth. Our founder and chief executive officer, Mr. Jian Chen, and other management members are critical to our vision, strategic direction, culture and overall business success. If there is any internal organizational structure change or change in responsibilities for our management or key personnel, or if one or more of our senior management members were unable or unwilling to continue in their present positions, the operation of our business and our business prospects may be adversely affected. Our employees, including members of our management, may choose to pursue other opportunities. If we are unable to motivate or retain key employees, our business may be severely disrupted and our prospects could suffer. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that our management members would not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may not be able to enforce them at all.

If we are unable to recruit, train and retain talents, our business may be materially and adversely affected.

We believe our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for personnel with expertise in insurance, sales and marketing, technology and risk management is extremely intense in China. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we invest significant time and resources in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training new employees, and our ability to serve users and business partners could diminish, resulting in a material adverse effect to our business.

We may not be able to raise additional capital when desired, on favorable terms or at all.

We need to make continued investments in facilities, hardware, software, technological systems and to retain talents to remain competitive. Due to the unpredictable nature of the capital markets and our industry, there can be no assurance that we will be able to raise additional capital on terms favorable to us, or at all, if and when required, especially if we experience disappointing operating results. If adequate capital is not available to us as required, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our infrastructure or respond to competitive pressures could be significantly limited. If we do raise additional funds through the issuance of equity or convertible debt securities, the ownership interests of our shareholders could be significantly diluted. These newly issued securities may have rights, preferences or privileges on par with or senior to those of existing shareholders.

If we fail to implement and maintain an effective system of internal controls to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. In connection with the audits of our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness that has been identified relates to our lack of sufficient skilled staff with appropriate knowledge of U.S. GAAP for the purpose of financial reporting and our lack of formal accounting policies and procedures manual to ensure proper financial reporting to comply with U.S. GAAP and SEC requirements. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other deficiencies in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional deficiencies may have been identified.

Following the identification of the material weakness and other deficiencies, we have taken measures and plan to continue to take measures to remediate these control deficiencies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control Over Financial Reporting.” However, the implementation of these measures may not fully address the material weakness and other deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to correct the material weakness and other deficiencies or our failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

We will be subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) as well as rules and regulations of Nasdaq Stock Exchange after the completion of this offering. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We are required by Section 404 of the Sarbanes-Oxley Act to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F beginning with our annual report in our second annual report after becoming a public company. Prior to this offering, we were never required to test our internal controls within a specified period, and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to produce timely and accurate financial statements and may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If that were to happen, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which could lead to a decline in the market price of our ordinary shares and we could be subject to sanctions or investigations by SEC or other regulatory authorities. We may also be required to restate our financial statements for prior periods.

Our business has been and may continue to be adversely affected by the outbreak of COVID-19.

The current COVID-19 pandemic has already adversely affected our business. We, insurance carriers and user acquisition channels and other business partners have been gradually recovering from the delay in commencement of operations in China since the beginning of March 2020. Even though our business is currently operational, our operating efficiency and capacity may still be adversely affected by the COVID-19 pandemic mainly due to the necessity to comply with disease control protocols in business facilities and hospitals. The global spread of COVID-19 pandemic in major countries of the world may also result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments of the COVID-19 pandemic, which are highly uncertain and difficult to predict. There may be potential impacts on our results of operations if the pandemic and the resulting disruption were to extend over a prolonged period.

In addition, if the global spread of COVID-19 and deterioration cannot be contained, risks set forth in this prospectus may be exacerbated or accelerated at a heightened level.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

In addition to the impact of COVID-19, our business could be materially and adversely affected by natural disasters, health epidemics or other public safety concerns affecting China. Natural disasters may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate our platform and provide services and solutions. In recent years, there have been outbreaks of epidemics in China and globally, such as H1N1 flu, avian flu or another epidemic. Our business operations could be disrupted by any of these epidemics. In addition, our results of operations could be adversely affected to the extent that any health epidemic harms the Chinese economy in general. A prolonged outbreak of any of these illnesses or other adverse public health developments in China or elsewhere in the world could have a material adverse effect on our business operations. Such outbreaks could significantly impact the insurance industry, which could severely disrupt our operations and adversely affect our business, financial condition and results of operations. Our headquarters are located in Beijing, where most of our management and employees currently reside. Consequently, if any natural disasters, health epidemics or other public safety concerns were to affect Beijing, our operation may experience material disruptions, which may materially and adversely affect our business, financial condition and results of operations.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

COVID-19 had a severe and negative impact on the Chinese and the global economy in the first quarter of 2020. Whether this will lead to a prolonged downturn in the economy is still unknown. China’s National Bureau of Statistics reported a negative GDP growth of 6.8% for the first quarter of 2020 and a positive growth of 8.1% for the year of 2021. Even before the outbreak of COVID-19, the global macroeconomic environment was facing numerous challenges. The growth rate of the Chinese economy had already been slowing since 2010. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China, even before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

A small number of customers account for a large portion of our revenues. If we are unable to maintain the relationship with these major clients or engage with more clients, our business may be materially and adversely affected.

As of June 30, 2021, our largest five clients, account for 27.4% of our total revenue. If any of these five customers choose to terminate their cooperation relationship with us, we will lose a substantial part of our revenue and will have to seek a different partner to make up for the loss. Therefore, it could be materially temporary or permanently impact our business if for any reason we had to end the business relationship with any one of our current clients. We are planning to develop our client base in the coming years and engage with new companies similar to our existing customers to develop our business.

We rely on a limited number of suppliers. If we are unable to maintain the relationship with these suppliers or engage more suppliers, our business may be materially and adversely affected.

We rely on a limited number of suppliers. Reliance on these suppliers presents significant risks to us, including but not limited to potential failure to obtain traffic for the digital promotion services and failure by us to find alternative suppliers. For the year ended June 30, 2022, three suppliers accounted for 20.7%, 17.8% and 11.8% of the Company’s total purchases. No suppliers individually represent greater than 10.0% of total accounts payable of the Company as of June 30, 2022. For the year ended June 30, 2021, four suppliers accounted for 35.4%, 21.7%, 14.6% and 14.0% of the Company’s total purchases. As of June 30, 2021, three suppliers accounted for 51.2%, 27.9% and 19.4% of the total balance of accounts payable.

The ability and willingness of our suppliers to continue cooperating with us is largely beyond our control. If one or more of these suppliers fail to perform its obligations in a timely manner or at satisfactory quality levels, we could face difficulties in fulfilling our customers’ needs, and we may be unable to timely find alternatives at a reasonable price. As a result, our total revenue could decline and our business, financial condition and results of operations would be adversely affected.

Risks Related to Our Ordinary Shares and this Offering

There has been no public market for our shares or ordinary shares prior to this offering, and you may not be able to resell our ordinary shares at or above the price you paid, or at all.

Prior to this initial public offering, there has been no public market for our shares or ordinary shares. We will apply to list our ordinary shares on the Nasdaq Stock Exchange. If an active trading market for our ordinary shares does not develop after this offering, the market price and liquidity of our ordinary shares will be materially and adversely affected.

Negotiations with the Underwriter will determine the initial public offering price for our ordinary shares which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for our ordinary shares will develop or that the market price of our ordinary shares will not decline below the initial public offering price.

The trading price of the ordinary shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with relatively small public float after this offering, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our ordinary shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the ordinary shares may be highly volatile for factors specific to our own operations, including the following:

•        variations in our revenues, earnings, cash flow;

•        fluctuations in operating metrics;

•        announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•        announcements of new solutions and services and expansions by us or our competitors;

•        termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

•        changes in financial estimates by securities analysts;

•        detrimental negative publicity about us, our competitors or our industry;

•        additions or departures of key personnel;

•        release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•        regulatory developments affecting us or our industry; and

•        potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the ordinary shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our ordinary shares. Volatility or a lack of positive performance in our ordinary share price may also adversely affect our ability to retain key employees, most of whom have been granted share incentives.

In addition, if the trading volumes of our ordinary shares are low, persons buying or selling in relatively small quantities may easily influence prices of our ordinary shares. This low volume of trades could also cause the price of our ordinary shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our ordinary shares exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our ordinary shares. As a result of this volatility, investors may experience losses on their investment in our ordinary shares. A decline in the market price of our ordinary shares also could adversely affect our ability to issue additional ordinary shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our ordinary shares will develop or be sustained. If an active market does not develop, holders of our ordinary shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

In addition to the risks addressed above in “— The trading price of the ordinary shares is likely to be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our ordinary shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our ordinary shares and understand the value thereof.

If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the ordinary shares, the market price for the ordinary shares and trading volume could decline.

The trading market for the ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade the ordinary shares, the market price for the ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ordinary shares to decline.

We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase ordinary shares in this offering, you will pay more for your ordinary shares than the amount paid by our existing shareholders for their ordinary shares on a per ordinary share basis. As a result, you will experience immediate and substantial dilution, representing the difference between the initial public offering price of per ordinary share, and our adjusted net tangible book value per ordinary share, after giving effect to our sale of the ordinary shares offered in this offering. In addition, you may experience further dilution to the extent that our ordinary shares are issued upon the exercise or vesting, as the case may be, of our share incentive awards. See “Dilution” for a more complete description of how the value of your investment in the ordinary shares will be diluted upon completion of this offering.

Substantial future sales or perceived potential sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

Sales of our ordinary shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline. All ordinary shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act. The remaining ordinary shares issued and outstanding after this offering will be available for sale, upon the expiration of the lock-up period in connection with this offering, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the Underwriter of this offering. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of our ordinary shares could decline.

After completion of this offering, certain holders of our ordinary shares may cause us to register under the Securities Act the sale of their shares, subject to the lock-up period in connection with this offering. Registration of these shares under the Securities Act would result in ordinary shares representing these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ordinary shares in the public market could cause the price of our ordinary shares to decline.

Our amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and the ordinary shares.

Our amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital or otherwise and in such classes and series, if any, as the directors may determine, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the ordinary shares may fall and the voting and other rights of the holders of our ordinary shares and the ordinary shares may be materially and adversely affected.

You may experience dilution of your holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ordinary shares may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as amended) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. All of our current operations are conducted in China. In addition, substantially all of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil liabilities.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a Company with less than US$1.07 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

•        certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the ordinary shares.

A non-U.S. corporation, such as our Company, will be considered a passive foreign investment company, or “PFIC,” for any taxable year if either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income.

After the restructure that was completed in March 2022, U-BX Beijing is now an indirect subsidiary of the Company. Based upon our current and projected income and assets, including the expected proceeds from this offering, and projections as to the value of our assets (which are based on the expected market price of the ordinary shares immediately following this offering), we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of the ordinary shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the ordinary shares from time to time (which may be volatile). If our market capitalization subsequently declines, we may be or become a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we were treated as a PFIC for any taxable year during which a U.S. investor held an ordinary share or an ordinary share, certain adverse U.S. federal income tax consequences could apply to the U.S. investor. See “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission, or the SEC, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly.

As a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the number of additional costs we may incur or the timing of such costs.

In addition, as an emerging growth company, we will still incur expenses in relation to management’s assessment of internal control over financial reporting according to the requirements of Section 404(a) of the Sarbanes-Oxley Act of 2002. After we are no longer an “emerging growth company,” we expect to incur additional significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of ordinary share in this offering will be approximately $21,887,936, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, based on the assumed initial public offering price of $5.00 per ordinary share.

We intend to use the net proceeds of this offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	Estimated Amount of Net Proceeds	Percentage
Research and Development	$13,000,000	59.4%
Advertising and Marketing	6,500,000	29.7%
General Working Capital	2,387,936	10.9%
Total	$21,887,936	100.0%

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

DIVIDEND POLICY

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business after the Company’s initial public offering. Therefore, we do not expect to pay cash dividends again in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiary. Current PRC regulations permit our WFOE to pay dividends to U-BX HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC operating entities is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after- tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Our operating entities in China are required to set aside statutory reserves and have done so.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to U-BX HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC authorities also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our operating entities and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC operating entities are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. U-BX HK may be considered a non-resident enterprise for tax purposes, so that any dividends the WFOEs pay to U-BX HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation — People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on dividends from our subsidiaries. Dividend payments from our PRC Operating Entities to the WFOEs are subject to PRC taxes, including VAT, urban maintenance and construction tax, educational surcharges. In addition, if our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

•        on an actual basis;

•        on a pro forma as further adjusted basis to give effect to the sale of 5,000,000 ordinary shares in this offering at the assumed initial public offering price of $5.00 per ordinary share after deducting the underwriting discounts and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2022
	Actual US$(1)	Pro Forma(2) US$
Shareholders’ Equity
Ordinary shares, $0.0001 par value: 500,000,000 shares authorized; 24,000,000 shares issued and outstanding and 29,000,000 shares on a pro forma basis	2,400	2,900
Additional paid-in capital	1,041,855	22,929,291
Statutory reserves	228,173	228,173
Deficit	(25,649)	(25,649)
Accumulated other comprehensive loss	(168,587)	(168,587)

Total shareholders’ equity	1,078,192	22,966,128
Total capitalization	1,078,192	22,966,128

____________

(1)     Reflects (i) the issuance of 7.500,000 ordinary shares to 14 existing shareholders completed on January 24, 2022 for initial capitalization structure purposes and (ii) the issuance of 1,500,000 ordinary shares to 16 existing shareholders completed on May 5, 2022 for capitalization structure purposes.

(2)      Reflects the sale of 5,000,000 ordinary shares in this offering at an assumed initial public offering price of $5.00 per share, and after deducting the estimated underwriting discounts, accountable and non-accountable expenses and estimated offering expenses payable by us. The pro forma as further adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us and advisory fees. We estimate that such net proceeds will be approximately $21,888,000.

DILUTION

If you invest in the ordinary shares, your interest will be diluted to the extent of the difference between the public offering price per ordinary share and our net tangible book value per ordinary share after this offering. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

As of December 31, 2022, our net tangible book value was $575,986, or $0.02 per ordinary share. Our net tangible book value per share represents total tangible assets less total liabilities, all divided by the number of ordinary shares outstanding on December 31, 2022.

After giving effect to the sale of ordinary shares in this offering at the assumed initial public offering price of $5.00 per ordinary share and after deducting the underwriting discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2022 would be $22,463,922, or $0.77 per ordinary share. This represents an immediate increase in pro forma net tangible book value to existing investors and immediate dilution of $0.75 per ordinary share to new investors. The following table illustrates this dilution to new investors purchasing ordinary share in this offering:

The following table illustrates the dilution on a per ordinary share basis at the assumed public offering price per ordinary share of US$5.00:

Offering
Assumed initial public offering price per ordinary share	$5.00
Net tangible book value per ordinary share as of December 31, 2022 (unaudited)	$0.02
Increase in pro forma net tangible book value per ordinary share attributable to new investors purchasing ordinary shares in this offering	$0.75
Pro forma net tangible book value per ordinary share after this offering	$0.77
Dilution per ordinary share to new investors in this offering	$4.23

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per ordinary share would increase (decrease) our pro forma net tangible book value as of December 31, 2022 after this offering by approximately $0.16 per ordinary share, and would increase (decrease) dilution to new investors by $0.84 per ordinary share, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and estimated offering expenses payable by us.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2022, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per ordinary share before deducting the estimated commissions to the Underwriter and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
	($ in thousands)
Existing shareholders	24,000,000	82.8%	$1,044	4.0%	$0.04
New investors	5,000,000	17.2%	$25,000	96.0%	$5.00
Total	29,000,000	100%	$26,044	100%	$0.90

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at the pricing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions;

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States;

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 E 42nd St 18th Fl, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Mourant Ozannes (Cayman) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Mourant Ozannes (Cayman) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Jiangsu Junjin Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Jiangsu Junjin Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provides for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if it decides that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether, and on what basis, a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

CORPORATE HISTORY AND STRUCTURE

U-BX is a holding company with no operations of its own. We conduct our operations in China primarily through the PRC Operating Entities. The ordinary shares offered in this prospectus are those of U-BX.

The following figure shows our corporate structure as of the date of this prospectus, including our main subsidiaries and consolidated affiliated entities:

U-BX was incorporated on June 30, 2021 in the Cayman Islands. It is a holding company and is not actively engaged in any business as of the date of this prospectus. Under its amended and restated memorandum of association, U-BX is authorized to issue 500,000,000 ordinary shares of a single class, par value $0.0001 per ordinary share. There are currently 24,000,000 issued and outstanding ordinary shares, of which 36.58% and 9.21% are held by Superego Pulse Limited and Columbus Information Consulting L.P., respectively. U-BX’s registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands.

U-BX HK was incorporated on July 14, 2021 under the laws of Hong Kong. U-BX HK is a Hong Kong limited company and a wholly-owned subsidiary of U-BX. U-BX HK is a holding company and does not have any operations.

Lianghua Technology was incorporated on July 23, 2021 under the laws of the People’s Republic of China. Lianghua Technology is a wholly-foreign owned enterprise, a limited liability company, and a wholly-owned subsidiary of U-BX HK. Lianghua Technology is a holding company and does not have any operations.

Lianghua Technology Suzhou was incorporated on November 28, 2022 under the laws of the People’s Republic of China. Lianghua Technology Suzhou is a wholly-foreign owned enterprise, a limited liability company, and a wholly-owned subsidiary of U-BX HK. Lianghua Technology Suzhou is a holding company and does not have any operations.

U-BX Beijing was incorporated on March 27, 2018 under the laws of the People’s Republic of China. U-BX Beijing is a limited liability company. In August 2021, Lianghua Technology entered into a series of contractual agreements, including the Equity Pledge Agreement, Exclusive Call Option Agreement, Shareholders’ Voting Rights Proxy Agreement, Business Cooperation Agreement and Consultation and Services Agreement by and among Lianghua Technology, U-BX Beijing and the shareholders of U-BX Beijing. (the “VIE Agreements”) with U-BX Beijing and all the shareholders of U-BX Beijing that established the VIE structure. On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX Beijing, U-BX Beijing issued 2.99% equity interest in U-BX Beijing to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements dated August 16, 2021 with certain shareholders of U-BX Beijing and entered into equity transfer agreements with all the shareholders of U-BX Beijing to purchase all the equity interest in U-BX Beijing. On March 3, 2022, Lianghua Technology entered into a termination agreement with U-BX Beijing that terminated the Business Cooperation Agreement and Consultation and Services Agreement, Lianghua Technology also entered into termination agreements with each shareholder of U-BX Beijing to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructure was completed on March 3, 2022. As a result, U-BX Beijing became a wholly owned subsidiary of Lianghua Technology and the VIE structure was dissolved.

Jiangsu Jingmo was incorporated on July 9, 2020 under the laws of the People’s Republic of China. Jiangsu Jingmo is a limited liability company and a wholly-owned subsidiary of U-BX Beijing.

Jiangsu YJYC was incorporated on June 29, 2020 under the laws of the People’s Republic of China. Jiangsu YJYC is a limited liability company and a wholly-owned subsidiary of U-BX Beijing.

RDYJ was incorporated on July 27, 2018 under the laws of the People’s Republic of China. RDYJ is a limited liability company and a wholly-owned subsidiary of U-BX Beijing.

Jiangsu Youchehubao Technology Co., Ltd. (“Jiangsu YCHB”) was incorporated on August 21, 2020 under the laws of the People’s Republic of China and was dissolved on March 1, 2022. Jiangsu YCHB was a limited liability company and a wholly-owned subsidiary of U-BX Beijing. Jiangsu YCHB has never had any assets or operation.

U-BX Suzhou was incorporated on December 2, 2022 under the laws of the People’s Republic of China. U-BX Suzhou is a limited liability company, and a wholly owned subsidiary of Lianghua Technology Suzhou.

The Restructure

Prior to the restructure completed in March 2022, Lianghua Technology entered into a series of VIE Agreements with U-BX Beijing and the shareholders of U-BX Beijing, which established the VIE structure. The VIE structure was used to provide investors with exposure to foreign investment in China-base companies where Chinese law prohibits direct foreign investments in certain industries.

As a result of the VIE Agreements, Lianghua Technology was regarded as the primary beneficiary of U-BX Beijing, and we treated U-BX Beijing and its subsidiaries as the variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of U-BX Beijing and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

In February 2022, the board of directors of the Company decided to dissolve the VIE structure. On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX Beijing, U-BX Beijing issued 2.99% equity interest in U-BX Beijing to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements with certain shareholders of U-BX Beijing and entered into equity transfer agreements with all the shareholders of U-BX Beijing to purchase all the equity interest in U-BX Beijing. On March 3, 2022, Lianghua Technology entered into a termination agreement with U-BX Beijing that terminated the Business Cooperation Agreement and Consultation and Services Agreement, Lianghua Technology also entered into each shareholder of U-BX Beijing to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructure was completed on March 3, 2022. As a result, U-BX Beijing became a wholly owned subsidiary of Lianghua Technology and the VIE structure is dissolved. The VIE Agreements were terminated.

Holding Company Structure

U-BX is a holding company with no material operations of its own. We currently conduct our operations primarily through the PRC Operating Entities. Investors will not and may never directly hold equity interests in the PRC Operating Entities.

As a result of our corporate structure, U-BX may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary to pay dividends to its shareholders. If U-BX’s subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash to and from our subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary.

U-BX is permitted under the laws of the Cayman Islands to provide funding to U-BX HK through loans or capital contributions without restrictions on the amount of the funds. U-BX HK is permitted under the respective laws of Hong Kong to provide funding to the WFOEs through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Hong Kong to the Cayman Islands.

To transfer cash from U-BX HK to the WFOEs, U-BX HK can increase its registered capital in the WFOEs, which requires a filing with the local commerce department, or through a shareholder loan, which requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

To make loans to U-BX HK, the WFOEs or the PRC Operating Entities, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When WFOE Beijing and U-BX Beijing jointly apply for, or when WFOR Suzhou and U-BX Suzhou jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times of the net assets in the consolidated financial statement, and U-BX Beijing or U-BX Suzhou shall make a commitment to refrain from borrowing foreign debt in their own respective names.

U-BX may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary to pay dividends to its shareholders. If U-BX’s subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to U-BX.

As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, a WFOE is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to U-BX HK as a dividend. We note the following:

1.      PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations;

2.      a WFOE is required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital. Dividends paid by the WFOE to HK are subject to the 10% withholding tax;

3.      Such reserves may not be distributed as cash dividends;

4.      a WFOE may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.      The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

As of the date of this prospectus, U-BX and its subsidiaries have not distributed any earnings or settled any amounts owed under the previous VIE Agreements, nor does U-BX and its subsidiaries have any plan to distribute earnings or settle amounts in the foreseeable future As of the date of this prospectus, there have been three occurrences of cash transfers between the holding company and its subsidiaries. On August 3, 2021, the holding company transferred $40 to U-BX HK; on August 5, 2021, the holding company transferred $1,000 to U-BX HK; on August 6, 2021, U-BX HK transferred $500 to WFOE Beijing. All three cash transfers were for the purpose of testing if the recipients’ bank accounts work normally. There has been no dividends or distributions between the holding company, its subsidiaries or to investors.

As of the date of this prospectus, cash transfers and/or transfers of other assets between our Company and our subsidiaries were as follows:

No.	Transfer From	Transfer To	Amount ($)	Date	Purpose
1	U-BX	U-BX HK	40	August 3, 2021	Transfer to test if the recipient’s bank account works normally
2	U-BX	U-BX HK	1,000	August 5, 2021	Transfer to test if the recipient’s bank account works normally
3	U-BX HK	WFOE Beijing	500	August 6, 2021	Transfer to test if the recipient’s bank account works normally

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

Overview

U-BX Technology Ltd. was incorporated on June 30, 2021 in the Cayman Islands. We conduct all of our business through U-BX Beijing, U-BX Suzhou, Jiangsu Jingmo, Jiangsu YJYC and RDYJ. Since U-BX Beijing’s establishment in 2018, we focus on providing value-added services using artificial intelligence-driven technology to businesses within the insurance industry, including insurance carriers and brokers.

Our business primarily consists of providing the following three services/products: i) digital promotion services, ii) risk assessment services, and iii) value-added bundled benefits. We help our institutional clients obtain visibility on various social media platforms and generate our revenue based on consumers’ clicks, views or our clients’ promotion time through those channels. We have also developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing our proprietary algorithmic model, we are able to generate individualized risk reports based on the vehicle brand, model, travel area, and vehicle age. In turn, we are able to generate revenue based on the number of assessment reports we provide to the insurance carriers. Lastly, to help major insurance carriers or brokers attract their customers, we sell bundled benefits, including car wash, maintenance plan or parking notification, to these carriers, which then may then pass onto their customers for either low or no cost.

In addition to servicing institutional customers, we provide up-to-date insurance-related information to individual consumers through our mini-application embedded in other social media platforms. The information is provided to educate consumers and insurance brokers about the insurance industry, thus helping us build a stronger brand image within the general public.

At present, our client base consists of more than 300 city-level property and auto insurance carriers nationwide, in addition to approximately 200,000 insurance brokers that use our products and services to conduct business on a daily basis. Some of our clients include large corporations such as the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., Huatai Insurance Brokers Co., Ltd. With the future digitization of the insurance industry, we expect to have a broader reach within the overall insurance industry, as our business focuses on providing insurance technology solutions to insurance carriers interested in applying artificial intelligence technology and online traffic promotion method in their operations. We believe the future digitization of the insurance industry will create more interest among insurance carriers in using the technology and promotion channels we offer.

Factors Affecting Our Results of Operations

Our business and results of operations are affected by China’s overall economic conditions and structural transformations, especially the development of insurance industry and cloud-based communications industry, as well as the following industry- and company-specific factors.

Government policies may impact our business and operating results.

Our PRC entities are incorporated, and their operations and assets are located, in China. Accordingly, our results of operations, financial condition and prospects are affected by China’s regulation conditions in the following factors: (a) economic policies and initiatives undertaken by the PRC authorities; (b) changes in the Chinese or regional business or regulatory environment affecting the purchase power of consumers of our products; and (c) changes in applicable policy affecting our industry. Unfavorable changes could affect demand for services that we sell and for services that we provide and could materially and adversely affect the results of operations. We have not seen any impact of unfavorable government policies upon our inception. However, we will seek to make adjustments as required if and when government policies shift.

New Customer Acquisition

Our operating results and growth prospects will depend on our ability to attract new customers. We are intensely focused on growing our customer base. We will enhance our sales and marketing efforts to attract new customers to try out our products and services and accelerate their adoption of our platform.

We will strengthen the network effects of our services and promote our brand awareness, which in turn enables us to acquire new customers rapidly at low acquisition costs. Furthermore, we seek to improve the breadth and quality of our platform and products, and to enhance our brand recognition, which will allow us to capture additional market share, better optimize the pricing of our products and services, and reach customers in a broader range of verticals and use cases.

Our ability to compete effectively

Our business and results of operations depend on our ability to compete effectively in the industry in which we operate. Our competitive position may be affected by, among other things, the scope of our services, the quality of our solutions and our ability to customize our services to meet customers’ business needs. We believe that our proprietary technologies and research and development capabilities help us to develop products tailored to our customers and we can retain and develop business with existing customers and to attract new customers. However, if we are unable to keep up with our product development or innovation, we might not be able to develop new customers or expand our business effectively. In addition, we are subject to competition from within our industry. Increased competition could materially and adversely affect our business and results of operations.

Expanding Usage by Existing Customers

We have amassed a large and diversified customer base covering a wide spectrum of verticals. We believe that there are significant growth opportunities within our existing customers. We expect to expand into additional services categories, explore cross- and up-selling opportunities and continue to invest in sales and marketing and customer success activities to achieve additional revenue growth from existing customers. We believe that these efforts will have a long-term, positive impact on our business and results of operations.

Strategic investment and acquisitions

We intend to continue to pursue strategic acquisitions and investments in selective technologies and businesses in the insurance industry that will enhance our technology capabilities. We believe that a solid acquisition and investment strategy may be critical for us to accelerate our growth and strengthen our competitive position in the future. Our ability to identify and execute strategic acquisitions and investments will likely have an effect on our operating results over time.

COVID-19 Impact

The current COVID-19 pandemic has already adversely affected our business. We, insurance carriers and user acquisition channels and other business partners have been gradually recovering from the delay in commencement of operations in China since the beginning of March 2020. Even though our business is currently operational, our operating efficiency and capacity may still be adversely affected by the COVID-19 pandemic mainly due to the necessity to comply with disease control protocols in business facilities and hospitals. The global spread of COVID-19 pandemic in major countries of the world may also result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments of the COVID-19 pandemic, which are highly uncertain and difficult to predict. There may be potential impacts on our results of operations if the pandemic and the resulting disruption were to extend over a prolonged period.

In addition, if the global spread of COVID-19 and deterioration cannot be contained, risks set forth in this prospectus may be exacerbated or accelerated at a heightened level.

Results of Operations

For the six months ended December 31, 2022 and 2021

The following tables set forth our results of operations for the periods presented in dollars and as a percentage of our revenue:

	For the Six Months Ended December 31,
	2022		2021		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%
	(Unaudited)		(Unaudited)
Revenues	$56,475,121	100	$52,804,580	100	$3,670,541	7
Cost of revenues	(55,456,935)	(98)	(52,078,860)	(99)	(3,378,075)	6
Gross profit	1,018,186	2	725,720	1	292,466	40

Operating expenses:
General and administrative expenses	(649,079)	(1)	(1,046,756)	(2)	397,677	(38)
Total operating expenses	(649,079)	(1)	(1,046,756)	(2)	397,677	(38)
Income (loss) from operations	369,107	1	(321,036)	—	690,143	(215)

Other income (expenses):
Interest income	1,408	—	1,637	—	(229)	(14)
Other income, net	50,674	—	72,854	—	(22,180)	(30)
Total other income, net	52,082	—	74,491	—	(22,409)	(30)

Income (loss) before income taxes	421,189	1	(246,545)	—	667,734	(271)

Provision for income taxes	(241,532)	—	(96,622)	—	(144,910)	150
Net income (loss)	$179,657	—	$(343,167)	—	$522,824	(152)

Revenue

Digital promotion services

The Company generates revenues primarily from digital promotion services to insurance companies on its various website channels, including pay for performance marketing services whereby customers are charged based on effective clicks on their insurance product information, and display advertising services that allow customers to place advertisements on various websites. Revenues from both types of transactions are recognized at a point in time when the performance obligation to deliver those online marketing services is checked and accepted by customers.

Risk Assessment services

The Company provides various risk assessment services of vehicle accident prediction to insurance companies to reduce their vehicle accident compensation risks. Based on the vehicle’s information we collected, we build our customers predictive models with multi-dimensional, multi-features and the risk assessment results in visual form. Consideration received for risk assessment services reflects stand-alone selling prices and are settled monthly based on standard unit prices and service volumes rendered during the period. The service revenue is recognized at a point in time upon the service delivery and acceptance by the customers.

Value-added Bundled Benefits

The Company sells value-added bundled benefits to insurance carriers through service codes which carriers provide to their clients as part of the latter’s service package. Upon presenting the code, vehicle owners are able to use a series of vehicle maintenance services such as car washing, car maintenance, driver services and vehicle moving notification services. Revenue is recognized at the time when the related services have been delivered based on the specific terms of the contract.

The following table sets forth the breakdown of our revenue for the six months ended December 31, 2022 and 2021, respectively:

	For the Six Months Ended December 31,
	2022		2021		Variance
	Amount	%	Amount	%	Amount	%
	(Unaudited)		(Unaudited)
Digital promotion services	$43,090,992	76	$39,529,384	75	$3,561,608	9
Risk assessment services	9,032,437	16	4,553,648	9	4,478,789	98
Value-added bundled benefits	4,351,692	8	8,721,548	16	(4,369,856)	(50)
Total	$56,475,121	100	$52,804,580	100	$3,670,541	7

Total revenue for the six months ended December 31, 2022 increased by $3.7 million, or 7%, to $56.5 million from $52.8 million for the same period in 2021, primarily driven by increases in our revenue from digital promotion services and risk assessment services.

Revenues from Digital Promotion Services.

Revenues from digital promotion services accounted for 76% and 75% of our total revenues for the six months ended December 31, 2022 and 2021, respectively. Revenue from digital promotion services increased by $3.6 million, or 9% from $39.5 million for the six months ended December 31, 2021, to $43.1 million for the same period in 2022. The number of customers increased by 9% from 110 for the six months ended December 31 2021 to 120 for the same period in 2022.

Revenues from Risk Assessment Services.

Revenues from risk assessment services accounted for 16% and 9% of our total revenues for the six months ended December 31, 2022 and 2021, respectively. Revenue for risk assessment services increased by $4.5 million, or 98%, to $9.0 million for the six months ended December 31, 2022 from $4.5 million for the same period in 2021, which was mainly due to the increased budget of insurance companies for the risk assessment services.

Revenues from Value-added Bundled Benefits.

Revenues from value-added bundled benefits accounted for 8% and 17% of our total revenues for the six months ended December 31, 2022 and 2021, respectively. Revenue for value-added bundled benefits decreased by $4.4 million, or 50%, to $4.3 million for the six months ended December 31, 2022 from $8.7 million for the same period in 2021. The revenues decrease was primarily caused by decreased customer demand due to the epidemic prevention control measures, including city shut-down, conducted in most parts of China in the second half year of 2022.

Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the six months ended December 31, 2022 and 2021, respectively:

	For the Six Months Ended December 31,
	2022		2021		Variance
	Amount	%	Amount	%	Amount	%
	(Unaudited)		(Unaudited)
Digital promotion services	$42,386,148	76	$39,235,840	75	$3,150,308	8
Risk assessment services	8,815,898	16	4,319,270	8	4,496,628	104
Value-added bundled benefits	4,254,889	8	$8,523,750	16	(4,268,861)	(50)
Total	$55,456,935	100	$52,078,860	100	$3,378,075	6

Cost of digital promotion services increased by $3.2 million or 8%, to $42.4 million for the six months ended December 31, 2022 from $39.2 million for the same period in 2021, which was in tandem with the increase in digital promotion services revenue for the six months ended December 31, 2022.

Cost of risk assessment service increased to $8.8 million for the six months ended December 31, 2022 from $4.3 million for the same period in 2021. The increase was in line with the increase in risk assessment services revenues.

Cost of sales for value-added bundled benefits decreased by $4.3 million, or 50%, to $4.2 million for the six months ended December 31, 2022 from $8.5 million for the same period in 2021. The decrease was in line with the decrease in value-added bundled benefits revenues, due to decreased demand from customers resulting from epidemic prevention controls in most cities in China in the second half year of 2022.

Gross Profit

Gross profit is equal to our total revenues less cost of revenues. Gross profit as a percentage of our total revenues is referred to as gross margin.

Total gross profit increased by $0.3 million, or 40%, to $1.0 million for the six months ended December 31, 2022 from $0.7 million for the six months ended December 31, 2021. Gross profit margin increased by 0.4%, to 1.8% for the six months ended December 31, 2022, from 1.4% for the same period in 2021.

Operating Expenses

General and Administrative Expenses

Our general and administrative expenses mainly consist of (i) salaries, bonuses and benefits for our personnel engaged in general corporate functions, (ii) rental and related expenses, (iii) general office expenses, (iv) recruitment and training expenses, (v) professional fees, (vi) travel, reception and related expenses, and (vii) depreciation and amortization expenses related to general corporate activities. We expect that our general and administrative expenses to increase modestly in the near future, as we will incur additional expenses related to the anticipated growth of our business and our operations as a public company.

General and administrative expenses decreased by $0.4 million, or 38%, to $0.6 million for the six months ended December 31, 2022 from $1.0 million for the six months ended December 31, 2021. The decrease was mainly because we incurred less professional fees related to preparation for our initial public offering for the six months ended December 31, 2022 compared to the same period in 2021.

Other income, net

Other income, net decreased by $22,180, or 30%, to $50,674 for the six months ended December 31, 2022 from $72,854 for the six months ended December 31, 2021, primarily attributable to additional tax benefits and government subsidies received in 2021. Additional tax benefits referred to as tax payer of production and living services are allowed to add 10% of the deductible input VAT tax to offset the tax payable and recorded as other income from April 1, 2019 to December 31, 2021, per Announcement of the Ministry of Finance, No. 39 of 2019.

Provision for Income Taxes

Our provision for income taxes was $241,532 and $96,622 for the six months ended December 31, 2022 and 2021, respectively.

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% EIT rate while preferential tax rates, tax holidays, and even tax exemption may be granted on case-by-case basis.

Net Income

As a result of the foregoing, we had a net income of $179,657 for the six months ended December 31, 2022 compared to a net loss of $343,167 for the six months ended December 31, 2021.

For the years ended June 30, 2022 and 2021

The following tables set forth our results of operations for the year presented in dollars and as a percentage of revenue:

	For the Years Ended June 30,
	2022		2021		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%
Revenues	$86,676,865	100	$72,364,138	100	$14,312,727	20
Cost of revenues	(85,205,689)	(98)	(71,333,409)	(99)	(13,872,280)	19
Gross profit	1,471,176	2	1,030,729	1	440,447	43

Operating expenses:
General and administrative expenses	(1,344,529)	(2)	(1,121,395)	(2)	(223,134)	20
Total operating expenses	(1,344,529)	(2)	(1,121,395)	(2)	(223,134)	20

Income (loss) from operations	126,647	—	(90,666)	—	217,313	240

Other income (expenses), net:
Interest income	3,479	—	4,724	—	(1,245)	(26)
Interest (expenses)	—	—	(3,474)	—	3,474	(100)
Other income, net	93,384	—	316,207	—	(222,823)	(70)
Total other income, net	96,863	—	317,457	—	(220,594)	(69)

Income before income taxes	223,511	—	226,791	—	(3,280)	(1)

(Provision for) income taxes	(272,532)	—	(236,353)	—	36,179	15

Net (loss)	$(49,022)	—	$(9,562)	—	$(39,460)	(413)

Revenue

Digital promotion services

The Company generates revenues primarily from digital promotion services to insurance companies on its various website channels, including pay for performance marketing services whereby customers are charged based on effective clicks on their insurance product information, and display advertising services that allows customers to place advertisements on various websites. Revenues from both types of transactions are recognized at a point in time when the performance obligation to deliver those online marketing services is checked and accepted by customers.

Risk Assessment services

The Company provides various risk assessment services of vehicle accident prediction to insurance companies to reduce their vehicle accident compensation risks. Based on the vehicle’s information we collected, we build our customers predictive models with multi-dimensional, multi-features and the risk assessment results in visual form. Consideration received for risk assessment services reflects stand-alone selling prices and are settled monthly based on standard unit prices and service volumes rendered during the period. The service revenue is recognized at a point in time upon the service delivery and acceptance by the customers.

Value-added Bundled Benefits

The Company sells value-added bundled benefits to insurance carriers through service codes which carriers provide to their clients as part of the latter’s service package. Upon presenting the code, vehicle owners are able to use a series of vehicle maintenance services such as car washing, car maintenance, driver services and vehicle moving notification services. Revenue is recognized at the time when the service codes are given to the insurance carriers based on the specific terms of the contract.

The following table sets forth the breakdown of our revenue for the years ended June 30, 2022 and 2021, respectively:

	For the Years Ended June 30,
	2022		2021		Variance
	Amount	%	Amount	%	Amount	%
Digital promotion services	$66,064,403	76	$39,144,098	54	$26,920,306	69
Risk assessment services	9,422,404	11	12,861,825	18	(3,439,421)	(27)
Value-added bundled benefits	11,190,058	13	20,358,215	28	(9,168,157)	(45)
Total	$86,676,865	100	$72,364,138	100	$14,312,728	20

Total revenue for the year ended June 30, 2022 increased by $14.3 million, or 20%, to $86.7 million from $72.4 million for the same period in 2021, primarily driven by increases in our revenue from digital promotion services.

Revenues from Digital Promotion Services.

Revenues from digital promotion services accounted for 76% and 54% of our total revenues for the years ended June 30, 2022 and 2021, respectively. Revenue from digital promotion services increased by $26.9 million, or 69% to $66.1 million for the year ended June 30, 2022, from $39.1 million for the same period in 2021. The average price per click was $0.27 and $0.31 for the fiscal year of 2022 and 2021, respectively. The number of clicks was 152 million and 94 million for the fiscal year of 2022 and 2021, respectively. The increase of revenue from fiscal year 2021 to 2022 was due to an increase in the number of clicks, resulting from an increasing number of customer orders. Our pricings could vary based on many factors, including negotiation, the customer’s industry status, competitiveness in the regional market, and past relationship with the customer. In addition, customers that purchase more than one service may receive discounted pricing on one or more services. The discount is based on negotiation and past relationship. It is uncertain whether our average price per click will remain stable in the future.

Revenues from Risk Assessment Services.

Revenue from risk assessment services accounted for 11% and 18% of our total revenues for the years ended June 30, 2022 and 2021, respectively. Revenue for risk assessment services decreased by $3.4 million, or 27%, to $9.4 million for the year ended June 30, 2022 from $12.9 million for the same period in 2021, which was mainly due to the reduced budgets of insurance companies.

Revenues from Value-added Bundled Benefits.

Revenues from value-added bundled benefits accounted for 13% and 28% of our total revenues for the years ended June 30, 2022 and 2021, respectively. Revenue for value-added bundled benefits decreased by $9.2 million, or 45%, to $11.2 million for the year ended June 30, 2022 from $20.4 million for the same period in 2021. The revenue decreases in 2022 is primarily caused by decreased customer demands due to the epidemic prevention control measures conducted in most parts of China in the first half year of 2022.

Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the years ended June 30, 2022 and 2021, respectively:

	For the Years Ended June 30,
	2022		2021		Variance
	Amount	%	Amount	%	Amount	%
Digital promotion services	$65,198,843	77	$38,553,355	54	$26,645,489	69
Risk assessment services	9,061,775	11	12,558,605	18	(3,496,829)	(28)
Value-added bundled benefits	10,945,071	13	$20,221,449	28	(9,276,379)	(46)
Total	$85,205,689	100	$71,333,409	100	$13,872,281	19

Cost of digital promotion services increased by $26.6 million or 69%, to $65.2 million for the year ended June 30, 2022 from $38.6 million for the same period in 2021, which was in tandem with the increase in digital promotion services revenue for the year.

Cost of risk assessment services decreased to $9.1 million for the year ended June 30, 2022 from $12.6 million for the same period in 2021, primarily due to a decrease in expenses incurred in connection with third-party technical procurement costs.

Cost of value-added bundled benefits decreased by $9.3 million, or 46%, to $10.9 million for the year ended June 30, 2022 from $20.2 million for the same period in 2021. The decrease was in line with the decrease in value-added bundled benefits revenues, due to decreased demand from customers resulting from epidemic prevention controls in most cities in China in the first half year of 2022.

Gross Profit

Gross profit is equal to our total revenues less cost of revenues. Gross profit as a percentage of our total revenues is referred to as gross margin.

Total gross profit increased by $0.4 million, or 43%, to $1.5 million for the year ended June 30, 2022 from $1.0 million for the year ended June 30, 2021. Gross profit margin increased by 0.3%, to 1.7% for the year ended June 30, 2022, from 1.4% for the same period in 2021.

Operating Expenses

General and Administrative Expenses

Our general and administrative expenses mainly consist of (i) salaries, bonuses and benefits for our personnel engaged in general corporate functions, (ii) rental and related expenses, (iii) general office expenses, (iv) recruitment and training expenses, (v) professional fees, (vi) travel, reception and related expenses, and (vii) depreciation and amortization expenses related to general corporate activities. We expect that our general and administrative expenses to increase modestly in the near future, as we will incur additional expenses related to the anticipated growth of our business and our operations as a public company.

General and administrative expenses increased by $223,134, or 20%, to $1,344,529 for the year ended June 30, 2022 from $1,121,395 for the year ended June 30, 2021. The increase was mainly due to an increase in salaries, social security and disability insurance expenses paid to employees since our headcount increased because of significant expansion in our business. An increase in additional expenses is also attributable to preparation for our initial public offering.

Other income (Expenses), net

Other income decreased by $220,594, or 69%, to $96,863 for the year ended June 30, 2022 from $317,457 for the year ended June 30, 2021, primarily attributable to additional tax benefits and government subsidies received in 2021.

Interest expenses

Interest expenses decreased by $3,474, or 100%, to nil for the year ended June 30, 2022, from $3,474 for the same period in 2021, which was due to the repayment of short-term loans in August 2020.

Other income, net

Other income, net primarily consisted of commissions for introducing business to others of $18,417, VAT input tax super-deduction of 10% resulting in a VAT reduction of $48,086 and special fund subsidy of $27,257 for the year ended June 30, 2022. Other income, net primarily consisted of commissions for introducing business to others of $157,886, VAT input tax super-deduction of 10% resulting in a VAT reduction of $168,079 and special fund subsidy of $11,468 for the year ended June 30, 2021.

Provision for Income Taxes

Our provision for income taxes was $272,532 for the year ended June 30, 2022, an increase of $36,179, or 15% from $236,353 for the same period in 2021. The increase was mainly due to the increase of current income tax provision of $36,179.

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% EIT rate while preferential tax rates, tax holidays, and even tax exemptions may be granted on case-by-case basis.

Net Income

As a result of the foregoing, we had a net loss of $49,002 and $9,562 for the year ended June 30, 2022 and 2021, respectively.

Liquidity and Capital Resources

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. As of December 31, 2022, we had cash and cash equivalents of $1,324,172. As of December 31, 2022, we had accounts receivable from third parties of $89,987, a total of $34,990, or 40% of such accounts receivable balance has been collected as of the date of this prospectus.

To date, we have financed our operations primarily through cash generated from operations We expect to finance our operations and working capital needs in the near future from part of the net proceeds of our proposed initial public offering and cash generated through operations.

We believe that our current levels of cash and cash flows from operations, combined with the net proceeds from this proposed offering, will be sufficient to meet our anticipated cash needs for our operations and expansion plans for at least the next 12 months from the date of this prospectus. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditures or similar actions. As of the date of this prospectus, we have not identified any specific targets for investments or acquisitions. If we determine that our cash requirements exceed the amount of cash we have on hand, we may seek to issue additional equity or equity-linked securities or obtain debt financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that could restrict our operations.

Prior to the restructuring, which was completed in March 2022, U-BX Beijing was a variable interest entity with which Lianghua Technology entered into a series of contractual arrangements with. Although we consolidate the results of U-BX Beijing and its subsidiaries, we only had access to cash balances or future earnings of U-BX Beijing and its subsidiaries through the contractual arrangements between Lianghua Technology and U-BX Beijing. After the completion of the restructuring, U-BX Beijing became an indirect wholly-owned subsidiary of the Company.

Current foreign exchange and other regulations in the PRC may restrict our PRC entities in their ability to transfer their net assets to the Company and its subsidiaries in the Cayman Islands, and Hong Kong. However, we have no present plans to declare dividends and plan to retain our earnings to continue to grow our business. In addition, these restrictions have no impact on our ability to meet our cash obligations as all of our current cash obligations are due within the PRC.

Cash flows

For the six months ended December 31, 2022 and 2021

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Six Months Ended December 31,
	2022	2021
	(Unaudited)	(Unaudited)
Net cash (used in) provided by operating activities	$(111,819)	$867,634
Net cash (used in) investing activities	(1,982)	(2,239)
Net cash (used in) provided by financing activities	(32,704)	580
Effect of foreign exchange rate on cash	(48,029)	15,170
Net (decrease) increase in cash	(194,534)	881,145
Cash at the beginning of the year	1,518,706	788,964
Cash at the end of the year	$1,324,172	$1,670,109

Operating Activities

Net cash used in operating activities amounted to $111,819 for the six months ended December 31, 2022. It was primarily due to a) a net income of $179,657, adjusted by depreciation and amortization of $997 and bad debt expense of $4,850; b) a decrease in advance to suppliers of $9.7 million; and c) a decrease in advance from customers of $10.6 million was due primarily to the epidemic outbreaks in December 2022 in China, which resulted a temporary suspension of our operations.

Net cash provided by operating activities amounted to $867,635 for the six months ended December 31, 2021. It was primarily due to a net loss of $343,166, an increase in account receivable of $5,418,992 and an increase in account payable of $5,461,411 was due primarily to the expansion of our business in the fiscal year 2021.

Investing Activities

Net cash used in investing activities was $1,982 for the six months ended December 31, 2022 was for the purchase of property and equipment.

Net cash used in investing activities for the six months ended December 31, 2021 was for the purchase of property and equipment.

Financing Activities

Net cash used in financing activities amounted to $32,704 for the six months ended December 31, 2022 was for the deferred registration costs.

Net cash provided by financing activities amounted to $580 for the six months ended December 31, 2021, representing receipt of the subscription receivable from shareholders.

For the years ended June 30, 2022 and 2021

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Years Ended June 30,
	2022	2021
Net cash provided by operating activities	$363,074	$1,023,444
Net cash (used in) investing activities	(2,934)	(1,589)
Net cash provided by (used in) financing activities	421,162	(1,266,126)
Effect of foreign exchange rate on cash	(51,560)	84,630
Net increase (decrease) in cash	729,742	(159,641)
Cash at the beginning of the year	788,964	948,605
Cash at the end of the year	$1,518,706	$788,964

Operating Activities

Net cash provided by operating activities amounted to $363,074 for the year ended June 30, 2022. It was primarily due to a) a net loss of $49,022, adjusted by depreciation and amortization of $1,795 and provision for doubtful accounts of $10,194; b) decrease in accounts receivable of $801,201 due to collection of the same; c) increase in advances to suppliers of $20,818,428 was primarily due to our customers made sales orders and made payments in advance for the year 2022 and we also made purchase order and payments to our suppliers at the same time in order to negotiate a lower purchase price; d) decrease in accounts payable of $1,660,676 and e) increase in advances from customers of $21,662,719 was primarily due to our customers made sales orders and payments in advance whereas the service was not delivered as of June 30, 2022.

Net cash provided by operating activities amounted to $1,023,444 for the year ended June 30, 2021. It was primarily due to a) a net loss of $9,562, adjusted by depreciation and amortization of $1,157 and provision for doubtful accounts of $12,138; b) decrease in accounts receivable of $829,141 due to collection of the same; c) decrease in advances to suppliers of $2,781,858 was due to we made payments to our suppliers in advance in order to have a lower purchase price since our customers made payments in advance to us as of June 30, 2020; d) increase in accounts payable of $1,617,122 caused by our business growth brought upon by our business expansion and e) decrease in advance from customers of $4,459,878 was due to our customers made payments in advance whereas the service was not delivered as of June 30, 2020.

Investing Activities

Net cash used in investing activities was $2,934 for the year ended June 30, 2022 was for the purchase of property and equipment.

Net cash used in investing activities was $1,589 for the year ended June 30, 2021 was for the purchase of property and equipment.

Financing Activities

Net cash provided by financing activities amounted to $421,162 for the year ended June 30, 2022, representing proceeds from the sale of ordinary shares of $897,222, partially offset by the payment of deferred registration costs of $476,520.

Net cash used in financing activities amounted to $1,266,126 for the year ended June 30, 2021, representing a shareholder capital withdrawal of $754,455, proceeds from a short-term loan of $271,453 and repayments of a short-term loan of $783,124. The capital withdrawal in the amount of $754,455 was for a shareholder of U-BX Beijing that had to withdraw his original capital contribution for personal reasons.

Contractual Obligation

The following table summarizes our contractual obligations, which are comprised entirely of operating lease obligations, as of December 31, 2022, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments due by period (Unaudited)
	Total	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years
Contractual Obligations
Operating Lease Obligations	$27,754	$27,754	$—	$—	$—

Other than those shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2022.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Management Estimates

Use of estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires the Company to make estimates and assumptions that affect the reported amounts of our assets, liabilities, revenues, costs and expenses, and any related disclosures. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates as a result of changes in our estimates. Some of our accounting policies require higher degrees of judgment than others in their application.

We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Revenue recognition

The Company recognizes revenue per FASB ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. According to ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company determines revenue recognition through the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. We assess our revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. Revenue arrangements with multiple performance obligations are divided into separate distinct goods or services. We allocate the transaction price to each performance obligation based on the relative standalone selling price of the goods or services provided.

The Company’s revenues are derived principally from digital promotion services, risk-assessment services and value-added services. Value added taxes (“VAT”) are presented as a reduction of revenues.

Digital promotion services

The Company generates revenues primarily from digital promotion services to insurance companies on its various website channels, including pay for performance marketing services whereby customers are charged based on effective clicks on their insurance product information, and display advertising services that allow customers to place advertisements on various websites.

Pursuant to the digital promotion contracts, the performance obligation of the Company is to provide promotion services for the planning, designing, customizing strategy scheme and promoting for the customer. The Company considers that both of the digital market planning and promotion services are highly interrelated and not separately identifiable. The Company’s overall promise represents a combined output that is a single performance obligation. Revenues are recorded at a point in time when the performance obligation to deliver those digital promotion services is checked and accepted.

For the contracts that involve the third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the planning and producing the content for the promotion and (ii) having latitude in selecting third party vendors for promotions and establishment of the pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Risk-assessment services

The Company generates risk-assessment revenue from service fees of providing assessment reports to the insurance carriers. Utilizing the self-developed proprietary algorithmic model, the Company generates individualized risk reports based on the vehicle brand, model, travel area, and driver’s information.

Pursuant to the risk assessment contracts, the performance obligation of the Company is to utilize its self-developed risk assessment model and to provide risk assessment reports to customers. Consideration received reflects stand-alone selling prices and are settled monthly based on standard unit prices and service volumes rendered during the period. Revenue recognized at a point in time upon the services delivery and acceptance by the customers.

For the contracts that involve technical services provided by third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the production of the risk assessment reports with self-developed models and (ii) having latitude in select outsourced technical services and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Value-added bundled benefits services

The Company enters into value added benefits contracts with insurance companies. Pursuant to the value added benefit contracts, the Company provides the digital code with value added bundled benefits to customers. The bundled benefits including but not limited to auto maintenance services, auto value added services, vehicle moving notification services and other services. The Company is primarily responsible for selecting the out-sourced vendors, integrating out-sourced services and services provided in house to generate various bundled benefits digital codes and providing technical support for the codes. The Company’s overall promise represents a combined output that is a single performance obligation; there is no multiple performance obligations.

For the contracts that involve the third-party vendors, the Company considers itself as principal of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the generation of the codes and integrating various services provided by itself and outsourced vendors with the Company’s promise to provide products and services according to the contract entered into with customers and (ii) having latitude in selecting third party vendors for some value added services and establishing pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis. Revenue from value-added bundled benefits is recognized at a point in time when the Company satisfies the performance obligation by transferring promised services upon acceptance by customers.

Accounts receivable, net

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer payment history, customer’s current creditworthiness, and current economic trends. Accounts are written off against the allowance after unsuccessful collection.

Value Added Tax

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and the VAT rate is approximately 6%. The VAT collected may be offset by VAT paid by the Company on its purchases. The Company records a VAT payable or receivable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period including the enactment date. Valuation allowances are established, when necessary, to reduce net deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred for the six months ended December 31, 2022 and 2021 and for the years ended June 30, 2022 and 2021. The Company does not believe that there were any uncertain tax positions as of December 31, 2022 and as of June 30, 2022. The Company’s subsidiaries in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the six months ended December 31, 2022 and for the years ended June 30, 2022 and 2021.

Emerging Growth Company Status

We are an emerging growth company, as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of new accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period under the JOBS Act until the earlier of the date we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Recent accounting pronouncements

For detailed discussion on recent accounting pronouncements, see Note 2 to our consolidated financial statements included elsewhere in this prospectus.

INDUSTRY

Overview of the Chinese Technology Insurance Service Market

Definition and classification of “insurance technology industry”

The insurance technology industry refers to an industry that combines insurance and technology, which uses big data, virtual reality, genetic technology and artificial intelligence to innovate risk management methods and improve insurance service efficiency and service capabilities.

Name	Definition	Application opportunities in the insurance industry
big data	Analysis based on massive data to determine future development trends and recommend for next-step action planning

Insurance companies have a large amount of user data (a large amount of hidden customer insights). Big data analysis helps insurance carriers better understand customer needs and risk conditions, and promote accurate product design, pricing, underwriting and marketing, etc.

artificial intelligence (AI)	AI intelligently performs tasks such as visual perception, speech recognition AND decision-making by simulating human consciousness, thinking and behavior.

Artificial intelligence technology can replace people to complete claims, user services and other links, reduce costs, improve efficiency, and bring customers a better experience (such as identifying fraud in cases, automatic claims for simple cases, intelligent customer service, etc.)

blockchain	The data management infrastructure of real-time point-to-point data interaction has the characteristics of decentralization, non-tampering, programmable control, etc.

In the past, insurance carriers used insurance policies as a unit to carry out product sales and management, and customer information was relatively scattered. The application of blockchain can integrate multi-channel customer information, realize unified management of customer accounts and data sharing, shorten response time, and improve business efficiency (such as based on user information is quickly underwritten and services are provided)

cloud computing	It provides resources such as information processing platform and related analysis application services on a dynamically expandable computing mode

In the future, the “user-centric” product development, marketing and service operations of insurance will have higher requirements for the scalability and optimization of the support system. The cloud computing platform carries the rapidly growing mass of products and user teachings. It quickly realizes system and application platform optimization and provide upgrading at low cost

Name	Definition	Application opportunities in the insurance industry
Internet and mobile technology

This technology realizes the interconnection between users anytime and anywhere through mobile devices (mobile phones/tablets, etc.), and the mobile internet can provide users with information, entertainment, etc.

Internet and mobile technologies can greatly improve the availability and convenience of insurance products/services, break time and space constraints, realize remote 24-hour customer service/increase user contacts, obtain more information, and combine big data to promote product development and marketing ( Such as marketing platform/user service application)

virtual reality (VR)	VR gives users a digital experience that mimics the real world through smart devices, Users’ visual stimulation is completely controlled by the system.	Virtual reality allows users to gain awareness of risks in a virtual environment and improve their awareness of prevention (such as virtual car collision experience)

According to the different branches of insurance technology business, insurance technology industry can be further divided into 1) the application of insurance technology that connects insurance online sales, 2) insurance technology that drives the upgrade of the insurance business, and 3) insurance technology that innovates ecosystem products. The insurance technology that applies to insurance online sales is mainly adopted by traditional insurance carriers to promote the simultaneous development of online and offline channels of insurance products. The insurance technology that drives the upgrade of insurance business mainly applies to internet insurance carriers. It integrates artificial intelligence, big data, cloud computing and other technologies into the process of insurance product development, pricing underwriting, claims, marketing and distribution, and improves the efficiency of underwriting and claim settlement. Ecosystem product innovation insurance technology is mainly used in insurance-related ecosystems. Insurance technology companies support insurance carriers through large-scale dynamic data analysis.

The Industry Chain of the Insurance Technology Industry

The upstream participants in China’s insurance technology industry are resource suppliers, including data service providers, hardware equipment suppliers, and software equipment suppliers. The midstream participants are insurance technology companies, including comprehensive insurance technology companies and vertical insurance technology companies. The downstream participants are insurance carriers, including traditional insurance carriers and internet-based insurance carriers.

Upstream Industry Chain

The development of the insurance technology industry relies on the mining, analysis, and processing of big data. Therefore, data service providers mainly provide midstream insurance technology companies with user data information, including user data in life scenarios such as shopping, travel, accommodation, catering, social interaction, and entertainment. However, data sharing in the insurance technology industry has not yet been realized. It is difficult for most insurance technology companies to obtain user data of these companies, and only a few companies have access to such data. For example, Ant Insurance, Ctrip Insurance Agency and other companies rely on the development of Tencent, Alibaba, and Ctrip. They take advantage of user data resources and make it easier to create user profiles in the insurance technology industry.

Downstream Industry Chain

Downstream participants in China’s insurance technology industry are insurance carriers, including traditional insurance carriers and internet-based insurance carriers. Traditional insurance development is facing bottlenecks and needs to rely on technology to achieve transformation and upgrading; Internet -based companies are born out of technology, and their development is highly dependent on technology.

Currently in China, leading companies have almost taken over most of the industry’s market share, while most small and medium-sized insurance carriers are operating in a compromised situation and can only survive in the cracks. In addition, the breakthrough method of small and medium life insurance carriers relying on short-term business scale in the past does not work particularly well with the guidance of regulatory policies. Under this circumstance, the transformation needs of small and medium insurance carriers are more urgent. In recent years, insurance technology has brought new development opportunities to the entire industry. Leading companies such as Ping An of China, China Life and other traditional large insurance institutions have raised “insurance + technology” to a strategic height, which is realized through technology empowerment. However, due to shortcomings in capital and technology, small and medium insurance carriers can help companies solve their business difficulties by using insurance technology to achieve business innovation. According to the “China Financial Technology Ecological White Paper 2020”, China’s insurance institutions invested RMB 31.9 billion in technology in 2019, and the investment amount is expected to increase to RMB 53.4 billion in 2022. See http://www.chuangze.cn/third_down.asp?txtid=2686

In addition, China is now the world’s second largest insurance market. According to the forecast in the Swiss Re Institute’s sigma report, China is very likely to surpass the United States in the mid-2030s to become the world’s largest insurance market. According to iResearch’s forecast, China’s insurance industry premium income will exceed RMB 6 trillion in 2022, and the huge insurance market provides huge room for development in insurance technology. According to data from the China Banking and Insurance Regulatory Commission, as of May 2021, personal insurance premium income was RMB 1,830.2 billion, a year-on-year increase of 6.4%, and property insurance premium income was RMB 603.1 billion, representing a year-on-year increase of 2.6%. See http://www.cbirc.gov.cn/cn/view/pages/ItemList.html?itemPId=953&itemId=954&itemUrl=ItemListRightList.html&itemName=%E7%BB%9F%E8%AE%A1%E4%BF%A1%E6%81%AF#2

Source: https://www.iresearch.com.cn/Detail/report?id=3528&isfree=0

Opportunities in the Insurance Technology Industry

The main sections of the insurance industry include insurance product design, marketing and channel development, pricing and underwriting, and subsequent claims and customer services. At present, AI-supported insurance technology has been applied to the above-mentioned sectors such as product design, sales, insurance underwriting, and claims settlement.

The rapid development of the insurance technology industry benefits from China’s policies. On August 23, 2016, the “Thirteenth Five-Year Plan for the Development of China’s Insurance Industry” issued by the China Banking and Insurance Regulatory Commission clearly stated that it is necessary to strengthen the infrastructure of the insurance industry and promote the innovative application of cloud computing and big data in the insurance industry. In January 2020, the China Banking and Insurance Regulatory Commission issued the “Guiding Opinions on Promoting the High-Quality Development of the Banking and Insurance Industry”, encouraging insurance institutions to innovate and develop technology insurance, and promote the first (set) of major technical equipment insurance and the first batch of new materials Pilot application of insurance compensation mechanism for the second time. In January 2021, the China Banking and Insurance Regulatory Commission issued the “Measures for the Supervision of Informatization of Insurance Intermediary Institutions”, covering the informatization construction of insurance intermediaries in terms of management system, personnel positions, system functions, technical interoperability, data connection, and system security. Subsequently, various provincial and territorial institutions have successively announced the measures for the supervision of informatization construction, and put forward specific requirements for the informatization construction of insurance intermediaries.

Overview of China’s Insurance Market

Supported by favorable regulatory policies, China’s insurance market has experienced rapid growth in recent years, increasing from RMB2.4 trillion in 2015 to RMB4.3 trillion in 2019 as measured by insurance premium, representing a CAGR of 15.1%.

Although the size of China’s insurance market in terms of insurance premium in 2019 was the second largest in the world according to the iResearch report, insurance penetration (defined as insurance premium over GDP) and insurance density (defined as insurance premium per capita) in China were still substantially lower than those in developed countries, indicating significant growth potentials. According to the 14th Five Year Plan formulated by the Chinese government, China’s insurance penetration and density are expected to reach 6.8% and RMB6,596 (approximately US$971), respectively, by 2025.

Source: iResearch Report

Driven by the significant medical protection gap and rising awareness for protection, the Chinese insurance market is expected to reach RMB7.8 trillion by 2024, representing a CAGR of 12.9% from 2019. Thanks to regulatory tailwinds, growth in household disposable income and increasing awareness for health protection, Chinese insurance market is expected to continue to maintain the strong growth momentum in the long term.

China Total Insurance Industry Premium (RMB billion)

Source: CBIRC, iResearch Report

Technology Disruption to the Chinese Insurance Industry

China has been at the frontier of technology innovation and the application of technology for the insurance industry. Leveraging technologies such as big data, artificial intelligence, blockchains, cloud computing, companies along the insurance industry value chain are able to expand their business, improve efficiencies, achieve economies of scale, provide superior customer experience and penetrate the underserved population. According to the iResearch report, the total investment in technology from Chinese insurance industry players reached RMB32 billion in 2019, and is expected to reach RMB56 billion by 2023. Some examples of the application of technology in the insurance industry include:

•        Improve risk assessment accuracy to achieve more efficient product design and sales promotion;

•        Establish cost-efficient customer acquisition model;

•        Obtain accurate insights from data analysis for customized products development;

•        Improve internal operating efficiency of insurance carriers and risk management capabilities;

•        Offer digital collections for premiums and payments for claims; and

•        Improve overall user experience and customer service quality.

Insurance technology has the potential to reshape the entire insurance industry value chain, which includes the insurance carriers, the insurance distributors and other intermediaries and the end users (policyholders). It empowers insurance carriers with in-depth and comprehensive digital capabilities and enhances the collaboration between insurance carriers and distributors, connecting the insurance value chain to achieve optimized product design, sales, claims, customer services and settlement process.

BUSINESS

Overview

U-BX Technology Ltd. was incorporated on June 30, 2021 in the Cayman Islands. We conduct all of our business through U-BX Beijing, U-BX Suzhou, Jiangsu Jingmo, Jiangsu YJYC and RDYJ. Since U-BX Beijing’s establishment in 2018, we focus on providing value-added services using artificial intelligence-driven technology to businesses within the insurance industry, including insurance carriers and brokers.

Through the PRC Operating Entities, our business primarily consists of providing the following three services/products: i) digital promotion services, ii) risk assessment services, and iii) value-added bundled benefits. We help our institutional clients obtain visibility on various social media platforms and generate our revenue based on consumers’ clicks, views or our clients’ promotion time through those channels. We have also developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing our proprietary algorithmic model, we are able to generate individualized risk reports based on the vehicle brand, model, travel area, and vehicle age. In turn, we are able to generate revenue based on the number of assessment reports we provide to the insurance carriers. Lastly, to help major insurance carriers or brokers attract their customers, we sell bundled benefits, including car washes, maintenance plans or parking notification, to these carriers, which they may then pass onto their customers for either low or no cost.

In addition to servicing institutional customers, we provide up-to-date insurance-related information to individual consumers through our mini-application embedded in other social media platforms. The information is provided to educate consumers and insurance brokers about the insurance industry, thus helping us build a stronger brand image within the general public.

At present, our client base consists of more than 300 city-level property and auto insurance carriers nationwide, in addition to approximately 200,000 insurance brokers that use our products and services to conduct business on a daily basis. Some of our clients include large corporations such as the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., Huatai Insurance Brokers Co., Ltd. With the future digitization of the insurance industry, we expect to have a broader reach within the overall insurance industry, as our business focuses on providing insurance technology solutions to insurance carriers interested in applying artificial intelligence technology and online traffic promotion method in their operation. We believe the future digitization of the insurance industry will create more interest among insurance carriers in using the technology and promotion channels we offer.

Holding Company Structure

U-BX is a holding company with no material operations of its own. We currently conduct our operations primarily through our PRC Operating Entities. Investors will not and may never directly hold equity interests in the PRC Operating Entities. See “Corporate History and Structure” starting on page 59 of this prospectus.

Our Services and Products

We, through the PRC Operating Entities, provide value-added services and products to insurance carriers, so they can better serve their consumers. Through the digital promotion services, risk assessment services and value-added bundled benefits we provide to insurance carriers, we facilitate the business operation and marketing for our insurance carrier clients. In the future, we plan to include retail consumers in our client base.

Digital Promotion Services

We help our institutional clients obtain visibility on various social media platforms and generate our revenue based on consumers’ clicks, views or our clients’ promotion time through those channels. Through the promotional channels, clients can promote brand awareness and their products and services. Using internet public domain traffic and private domain traffic, our promotion services have reached a large number of insurance buyers and connected them with multiple insurance carriers, optimizing insurance advertising efficiency in a cost-efficient way.

We use services and platforms offered by third parties to obtain traffic on certain platforms including online content-based platforms (e.g. Tik-Tok, Kuaishou, etc.) and offline scene marketing platforms. In a typical scenario, we insert the hyperlink of our promotion materials on the website with high traffic, and people browsing the website content will likely click on our hyperlink and read the promotion. Based on our clients’ specification about the promotion content, the expected frequency of clicks and views, our operation staff tracks the work progress and ensure the clients’ standards have been met at the end of each promotion cycle. Our technology team monitors the traffic and analyses the results of each promotion and produces a traffic report to the clients. The clients are able to track the number of clicks and views. We also use popular social media platforms as marketing channels. Currently, the largest social media we use is WeChat.

As agreed in the promotion agreements we have with our clients, we receive commissions from our clients based on the number of user clicks and the institutional clients’ promotion time on the promotional channels. At the beginning of each month, our clients set the monthly promotion budget and agree with us on the exact promotion orders and promotion content. Our team subsequently works on details of their promotion needs of that specific month. We send the service invoice to our clients in the second half of each month after we receive the confirmation of each month’s promotion effect from our clients. Our clients typically pay at the end of each month. If a delay arises from an audit by a client of a report, payment will arrive at the beginning of the next month. To date, we have had no collection issues.

Risk Assessment Services

We have developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing our proprietary algorithmic model, we are able to generate individualized risk reports based on the vehicle brand, model, travel area, and vehicle age. In turn, we are able to generate revenue based on the number of assessment reports we provide to the insurance carriers. Equipped with a calculating formula for insurance carriers to assess the insurance risk attached to individual vehicles and utilizing artificial intelligence (“AI”) and optical character recognition technology, Magic Mirror takes in vehicle information, and produces a detailed individual risk assessment report for each vehicle, including the chances a certain vehicle will be involved in an accident or suffer damage, the chances certain insurance claims will be brought for the vehicle, and an estimate of insurance settlement amount under different auto insurance coverage types. For example, suppose the vehicle is a Ford SUV that has been used for 3 years in Hebei Province, China, Magic Mirror may conclude the risk of a shattered window is 35% and the average settlement is RMB 990 (US$154).

The development of Magic Mirror is based on various sources of information and technology, including the insurance types and rate from major insurance carriers, the public data on Autohome Inc.’s website, the public data of the China Automobile Industry Association and the prices of common vehicle accessories and TensorFlow Python technology. TensorFlow Python is a free and open-source software library for machine learning and artificial intelligence created and released by Google. It can be used to create deep learning models directly. Magic Mirror utilizes TensorFlow Python technology’s machine learning feature that can extrapolate the patterns between vehicle types and the entailed risk from vehicle information such as vehicle accessories, past claim settlement information and the auto insurance type. It strengthens Magic Mirror’s calculating formula and risk assessment function.

We are not aware of any products with similar functions in the market and we believe our Magic Mirror has unique competitive advantages. In the most recent financial year, we have accumulated 50 Magic Mirror users and the annual revenue generated by this product has exceeded US$22 million.

Insurance companies purchase this product from us to get a better understanding of the risks entailed with each individual vehicle they plan to insure. This product is especially popular among insurance carriers when insurance carriers are in greater need for predictability in making insurance decisions. Based on the vehicle’s information, including the vehicle type, functions, brand model, new car purchase price, frame number, engine number, seat number, displacement, power, vehicle age, and insurance type, etc., we build our customers predictive models with multi-dimensional, multi-features and the accuracy of the risk assessment results in a visual form as below:

____________

*        The Xgboost model curve demonstrates the accuracy of Magic Mirror prediction. The dashed line shows any random prediction with a 50% accuracy rate, whereas the solid line shows the accuracy of Magic Mirror, which is about 77.26%.

Magic Mirror obtains all vehicle information from our clients, the auto insurance carriers. We regularly update the Magic Mirror system based on the information processed within the system, strengthening the efficiency of the AI calculation method, so that the product could continue to provide more accurate reports to our clients.

Value-added Bundled Benefits

We sell value-added bundled benefits to insurance carriers. These benefits comprise regular service codes, which carriers provide to their clients as part of the latter’s service package, as well as vehicle moving notification service codes. Upon presenting the code, vehicle owners are able to use a series of vehicle maintenance services such as car washing, car maintenance, driver services and vehicle moving notification services. We regularly assess the pricing of the services afforded by our service codes and update our service provider partner pool, so that we can consistently offer good services at competitive prices to our clients. Currently, our strategy still focuses on attracting more users by competitively pricing our service codes. Our vehicle moving notification services is a highly innovative design which allows the vehicle owners to receive instant notification no matter where they are or where the vehicles are parked, if for any reason their vehicles need to be moved to a different spot to make way for public convenience or another vehicle owner’s convenience. Vehicle owners possessing the vehicle moving notification code can place the code on their vehicles and receive phone notification without revealing their contact information if their vehicle needs to be moved for public convenience.

The suppliers of our regular service codes are auto maintenance service code providers who have the capacity to consolidate vehicle maintenance service providers all over China. We procure pre-packaged vehicle maintenance packages at a relatively low price, and then resell the codes to our client, auto insurance carriers. Benefiting from our broad network with vehicle maintenance service providers, we have been able to obtain high-quality vehicle maintenance service packages at competitive prices, therefore maintaining a profit margin for the Company, and a competitive advantage over our competitors. We create the vehicle moving notification service codes on our own and sell them to the insurance carriers directly.

The vehicle maintenance service market in China is largely divided by region. There are relatively few vehicle service companies that offer nationally available vehicle maintenance services, and those who offer such service scale are mainly located in first tier cities. The service codes we sell to insurance carriers afford vehicle owners maintenance services all over the country. We believe this feature makes our service codes more attractive to both insurance carriers who purchase our codes and vehicle owners who use the service attached to the codes.

Free Information on Website and Mini-programs

We maintain a free informational mini program within WeChat called “Wowobaodian”. This product mainly serves as an insurance brokers’ professional development tool. Our editorial team regularly authors and posts articles about cutting-edge insurance industry trends, insurance-related knowledge and most recent insurance policies within this mini program. The materials are in the form of articles, pictures and videos. Equipped with the ability to mine WeChat Moments contacts and efficiently reach prospective insurance buyers, this product has seen rapidly expanding customer base since its launch.

Prospective users can access the mini program by searching “Wowobaodian” mini program through WeChat, or clicking on the “Wowobaodian” card link shared by other users. Using Wowobaodian does not require user registration and is free of charge. This mini program has attracted a large number of insurance brokers that benefit from learning from our materials and sharing them with family and friends to achieve broader exposure to their prospective clients. On the other hand, having a large group of active insurance brokers on our mini program increases our leverage during the negotiation with our institutional clients and thus eases our communication process with those clients.

Our mini program is highly specialized in the vehicle insurance industry. We do not believe there is currently any other service provider who operates a similar informational platform that focuses on auto insurance industry. Therefore, we believe our mini program has a competitive advantage and is a pioneer of the information platform related to the auto insurance industry.

Our Customers and Suppliers

Our customers are well-known insurance carriers and insurance intermediaries in China. At present, we have established cooperation with more than 300 city-level property and casualty insurance carriers across the country, including the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., and Huatai Insurance Brokers Co., Ltd., etc.

For the six months ended December 31, 2022, we have one customer that accounted for more than 10% of total revenues, and such customer accounted for 20.8% of the Company’s total revenues. For the six months ended December 31, 2021, we have one customer that accounts for more than 10% of total revenues, and such customer accounted for 11.4% of the Company’s total revenues.

As of December 31, 2022, two customers accounted for 61.1% and 16.0% of the total balance of accounts receivable.

No customer individually represents greater than 10.0% of total revenues of the Company for the fiscal year ended June 30, 2022 and 2021.

All three major customers mentioned above have entered into agreements with U-BX Beijing’s subsidiary, RDYJ. The three customers are Jinhe Insurance Sale and Services Co., Limited (Hebei), Beijing Saifu Habo Insurance Broker Co., Ltd. and China Ping An Property Insurance Limited (Xining).

Under the contract with Jinhe Insurance Sale and Services Co., Limited (Hebei), RDYJ provides internet platform services to Jinhe Insurance Sale and Services Co., Limited to help promote its products and provide technology support. The contract took effect on March 6, 2022 and was valid through March 5, 2023, and will be automatically extended by one year without either party’s objection. Neither party could terminate the contract without the other party’s prior written approval.

Under the contract with Beijing Saifu Habo Insurance Broker Co., Ltd., RDYJ provides internet platform services to Beijing Saifu Habo Insurance Broker Co., Ltd. to help promote its products. The contract took effect on September 1, 2021 and will remain valid through August 31, 2024. Neither party could terminate the contract without the other party’s prior written approval.

Under the contract with China Ping An Property Insurance Limited (Xining), RDYJ provides internet platform services to Beijing Saifu Habo Insurance Broker Co., Ltd. to help promote its products. The contract took effect on August 10, 2022 and will remain valid through August 9, 2023. Neither party could terminate the contract without the other party’s prior written approval.

For all three contracts, in the case of breach of contractual duty by one party that causes the other party loss, the obliging party is entitled to terminating the contract and due compensation for the loss. In the case of breach of contract, the breaching party shall correct the breach within reasonable time frame after receiving the other party’s written notice; in the case of material breach without proper cure, the obliging party is entitled to terminate the contract unilaterally and demand remedy from the breaching party.

For each of the years ended June 30, 2022 and 2021, our five largest customers accounted for 27.4% and 25.1% of our total revenue, respectively. As of June 30, 2022, one customer accounted for 55.9% of accounts receivable. As of June 30, 2021, three customers accounted for 22.5%, 16.8% and 14.8% of the total balance of accounts receivable. Currently, our suppliers mainly consist of internet technology companies in China. Our suppliers are divided into four categories: 1) Promotion traffic suppliers; 2) vehicle maintenance service code providers; 3) Technology development suppliers; and 4) Information operators. The promotion traffic suppliers represent the majority of our suppliers based on the cost of our suppliers. Among the promotion traffic suppliers, we use both online content platforms and offline scene marketing platforms. We constantly adjust our supplier pool to optimize our procurement cost.

For the six months ended December 31, 2022, four suppliers accounted for 23.7%, 21.8%, 15.0% and 12.4% of the Company’s total purchases, respectively. For the six months ended December 31, 2021, four suppliers accounted for 20.6%, 16.2%, 14.9% and 12.6% of the Company’s total purchases, respectively.

No suppliers individually represent greater than 10.0% of total accounts payable of the Company as of December 31, 2022.

Our top four suppliers represent 58% of our total supply volume for the year ending June 30, 2022. They are Xinchangtai Business Service (Fujian) Ltd., Hunan Hefubao Information Consulting Co., Ltd., Hunan Zhongxiang Information Technology Ltd. and Jinzhaixin Zhongbao Information Technology Co., Ltd. For the year ended June 30, 2022, three suppliers accounted for 20.7%, 17.8% and 11.8% of the Company’s total purchases. No suppliers individually represent greater than 10.0% of total accounts payable of the Company as of June 30, 2022. For the year ended June 30, 2021, four suppliers accounted for 35.4%, 21.7%, 14.6% and 14.0% of the Company’s total purchases. As of June 30, 2021, three suppliers accounted for 51.2%, 27.9% and 19.4% of the total balance of accounts payable.

We enter into supply contracts with our suppliers. A typical supplier agreement lasts for one year with the automatic option to extend by another year absent either party’s objection. Both parties have the right to terminate the agreement upon notifying the other party in advance. The supplier provides business support and information consultation services and charges us a service fee and management fee either monthly or on an agreed-upon date. Both parties bear responsibilities to keep the business information confidential. The supplier agreements are governed by the law of PRC.

We will diversify our pool of suppliers as we develop our business to reduce the risk of our dependence on our major suppliers.

Sales and Marketing

Currently, through the PRC Operating Entities, our marketing team conducts promotion offline by reaching out to auto insurance carriers by region. We plan to use the proceeds from this offering to promote our business through both online social media platforms and offline advertising agencies.

By promoting our brand and services, we aim to attract more individual clients we can promote directly without going through third party traffic suppliers. For institutional clients, we will build a capable and resourceful sales team and send the team to communicate with our potential institutional clients. For individual clients, who are mostly insurance brokers, we will use both online and offline scene marketing, where we will partner with automakers, auto distributors and online social media platforms.

Our Growth Strategy

Enhance our Digital Promotion Service

Currently, we are still at an early stage in our digital promotion services. We plan to enhance our marketing team and hire more well-connected marketing managers in the industry, who will help us reach more institutional clients that are interested in using our promotion services.

We plan to also diversify our internet marketing channels to reach more potential users by expanding our current promotion channels from online only to online and offline. To build the offline channels, we plan to cooperate with vehicle manufactures and sellers. To expand online channels, we plan to partner with popular social platforms including Tik-Tok, Weibo, Baidu and Kuaishou to promote our clients’ insurance products. We anticipate that our promotion investment will at least double in size in the near future, and the width and intensity of our promotion channels will be strengthened.

Improving the Content Quality of Wowobaodian

We plan to further upgrade Wowobaodian by enriching its contents and functions in order to grow our user base, and continue to diversify and optimize our product content to enhance the user experience. Currently, the content we create on Wowobaodian is mainly in the form of articles and pictures. To better adapt to the user needs, we will add more video-based content to educate Wowobaodian users. For example, we will design tutorial videos catering to insurance brokers to help them build their professional images. This video series will likely become the first set of paid content we create for our Wowobaodian users.

Meanwhile, we plan to make the user experience on Wowobaodian more fun and easier to share. For example, currently we are testing an interactive product on Wowobaodian that will change the traditional one-way information input mode commonly seen on similar mini programs. This interactive product allows individual users to produce and share original content on our mini program so that our users will have the opportunity to adopt dual roles as readers and producers. During the testing stage, we will keep the uploading access open to all users, and then our quality control team will review the uploaded materials and select qualified materials to post on the program. In the long term, we anticipate discovering users with high quality output and further engaging with them.

Strengthen our Partnership with Insurance Carriers and Insurance Intermediaries

We will continue to strengthen our existing service scope and introduce new high-quality services to create more value for our institutional customers. We plan to extend our outreach to downstream insurance carriers to strengthen pricing and customization of insurance products. Our priority is to recruit more talent in the insurance actuarial field in order to perfect the AI calculation within the Magic Mirror system, so we can better serve our institutional clients by providing a more accurate pricing formula for their business.

Currently, we assist our clients with their insurance claim risk assessment using the Magic Mirror formula. In the future, we plan to expand our current business scale and move our focus toward insurance service marketing and apply our technology services in that field.

Increasing our Technology Capabilities

We will continue to develop our AI and big data capabilities, including our core technical capabilities, data processing technology and machine learning algorithms in order to strengthen the data mining and analysis capabilities of Magic Mirror. We plan to enhance our ability to provide solutions that cater to the needs of customers to help customers better achieve marketing promotion and consumer monetization capabilities. We will keep updating the core technologies of the Magic Mirror to satisfy our customers’ needs.

Currently, we have 9 employees on our research and development team. Some of the employees used to serve as technology specialists for renowned internet technology companies, and some possess multiple years of insurance product development experience in the insurance industry. We will keep investing in expanding our research and development team. In the year to come, we plan to double the size of our research and development team. Meanwhile, we will familiarize our team with the most cutting-edge technology services in the market, such as voice recognition, facial recognition, and AI interaction, and incorporate them in our services. The cost of our research and development team currently represents 70% of our total staff cost.

Expand the Service Scope

We plan to expand our current service scope into the life insurance and health insurance industry. We will reach out to prospective institutional clients in the health insurance industry as well as discover individual clients, aiming to cover the whole spectrum of the health insurance market. Our first step is to recruit more well-connected and knowledgeable staff with extensive experience in the health insurance industry for our promotion services and the Wowobaodian mini program, so that we can keep up the quality of our output to users of Wowobaodian and reach institutional clients in the health industry field. In the future, we plan to establish a separate department focusing on health insurance clients.

According to our research, short-term health insurance is comparable to property insurance in terms of the insurance sales tactics, insurance institutions’ marketing efforts and development stage, and insurance buyers’ purchasing habits. We plan to take advantage of our current vehicle insurance expertise and expand directly into the short-term health insurance field. Long term health insurance requires more complicated management and the business operates very differently from vehicle insurance. It operates on various long term insurance contracts that involve more difficult decisions in terms of purchase price and coverage. Our initial strategy will include conducting more industry research and focusing on knowledge output. Gradually we plan to develop a business model that is profitable and sustainable.

Develop Overseas Markets

We plan to expand our technology to conduct business in Southeast Asia and other international markets, and provide overseas customers with online growth strategies. We believe that our advanced technology, products and content, and operating model should make us competitive in many overseas markets as well as domestic markets. The Southeast Asia market has great potential evidenced by fast industry growth. We anticipate that our experience in building our business operations in China will be greatly helpful to our business expansion into Southeast Asia.

Currently, we are recruiting new graduates who are familiar with the various Southeast Asian languages and business cultures to build an international business development team. This team will contact local insurance institutions initially and familiarize themselves with local insurance regulations. Our plan is to initiate our operations in Vietnam and Indonesia next year and we anticipate achieving profitability in those regions in two years.

Competitive Advantages

Through the PRC Operating Entities, we are committed to optimizing matching internet platform advertising strategies with insurance customers through the use of the internet, AI tools and big data. We believe we are one of the pioneers in the insurance technology industry that mainly serves auto insurance carriers. Our major competitors are mainly involved in helping insurance carriers acquire more clients or with insurance carriers’ policy issuing process, whereas we much more rely on internet technology and online traffic promoting. Our goal is to become the largest business platform serving both insurance brokers and insurance carriers, helping insurance carriers transform their promotion means from traditional offline channels to online channels.

We believe that we have some competitive advantages, which will enable us to maintain and further improve our industry market position in the national market. Our competitive advantages include:

Experienced and Visionary Management Team

Our management team has extensive experience in the insurance industry and the internet industry. For example, our COO, Mingfei Liu served as the vice president of Fanhua Brokerage, the largest insurance brokerage company in Asia, and the senior director of Gome Financial Insurance. He has developed multiple insurance products such as mobile phone broken screen insurance. Our CEO, Jian Chen used to work at China’s first-tier Internet companies, including Qunar.com and Autohome Inc., where he was responsible for product and operation management. Mr. Chen built the vehicle owner service department at Autohome Inc. and built a vehicle owner service platform with more than 100 million registered users.

Our managers have sharp business judgment, execution power and a keen eye on the future development trend of the industry. We have also cultivated a corporate culture that inspires insurance consumers to appreciate and understand all aspects of insurance products. We believe this culture is the foundation of innovative business models for our industry.

Market Promotion Advantage

We analyze user needs, behaviors, patterns and preferences to develop data-driven personalized content and service ranges. We have an accurate match between the insurance company clients and the insurance buyers and often successfully match the two groups based on each other’s unique needs.

In terms of marketing and promotion, we collect and study website user browsing behavior, browsing scenes and other data to achieve precise docking. We strive to match advertising strategies with insurance customers, improve marketing efficiency, and reduce the cost of marketing and promotion. We have designed multiple approaches for our market promotion business through website data analysis, including website visitation time span and visitor clicks tracking.

Technology Advantages

We have an advanced position in terms of our technology team qualification, the depth of our use of technology as well as our research and development investment. We use AI and big data as the technical foundation and pursue a user-oriented strategy. Our deep industry knowledge in algorithms and marketing insights provide us with substantial AI capabilities. We have developed and are constantly optimizing the AI-based Magic Mirror, which effectively collects user behavior information and analyzes a large amount of data from multiple sources throughout our entire content generation system.

In addition to the Magic Mirror system, we plan to come up with more digital products that serve our institutional clients. For example, with our own AI algorithm, we can accurately predict the future probability of compensation and the rough amount of damage compensation for the specific vehicle. As a result, we can help insurance carriers provide precise risk control measures to reduce the insurance company’s operating risks and business losses.

High Quality Content on Wowobaodian

Our editorial team consists of experienced staff with years of experience in the insurance industry. The team has up-to-date knowledge and caters to our readers’ needs timely. Our authors are professionals who have experience in running sizable platforms and internet technology companies, such as Qunaer.com, Meituan.com, JD.com and Autohome Inc.

We have high standard in our recruitment and aim to build a diverse and multi-talented team that is able to generate up-to-date industry materials in multiple forms, including articles, audios and videos. Meanwhile, we are careful in providing insights about most recent industry policies. Given that regulations over the insurance industry in China are strict and intricate, our editorial team also offers detailed policy analysis and apply their professional experience and knowledge in our articles.

Research and Development

We continue to develop our AI and big data capabilities, including our core technical capabilities, data processing technology and machine learning algorithms to strengthen the data mining and analysis capabilities of the existing Magic Mirror. We will keep updating the core technologies of the Magic Mirror to satisfy our customers’ needs.

Currently, we have 9 employees on our research and development team. Some of the employees used to serve as technology specialists for renowned internet technology companies, and some possess multiple years of insurance product development experience in the insurance industry. We will keep investing in expanding our research and development team. In the year to come, we plan to double the size of our research and development team. Meanwhile, we will familiarize our team with the most cutting-edge technology services in the market, such as voice recognition, facial recognition, and AI interaction, and incorporate them in our service.

The cost of our research and development team currently represents 70% of our total staff cost.

Intellectual Property

We rely on trademarks, software copyrights and know-how, as well as contractual restrictions on information disclosure to protect our intellectual property rights. We have signed relevant confidentiality agreements or clauses with our employees, certain customers and suppliers. We rely on such confidentiality agreements or clauses and other protections of our technical knowledge to maintain our technological advantages in products and designs.

Protecting our intellectual property is a strategic focus of our business. We do not rely on intellectual property rights authorized by third parties for our business operation.

As of the date of this prospectus, U-BX Beijing has 1 registered trademark, 8 registered domain names, and 2 unissued software copyrights.

Copyright

Copyright Number	Issue Date	Category	Copyright Name	Jurisdiction	Status
2021SR0970648	2021/06/30	Software	Youjia Insurance Quick Order System V1.0	PRC	Pending review
2021SR905368	2021/06/17	Software	Youjia Insurance Merchant System V1.0.	PRC	Pending review

Trademarks

We own the following trademark:

Trademark Number	File Date	Issue Date	Expiration Date	Trademark Name	Jurisdiction	Owner	Class
34109461	2019/06/14	2019/06/14	2029/06/13		PRC	U-BX Beijing	42

Domain

U-BX Beijing and its subsidiaries have the right to use the following domain registration issued in the PRC:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1	2016/03/23	2024/03/23	Alibaba Cloud Computing (Beijing) Co., Ltd.	u-bx.com	U-BX Beijing
2	2016/03/23	2024/03/23	Alibaba Cloud Computing (Beijing) Co., Ltd.	Youjiabaoxian.com	U-BX Beijing
3	2018/03/12	2024/03/12	Alibaba Cloud Computing (Beijing) Co., Ltd.	Youjiayoubao.cn	U-BX Beijing
4	2018/03/12	2024/03/12	Alibaba Cloud Computing (Beijing) Co., Ltd.	Youjiayoubao.com	U-BX Beijing
5	2019/11/28	2023/11/28	Alibaba Cloud Computing (Beijing) Co., Ltd.	Ufukuan.com	Jiangsu YJYC
6	2019/11/28	2023/11/28	Alibaba Cloud Computing (Beijing) Co., Ltd.	Youfukuan.com	U-BX Suzhou
7	2018/08/22	2023/08/22	Alibaba Cloud Computing (Beijing) Co., Ltd.	Chongv.cn	RDYJ
8	2019/11/28	2023/11/28	Alibaba Cloud Computing (Beijing) Co., Ltd.	Youfukuan.cn	Jiangsu Jingmo.

We are planning to apply for both software copyright protection and patent protection for our Magic Mirror system and its auto insurance risk calculating formula, which is the main value of Magic Mirror system.

Our Properties and Facilities

Our Company is headquartered in Section A, Room 1116, INN2 Building, No.5 East Shuijing Hutong, Dongcheng District, Beijing, China, covering an area of 997.9 square feet. The lease term is from June 1, 2022 to May 31, 2023. The monthly rent is RMB 16,695 (US$2,589). We pay rent on a quarterly basis. Additionally, we have a new lease space of 2,000 square feet. The lease term is from April 1, 2022 to March 31, 2023. The monthly rent is RMB 36,500(US$ $5,653). The address of the new leased space is Section A, Room 1117-1118, INN2 Building, No.5 East Shuijing Hutong, Dongcheng District, Beijing, China.

Our business registration address is No.1 Linkong Er Road, Shunyi Garden, Zhongguan Technology Park, Shunyi District, Beijing, China, covering an area of 1,000 square feet. The lease term was from April 15, 2021 to April 15, 2022. Due to the favorable policy support from the local government, we receive a subsidy for renting the location and we are not required to pay any rent. We benefit from the local policies that support business development by receiving a subsidy for renting the location; as a result, we are able to keep this location free of charge.

Our Employees

As of December 31, 2022, we had a total of 38 full-time employees. As of the date of this prospectus, we have a total of 40 full-time employees, respectively. As of December 31, 2022 and as of the date of this prospectus, we have no part-time employees.

Department	September 22, 2023
Senior Management	4
Human Resources & Administration	4
Editorial Content Department	12
Research & Development	11
Business operation	9
Total	40

Our employees are not protected by representatives of labor organizations and collective bargaining agreements. We believe that we maintain a good working relationship with our employees and we have not experienced any major labor disputes. According to the laws of the People’s Republic of China, we are required to make contributions to the employee welfare plan based on specific percentages of employee salaries, bonuses and certain allowances, and the maximum amount is set by the local government from time to time. According to Chinese regulations, we have participated in various employee social security programs organized by local governments. We have paid social insurance for all employees, including housing provident fund and five types of social insurance including pension, medical care, work-related injury, unemployment, and maternity.

We strengthened staff training, implemented performance appraisal and other measures to improve staff monetization and work efficiency. We believe that we maintain a good relationship with our employees.

Legal Proceedings

As of the date of this prospectus, we have not been involved in any legal or administrative litigation that may have a material adverse effect on the Company’s business, balance sheet, operating performance and cash flow.

We have taken measures to reduce the potential liability of platform operators in relevant regulations, such as data security, network security, etc. Our main subsidiaries registered under Chinese laws have complied with the relevant Chinese laws and regulations currently in force in all major aspects, and have obtained all the main necessary licenses and approvals required for the main business operations in China from the relevant government departments. As of the date of this prospectus, these licenses and approvals are still valid and valid for the main business operations, and there are no major legal obstacles to the renewal of the relevant major licenses and approvals. For the six months ended December 31, 2022 and 2021 and for the years ended June 30, 2022 and 2021 and up to the date of this prospectus, we believe we have complied with applicable laws and regulations in all material aspects.

REGULATION

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Regulations on Foreign Investment in China

The establishment, operation and management of companies in China are governed by the PRC Company Law, as amended in 2005, 2013 and 2018. The PRC Company Law applies to both PRC domestic companies and foreign-invested companies. The direct or indirect investment activities of a foreign investor shall be governed by the PRC Foreign Investment Law and its implementation rules. The PRC Foreign Investment Law is promulgated by the National People’s Congress on March 15, 2019, and has taken effect since January 1, 2020, which replaced the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the PRC Wholly Foreign-owned Enterprise Law. The Foreign Investment Law adopts the administrative system of pre-entry national treatment along with a negative list for foreign investments, establishing the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

Pursuant to the Foreign Investment Law, “foreign investments” refers to any direct or indirect investment activities conducted by any foreign individual, enterprise, or organization (collectively referred to as “foreign investors”) in the PRC, which includes any of the following circumstances: (i) foreign investors establishing foreign-invested enterprises, or FIEs, in the PRC solely or jointly with other investors; (ii) foreign investors acquiring shares, equity interests, property portions or other similar rights and interests thereof within the PRC; (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors; and (iv) other forms of investments as defined by laws, regulations, or as otherwise stipulated by the State Council. According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the Negative List. The Foreign Investment Law provides that foreign investors shall not invest in the “prohibited” industries, and shall meet certain requirements as stipulated under the Negative List for investing in “restricted” industries.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, (i) that local governments shall abide by their commitments to the foreign investors; (ii) FIEs are allowed to issue stocks and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; (iii) mandatory technology transfer is prohibited; and (iv) the capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors within the PRC, may be freely remitted inward and outward in RMB or a foreign currency. Also, foreign investors or FIEs should assume legal liabilities for failing to report investment information in accordance with the requirements. Furthermore, the Foreign Investment Law provides that FIEs established prior to the effectiveness of the Foreign Investment Law may maintain their legal form and structure of corporate governance within five years after January 1, 2020.

On December 26, 2019, the State Council further issued the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020, and replaced the Regulations on Implementing the PRC Equity Joint Venture Law, Provisional Regulations on the Duration of PRC Equity Joint Venture Law, the Regulations on Implementing the PRC Cooperative Joint Venture Law, and the Regulations on Implementing the PRC Wholly Foreign-owned Enterprise Law. The Regulations on Implementing the PRC Foreign Investment Law restates certain principles of the Foreign Investment Law and further provides that, among others, (i) if an FIE established prior to the effective date of the Foreign Investment Law fails to adjust its legal form or governance structure to comply with the provisions of the Companies Law of the PRC or the Partnership Enterprises Law of the PRC, as applicable, and complete amendment registration before January 1, 2025, the enterprise registration authority will not process other registration matters of the FIE and may public such non-compliance thereafter; and (ii) the provisions regarding equity interest transfer and distribution of profits and remaining assets as stipulated in the contracts among the joint venture parties of an FIE established before the effective date of the Foreign Investment Law may, after adjustment of the legal form and governing structure of such FIE, remain binding upon the parties during the joint venture term of the enterprise.

On June 23, 2020, the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce promulgated the Special Administrative Measures for Access of Foreign Investment (Negative List) (2020 Edition), or the 2020 Negative List, which came into effect on July 23, 2020. In addition, the NDRC and the Ministry of Commerce promulgated the Encouraged Industry Catalogue for Foreign Investment (2020 Edition), or the 2020 Encouraged Industry Catalogue, which was promulgated on December 27, 2020 and came into effect on January 27, 2021. Industries not listed in the 2020 Negative List and 2020 Encouraged Industry Catalogue are generally open for foreign investments unless specifically restricted by other PRC laws. The establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority equity interests in such joint ventures. In addition, foreign investment in projects in a restricted category is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category.

On December 27, 2021, the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce promulgated the Special Administrative Measures for Access of Foreign Investment (Negative List) (2021 Edition), or the 2021 Negative List, which came into effect on January 1, 2022. On March 12, 2022, the 2022 Negative List was released and took effect on the same day. Industries not listed in the 2022 Negative List are generally open for foreign investments unless specifically restricted by other PRC laws. The establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority equity interests in such joint ventures. In addition, foreign investment in projects in a restricted category is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Our PRC Counsel, Jiangsu Junjin Law Firm, has advised us that our business is not in an industry on the 2022 Negative list, and it does not involve or operate in either a prohibited or restricted industry.

Pursuant to the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises promulgated by the Ministry of Commerce on October 8, 2016, and amended in 2017 and 2018, establishment and changes of FIEs not subject to approvals under the special entry management measures shall be filed with the relevant commerce authorities. However, as the PRC Foreign Investment Law has taken effect, the Ministry of Commerce and the State Administration for Market Regulation, or the SAMR, jointly approved the Foreign Investment Information Report Measures on December 19, 2019, which has been in effect since January 1, 2020. According to the Foreign Investment Information Report Measures, which repealed the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises, foreign investors or FIEs shall report their investment-related information to the competent local counterparts of the Ministry of Commerce through Enterprise Registration System and National Enterprise Credit Information Notification System.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future.

Regulations on Intellectual Property Rights

Patent Law

Pursuant to the Patent Law of the PRC, or the Patent Law, promulgated by the SCNPC on March 12, 1984, as latest amended on October 17, 2020, and became effective on June 1, 2021 and the Implementation Rules of the Patent Law of the PRC, promulgated by the State Council on June 15, 2001 and latest amended on January 9, 2010, there are three types of patent in the PRC: invention patent, utility model patent and design patent. The protection period is 20 years for invention patent and 10 years for utility model patent and design patent, commencing from their respective application dates. Any individual or entity that utilizes a patent or conducts any other activity in infringement of a patent without prior authorization of the patentee shall pay compensation to the patentee and is subject to a fine imposed by relevant administrative authorities and, if constituting a crime, shall be held criminally liable in accordance with the law. In the event that a patent is owned by two or more co-owners without an agreement regarding the distribution of revenue generated from the exploitation of any co-owner of the patent, such revenue shall be distributed among all the co-owners.

Existing patents can become narrowed, invalid or unenforceable due to a variety of grounds, including lack of novelty, creativity, and deficiencies in patent application. In China, a patent must have novelty, creativity and practical applicability. Under the Patent Law, novelty means that before a patent application is filed, no identical invention or utility model has been publicly disclosed in any publication in China or overseas or has been publicly used or made known to the public by any other means, whether in or outside of China, nor has any other person filed with the patent authority an application that describes an identical invention or utility model and is recorded in patent application documents or patent documents published after the filing date. Creativity means that, compared with existing technology, an invention has prominent substantial features and represents notable progress, and a utility model has substantial features and represents any progress. Practical applicability means an invention or utility model can be manufactured or used and may produce positive results. Patents in China are filed with the State Intellectual Property Office, or SIPO. Normally, the SIPO publishes an application for an invention patent within 18 months after the filing date, which may be shortened at the request of applicant. The applicant must apply to the SIPO for a substantive examination within 3 years from the date of application.

We currently do not own any patent, but we plan to apply for patent protection for the calculating formula within our Magic Mirror system.

Regulations on Copyright

The Copyright Law of the PRC, or the Copyright Law, which took effect on June 1, 1991 and was amended in 2001, 2010 and 2020 (the current effective revision became effective on April 1, 2010 while the latest revision has not yet come into effect until June 1, 2021), provides that Chinese citizens, legal persons, or other organizations shall, whether published or not, own copyright in their copyrightable works, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. Copyright owners enjoy certain legal rights, including right of publication, right of authorship and right of reproduction. The Copyright Laws disseminated over the Internet. In addition, PRC laws and regulations provide for a voluntary registration system administered by the Copyright Protection Center of China, or the CPCC. According to the Copyright Law, an infringer of the copyrights shall be subject to various civil liabilities, which include ceasing infringement activities, apologizing to the copyright owners and compensating the loss of copyright owner. Infringers of copyright may also be subject to fines and/or administrative or criminal liabilities in severe situations.

The Computer Software Copyright Registration Measures, or the Software Copyright Measures, promulgated by the National Copyright Administration, or the NCA on April 6, 1992 and latest amended on February 20, 2002, regulates registrations of software copyright, exclusive licensing contracts for software copyright and assignment agreements. The NCA administers software copyright registration and the CPCC, is designated as the software registration authority. The CPCC shall grant registration certificates to the Computer Software Copyrights applicants which meet the requirements of both the Software Copyright Measures and the Computer Software Protection Regulations (Revised in 2013).

The Provisions of the Supreme People’s Court on Certain Issues Related to the Application of Law in the Trial of Civil Cases Involving Disputes on Infringement of the Information Network Dissemination Rights specifies that disseminating works, performances or audio-video products by the internet users or the internet service providers via the internet without the permission of the copyright owners shall be deemed to have infringed the right of dissemination of the copyright owner.

The Measures for Administrative Protection of Copyright Related to Internet, which was jointly promulgated by the NCA and the MII on April 29, 2005 and became effective on May 30, 2005, provides that upon receipt of an infringement notice from a legitimate copyright holder, an ICP operator must take remedial actions immediately by removing or disabling access to the infringing content. If an ICP operator knowingly transmits infringing content or fails to take remedial actions after receipt of a notice of infringement that harms public interest, the ICP operator could be subject to administrative penalties, including an order to cease infringing activities, confiscation by the authorities of all income derived from the infringement activities, or payment of fines.

On May 18, 2006, the State Council promulgated the Regulations on the Protection of the Right to Network Dissemination of Information (as amended in 2013). Under these regulations, an owner of the network dissemination rights with respect to written works, performance or audio or video recordings who believes that information storage, search or link services provided by an Internet service provider infringe his or her rights may require that the Internet service provider delete, or disconnect the links to, such works or recordings.

Trademark Law

Trademarks are protected under the PRC Trademark Law, which was adopted on August 23, 1982 and subsequently amended in 1993, 2001, 2013, and 2019, and the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 2002 and most recently amended in 2014. The Trademark Office under the State Administration for Market Regulation (formally known as the State Administration for Industry and Commerce) handles trademark registrations. The Trademark Office grants a ten-year term to registered trademarks and the term may be renewed for another ten-year period upon request by the trademark owner. A trademark registrant may license its registered trademarks to another party by entering into trademark license agreements, which must be filed with the Trademark Office for the record. As with patents, the Trademark Law has adopted a first-to-file principle with respect to trademark registration. If a trademark applied for is identical or similar to another trademark which has already been registered or subject to a preliminary examination and approval for use on the same or similar kinds of products or services, such a trademark application may be rejected. Any person applying for the registration of a trademark may not injure existing trademark rights first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such other party’s use.

Regulations on Domain Names

The MIIT promulgated the Measures on Administration of Internet Domain Names on August 24, 2017, which became effective on November 1, 2017 and replaced the Administrative Measures on China Internet Domain Names promulgated by the MIIT on November 5, 2004. Pursuant to these measures, the MIIT oversees the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names must provide the true, accurate, and complete information of their identities to domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedure.

Regulations on Foreign Exchange

The establishment, operation and management of companies in China are governed by the PRC Company Law, as amended in 2005, 2013 and 2018. The PRC Company Law applies to both PRC domestic companies and foreign-invested companies. The direct or indirect investment activities of a foreign investor shall be governed by the PRC Foreign Investment Law and its implementation rules. The PRC Foreign Investment Law was promulgated by the National People’s Congress on March 15, 2019 and took effect on January 1, 2020, replacing the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the PRC Wholly Foreign-owned Enterprise Law. The Foreign Investment Law adopts the administrative system of pre-entry national treatment along with a negative list for foreign investments, and establishes the basic framework for access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

Pursuant to the Foreign Investment Law, “foreign investments” refers to any direct or indirect investment activities conducted by any foreign individual, enterprise, or organization (collectively referred to as “foreign investors”) in the PRC, which includes any of the following circumstances: (i) foreign investors establishing foreign-invested enterprises, or FIEs, in the PRC solely or jointly with other investors; (ii) foreign investors acquiring shares, equity interests, property portions or other similar rights and interests thereof within the PRC; (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors; and (iv) other forms of investments as defined by laws, regulations, or as otherwise stipulated by the State Council. According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the Negative List. The Foreign Investment Law provides that foreign investors shall not invest in the “prohibited” industries, and shall meet certain requirements as stipulated under the Negative List for investing in “restricted” industries.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that (i) local governments shall abide by their commitments to the foreign investors; (ii) FIEs are allowed to issue stocks and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner; expropriation or requisition of the investment of foreign investors is prohibited; (iii) mandatory technology transfer is prohibited; and (iv) capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors within the PRC, may be freely remitted inward and outward in RMB or a foreign currency. Also, foreign investors or FIEs should assume legal liabilities for failing to report investment information in accordance with the requirements. Furthermore, the Foreign Investment Law provides that FIEs established prior to the effectiveness of the Foreign Investment Law may maintain their legal form and structure of corporate governance within five years after January 1, 2020.

On December 26, 2019, the State Council further issued the Regulations on Implementing the PRC Foreign Investment Law, or the Implementation Regulations, which came into effect on January 1, 2020, and replaced the Regulations on Implementing the PRC Equity Joint Venture Law, Provisional Regulations on the Duration of PRC Equity Joint Venture Law, the Regulations on Implementing the PRC Cooperative Joint Venture Law, and the Regulations on Implementing the PRC Wholly Foreign-owned Enterprise Law. The Implementation Regulations restates certain principles of the Foreign Investment Law and further provides that, among others, (i) if an FIE established prior to the effective date of the Foreign Investment Law fails to adjust its legal form or governance structure to comply with the provisions of the Companies Law of the PRC or the Partnership Enterprises Law of the PRC, as applicable, and complete amendment registration before January 1, 2025, the enterprise registration authority will not process other registration matters of the FIE and may make public such non-compliance thereafter; and (ii) the provisions regarding equity interest transfer and distribution of profits and remaining assets as stipulated in the contracts among the joint venture parties of an FIE established before the effective date of the Foreign Investment Law may, after adjustment of the legal form and governing structure of such FIE, remain binding upon the parties during the joint venture term of the enterprise.

On June 23, 2020, the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce of the PRC, promulgated the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2020 version), or the 2020 Negative List, which came into effect on July 23, 2020. In addition, the NDRC and the Ministry of Commerce promulgated the Encouraged Industry Catalogue for Foreign Investment (2019 version), or the 2019 Encouraged Industry Catalogue, which came into effect on July 30, 2019. Industries not listed in the 2020 Negative List and 2019 Encouraged Industry Catalogue are generally open for foreign investments unless specifically restricted by other PRC laws. The establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority equity interests in such joint ventures. In addition, foreign investment in projects in a restricted category is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category.

Pursuant to the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises promulgated by the Ministry of Commerce on October 8, 2016 and amended in 2017 and 2018, establishment of and changes to FIEs not subject to approvals under the special entry management measures shall be filed with the relevant commerce authorities. However, as the PRC Foreign Investment Law has taken effect, the Ministry of Commerce and the State Administration for Market Regulation, or the SAMR, jointly approved the Foreign Investment Information Report Measures on December 19, 2019, which went into effect on January 1, 2020. According to the Foreign Investment Information Report Measures, which repealed the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises, foreign investors or FIEs shall report their investment-related information to the competent local counterparts of the Ministry of Commerce through the Enterprise Registration System and National Enterprise Credit Information Notification System.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future.

Regulations on Foreign Exchange

General Administration of Foreign Exchange

According to the Foreign Exchange Control Regulations of the PRC, which were promulgated by the State Council on January 29, 1996, came into effect on April 1, 1996, and were amended on January 14, 1997, and August 1, 2008 (which amendment came into effect on August 5, 2008), payments for transactions that take place within the PRC must be made in Renminbi. PRC companies or individuals may repatriate foreign exchange receipts received overseas or deposit overseas. Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of the PRC, unless prior approval is obtained from SAFE and prior registration with SAFE is made. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange. For foreign exchange proceeds under the capital accounts, approval from SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

Foreign Investment

According to Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors, which were promulgated on May 10, 2013, by SAFE, upon establishment of a foreign investment enterprise pursuant to the law, registration formalities shall be completed with SAFE. In the event of subsequent changes in the capital of the foreign investment enterprise such as increase in capital, capital reduction, and equity transfer, registration change formalities shall be completed with SAFE.

Pursuant to the Circular of SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, or the “SAFE Circular No. 59,” promulgated by SAFE on November 19, 2012, and was further amended on May 4, 2015, as well as October 10, 2018 and December 30, 2019, approval is not required for opening a foreign exchange account and depositing foreign exchange into the account relating to the direct investments. SAFE Circular No. 59 also simplified foreign exchange-related registration required for the foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for foreign investment enterprises.

The Notice of the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign-Funded Enterprises, or the “SAFE Circular No.19,” which was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015, provides that a foreign investment enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to the SAFE Circular No.19, for the time being, foreign investment enterprises are allowed to settle 100% of their foreign exchange capitals on a discretionary basis; a foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

Overseas Investment and Financing and Round-Trip Investment

Under SAFE Circular 37 issued by SAFE and effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore SPV, which is defined as offshore enterprises directly established or indirectly controlled by PRC residents for offshore equity financing of the enterprise assets or interests they hold in the PRC. An amendment to registration or subsequent filing with the local SAFE branch by such PRC resident is also required if there is any change in basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-trip Investment regarding the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014, as an attachment of SAFE Circular 37, and provided operational guidance in detail on how to complete the required registration under SAFE Circular 37. Pursuant to the Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, or the “SAFE Circular No. 13,” which was promulgated by SAFE and effective from June 1, 2015, the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment are canceled and the procedure of foreign exchange-related registration are simplified. The investors shall register with banks for direct domestic investment and direct overseas investment.

Currently, some of our shareholders have completed Circular 37 Registration and are in compliance. Some of our beneficial owners, who are PRC residents, have not completed the Circular 37 Registration. All our significant shareholders, directors and officers have completed Circular 37 Registration. We have asked our shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. See “Risk Factors — Risks Related to Our Corporate Structure — Some of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.” We will urge the shareholders who have not yet completed registrations in accordance with SAFE Circular 37 to complete registrations, and we do not believe the shareholders’ failure to complete registrations will have a substantial impact on our business operations or cross-border investment activities.

Dividend Distribution

Under the Company Law, the Foreign Investment Law, and Implementation Regulations of Foreign Investment Law, wholly foreign-owned enterprises in the PRC may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with China accounting standards and regulations. According to the Foreign Investment Law and Implementation Regulations of Foreign Investment Law, foreign investors’ investment, profits, capital gains, assets disposal income, intellectual property license fees, compensation or indemnification obtained according to law, and income from liquidation, among other things, may be freely remitted in or out of China in RMB or foreign currency. In addition, under the Company Law, wholly foreign-owned enterprises in the PRC are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned enterprises may, at their discretion, allocate a portion of their after-tax profits based on China accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends. See “Risk Factors — Risks Related to Doing Business in China — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiaries.”

Offshore Investment

Under the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, which is defined as an offshore enterprise directly established or indirectly controlled by PRC residents for investment and financing purposes, with the enterprise assets or interests PRC residents hold in China or overseas. The term “control” means to obtain the operation rights, right to proceeds, or decision-making power of a special purpose vehicle through acquisition, trust, holding shares on behalf of others, voting rights, repurchase, convertible bonds, or other means. An amendment to registration or subsequent filing with the local SAFE branch by such PRC residents is also required if there is any change in the basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-Trip Investment regarding the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014, as an attachment of SAFE Circular 37.

Under the relevant rules, failure to comply with the registration procedures set forth in SAFE Circular 37 may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliates, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

Regulations on Dividend Distribution

The principal laws and regulations regulating the distribution of dividends by FIEs in China include the PRC Company Law, as amended in 2004, 2005, 2013, and 2018, and the 2019 PRC Foreign Investment Law and its Implementation Rules. Under the current regulatory regime in China, FIEs in China may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside as statutory reserve funds at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital, unless laws regarding foreign investment provide otherwise. A PRC company cannot distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations on Taxation

Enterprise Income Tax

On March 16, 2007, the National People’s Congress promulgated the PRC Enterprise Income Tax Law, which was amended on February 24, 2017 and December 29, 2018. On December 6, 2007, the State Council enacted the Regulations for the Implementation of the Enterprise Income Tax Law, which became effective on January 1, 2008 and was amended on April 23, 2019. Under the Enterprise Income Tax Law and the relevant implementing regulations, both resident enterprises and non-resident enterprises are subject to tax in China. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within China. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside China, but have established institutions or premises in China, or have no such established institutions or premises but have income generated from inside China. Under the Enterprise Income Tax Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. However, if non-resident enterprises have not formed permanent establishments or premises in China, or if they have formed permanent establishments or premises in China but there is no actual relationship between the relevant income derived in China and the established institutions or premises set up by them, withholding income tax is set at the rate of 10% with respect to their income sourced from inside the PRC.

Value-Added Tax

The PRC Provisional Regulations on Value-Added Tax were promulgated by the State Council on December 13, 1993, became effective on January 1, 1994, and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value-Added Tax (2011 Revision) were promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended in 2008 and 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC are value-added tax, or VAT, taxpayers. On March 20, 2019, the Ministry of Finance, the State Administration of Taxation, or SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepening the Reform of Value-Added Tax. Pursuant to this announcement, the generally applicable VAT rates are simplified as 13%, 9%, 6%, and 0%, which became effective on April 1, 2019, and the VAT rate applicable to the small-scale taxpayers is 3%. If a small-scale taxpayer’s total monthly sales amount does not exceed RMB100 thousand and its quarterly sales volume does not exceed RMB300 thousand, the VAT will be exempted.

Dividend Withholding Tax

The Enterprise Income Tax Law and its implementation rules provide that since January 1, 2008, an income tax rate of 10% will normally apply to dividends declared to non-PRC resident investors that do not have an establishment or place of business in China, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within China.

Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have met the relevant conditions and requirements under this arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009, if the relevant PRC tax authorities determine, in their discretions, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Pursuant to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by SAT and became effective on April 1, 2018, when determining the applicant’s status as the “beneficial owner” regarding tax treatment in connection with dividends, interests, or royalties in the tax treaties, several factors, including, without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant any tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and such factors will be analyzed according to the actual circumstances of the specific cases.

Tax on Indirect Transfer

On February 3, 2015, SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non PRC Resident Enterprises, or Bulletin 7. Pursuant to Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” in the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have a real commercial nature which is evidenced by their actual function and risk exposure. Pursuant to Bulletin 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares are acquired on a public stock exchange. On October 17, 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non- resident Enterprise Income Tax at Source, or Bulletin 37, which was amended by the Announcement of the State Administration of Taxation on Revising Certain Taxation Normative Documents issued on June 15, 2018 by SAT. Bulletin 37 further elaborates the relevant implemental rules regarding the calculation, reporting, and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of Bulletin 7. Bulletin 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, are involved.

Regulations on Employment

Labor Contract Law

The PRC Labor Contract Law, which became effective on January 1, 2008 and amended in 2012, primarily aims at regulating rights and obligations of employment relationships, including the establishment, performance, and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts must be executed in writing if labor relationships are to be or have been established between employers and employees. Employers are prohibited from forcing employees to work above certain time limits and employers must pay employees for overtime work in accordance with national regulations. In addition, employees’ wages must not be lower than local standards on minimum wages and must be paid to employees in a timely manner.

Social Insurance

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004 and amended in 2010, the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Old-Aged Pension Insurance of the State Council issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, the Unemployment Insurance Measures promulgated on January 22, 1999, and the PRC Social Insurance Law implemented on July 1, 2011 and amended on December 29, 2018, employers are required to provide their employees in China with welfare benefits covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, and medical insurance. These payments are made to local administrative authorities. Any employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a prescribed time limit and be subject to a late fee. If the employer still fails to rectify the failure to make the relevant contributions within the prescribed time, it may be subject to a fine ranging from one to three times the amount overdue. On July 20, 2018, the General Office of the State Council issued the Plan for Reforming the State and Local Tax Collection and Administration Systems, which stipulated that SAT will become solely responsible for collecting social insurance premiums.

Housing Fund

In accordance with the Regulations on the Administration of Housing Funds, which was promulgated by the State Council in 1999 and amended in 2002 and 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

Regulations on Share Incentive Plans

Pursuant to the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, which was issued by SAFE on February 15, 2012, employees, directors, supervisors, and other senior management who participate in any stock incentive plan of a publicly listed overseas company and who are PRC citizens or non-PRC citizens residing in China for a continuous period of no less than one year, subject to a few exceptions, are required to register with SAFE through a qualified domestic agent, which may be a PRC subsidiary of such overseas listed company, and complete certain other procedures.

In addition, SAT has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, employees working in China who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company are required to file documents related to employee stock options and restricted shares with relevant tax authorities and to withhold individual income taxes of employees who exercise their stock options or purchase restricted shares. If the employees fail to pay or the PRC subsidiaries fail to withhold income tax in accordance with relevant laws and regulations, the PRC subsidiaries may be subject to sanctions imposed by the tax authorities or other PRC governmental authorities.

M&A Rules and Overseas Listing

Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On August 8, 2006, six PRC governmental and regulatory agencies, including the Ministry of Commerce and the China Securities Regulatory Commission, promulgated the M&A Rules governing the mergers and acquisitions of domestic enterprises by foreign investors, which became effective on September 8, 2006, and was revised in 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or PRC citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC citizens, such acquisition must be submitted to the Ministry of Commerce for approval. The M&A Rules also require that an offshore special purpose vehicle, or a special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals, shall obtain the approval of the China Securities Regulatory Commission prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. See “Risk Factors — The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.”

The M&A Rules further requires that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council, are triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds be cleared by the MOFCOM before they can be completed.

We believe the CSRC’s approval is not required under the M&A Rules for the offering and trading of our ordinary shares on Nasdaq in the context of this offering, given that: (i) our PRC subsidiaries were incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for this offering, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, there remain some uncertainties as to how the rules will be interpreted or implemented in the context of an overseas offering and the potential impact such modified or new laws and regulations will have on the daily business operation of the PRC Operating Entities. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering.

Regulations on the Record-filing System under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies

On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Administration Provisions, and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Filing Measures, which are open for public comments until January 23, 2022.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

We would not be classified as an existing enterprise, and according to the Circular, we can reasonably arrange the timing for submitting the filing application with the CSRC, and shall complete the filing with the CSRC in accordance with the Trial Measures before this offering. In sum, we are subject to the filing requirements of the CSRC for this offering under the Trial Measures. As of April 29, 2023, the Company has submitted the recording materials to the CSRC in order to comply with its obligations under the Trial Measures. In May 2023, we received comments from the CSRC regarding our recording materials. We addressed the comments and provided supplemental materials to the CSRC in June 2023. We believe the relevant parties to this transaction and the company have complied with the obligations under the Trial Measures. However, as of the date of this letter, we have not obtained the final confirmation from the CSRC regarding the completion of the recording process.

As the Circular and Trial Measures were newly published and there exists uncertainty with respect to the filing requirements and their implementation, if we are required to submit to the CRSC and complete the filing procedure, we cannot be sure that we will be able to complete such filings in a timely manner, or at all. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Mingfei Liu	39	Chief Operating Officer
Jian Chen	36	Chief Executive Officer, Director
Xiaoli Zhong	47	Chief Financial Officer
Enze Liang	41	Independent Director (Appointee)(1)
H. Michael Feng	60	Independent Director (Appointee)(1)
Kongfei Hu	42	Independent Director (Appointee)(1)

____________

(1)      The appointment of the independent directors will become effective upon effectiveness of the registration statement of which this prospectus forms a part.

Mingfei Liu, Chief Operating Officer

Mingfei Liu has been our Chief Operating Officer since June 30, 2021, prior to which he was a chief officer in Guomei Finance since October 2018. From May 2017 to July 2018, he was the general manager of Zhonghe Ande Insurance Brokerage Company. From July 2011 to May 2017, he was the general manager of technology department of Fanhua Bocheng Insurance Brokerage Co., Ltd. He oversees the Company’s daily operations at a company-wide level and makes periodic business development plans based on the Company’s strategy. Mr. Liu is also responsible for overseeing the execution of the company strategy and business plan and coming up with solutions for issues spotted. Mr. Liu holds a Bachelor’s degree from Tsinghua University and a Master’s degree in Finance from the Chinese Academy of Social Sciences.

Jian Chen, Chief Executive Officer, Director

Jian Chen is the founder of the Company and has been our Chief Executive Officer since June 30, 2021. He was the founder and Chief Product Officer of Youbaolian from 2016 to 2018. Prior to that, he was the department head of client services department at Autohome Inc. from 2015 to 2016. Mr. Chen had held a variety of management positions at various travel agent companies in his career since 2010. Mr. Chen is in charge of setting business strategy for the Company and overseeing the firmwide operations within the Company. He is also supervising the financial situation of the Company on a regular basis. Mr. Chen holds a Bachelor’s degree in Computer Science from Wuhan Technology University and a Master’s degree in Project Management from China Agricultural University.

Xiaoli Zhong, Chief Financial Officer

Xiaoli Zhong has been our Chief Financial Officer since January 22, 2022. She was the financial director at Jia Yi Bing Ding, an automotive aftermarket company based in China. Prior to that, Ms. Zhong was the financial director at Feng Niao Chu Xing, a mobility-as-a-service provider based in China, the financial director at CloudMinds, an operator of cloud-based systems for intelligent robots based in China, and a senior manager of the finance department at Autohome Inc. (NYSE: ATHM), an automotive service platform based in China. Ms. Zhong is familiar with Chinese and U.S. accounting standards and the financial report disclosure process of U.S. listed companies and is experienced in financial accounting, financial analysis, comprehensive budget management, fund management, internal controls, financial system and process, and financial information construction.

Ms. Zhong holds a Bachelor’s degree in accounting at Dongbei University of Finance and Economics in China and holds the Intermediate Accountant qualification in China and Certified Management Accountant (CMA) qualification in the United States.

Enze Liang, Independent Director (Appointee)

Enze Liang is a managing director at Marcum Bernstein & Pinchuk LLP. Mr. Liang is a high-performing financial services and tax professional with extensive experience in diverse industries and consistent commitment to his clients. Mr. Liang provides accounting, auditing and consulting services for public companies with subsidiaries in China, as well as Chinese companies planning for M&A transactions or IPOs in the United States. Prior to joining Marcum Bernstein & Pinchuk LLP, Mr. Liang was a chief financial officer for a U.S. subsidiary of a beverage industry leader listed in Hong Kong, a senior associate in a top-five U.S. accounting firm in New York and a senior member of Ernst & Young LLP in Beijing.

Mr. Liang’s industry expertise spans financial services, manufacturing and distribution, pharmaceuticals, education, real estate and the oil and gas industry. Mr. Liang also provides financial services for clients in the US REITs, equity, fixed income and hedge fund space. He advises on 401(k) retirement plans and ensures that clients are compliant with all relevant U.S. government regulations.

Mr. Liang holds an M.S. from the University of Illinois at Urbana Champaign in accountancy and a B.S. from Central University of Finance and Economics in financial management in Beijing.

H. Michael Feng, Independent Director (Appointee)

H. Michael Feng has over 25 years of extensive database marketing and credit risk analytics experience in the financial service (credit card, insurance) and consulting industries, of both multi-team leading and hands-on nature, and substantial experience in building analytics driven customer centric business transformation and operation. Mr. Feng has the leadership in delivering large scale analytics based marketing strategies for the most sophisticated consumer facing corporations, especially in consumer lending and insurance. Mr. Feng also has complete cycle management experience from team organization, to full process conceptualization, solution design, data organization, down-steam / up-stream connection, deliverable production and implementation, testing, and results interpretation and account management strategies recommendation. Examples include conceptualization of corporate transformation process to customer centric business model, big-data marketing strategies, full customer acquisition process optimization, behavior segmentation, predictive modeling, validation, analytics based strategy design and optimization, and consumer behavior analysis. In addition, Mr. Feng has in-depth industry and technical knowledge and is an expert on customer centric analytics design, account management strategy design and optimization, statistical modeling, customer segmentation, and consumer behavior analysis. Past employers include the world’s most sophisticated financial service companies, consulting firms, and online financing companies in the U.S. and in China, including Associates/CitiBank, MBNA, MasterCard Advisors, Acxiom, Ping An Group, CreditEase, and Visa.

Mr. Feng holds a B.S. from Peking University, China, in Economic Geography, a M.A. from the University of California, Los Angeles (UCLA) in Economic Geography, and a Ph.D. from Syracuse University in Applied Statistics.

Kongfei Hu, Independent Director (Appointee)

Kongfei Hu has been a real estate developer at Purple Lake Investment Ltd. since Nov 2020, with the responsibilities of overseeing the purchase of existing or undeveloped residential real estate, making improvements to any buildings on it or constructing new buildings, selling or leasing the improved land or buildings for profit. Mr. Hu has worked for Citco (Canada) Inc. as a hedge fund operational analyst for 5 years. His job responsibilities at the time were: Preparing cash, trades and positions reconciliation on a daily and monthly basis, booking GLs on a daily basis, employing Citco database, broker statements and Bloomberg to monitor and analyze daily portfolio pricing, breaking resolution for all open items with the brokers or clients, supporting the conversion of any new clients or existing migrations, liaising with international clients and other Citco Officers to meet client needs. Prior to joining Citco (Canada) Inc., Mr. Hu was a Fuel Analyst at Seaboard/Harmac Transportation Group, doing research and analysis work, from Jun 2008 to Feb 2009.

Mr. Hu holds a M.A. in Economics from Dalhousie University.

Family Relationships

None of the directors, director appointees, or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of four directors upon declaration of effectiveness of the registration statement of which this prospectus forms a part. A director is not required to hold any shares in our company to qualify to serve as a director. Subject to the rules of the relevant stock exchange and disqualification by the chairman of the board of directors, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is materially interested. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. There are no directors’ service contracts with the Company or its subsidiaries providing for benefits upon termination of employment.

Committees of the board of directors

Prior to the declaration of effectiveness of the registration statement of which this prospectus forms a part, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We intend to adopt a charter for each of the three committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Mr. Enze Liang, Mr. H. Michael Feng, and Mr. Kongfei Hu and will be chaired by Mr. Enze Liang. Mr. Enze Liang, Mr. H. Michael Feng, and Mr. Kongfei Hu each satisfies the “independence” requirements of Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Enze Liang qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm; and

•        reporting regularly to the board.

Compensation Committee.    Our compensation committee will consist of Mr. Enze Liang, Mr. H. Michael Feng, and Mr. Kongfei Hu and will be chaired by Mr. Kongfei Hu. Mr. Enze Liang, Mr. H. Michael Feng, and Mr. Kongfei Hu each satisfies the “independence” requirements of Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

•        reviewing the total compensation package for our executive officers and making recommendations to the board;

•        reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

•        periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Mr. Enze Liang, Mr. Kongfei Hu and Mr. H. Michael Feng and will be chaired by Mr. H. Michael Feng. Mr. Enze Liang, Mr. H. Michael Feng, and Mr. Kongfei Hu each satisfies the “independence” requirements of Section Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        recommending nominees to the board for appointment or re-appointment to the board, or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

As a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different classes of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. In fulfilling their duty of care to our company, our directors must ensure compliance with our amended and restated memorandum and articles of association, as amended and restated from time to time. Our company may have the right to seek damages if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such transfer in our register of members.

Terms of Directors and Officers

Our directors may be appointed by an ordinary resolution of our shareholders. Alternatively, our board of directors may, by the majority resolution of the directors appoint any person as a director to fill a casual vacancy on our board or as an addition to the existing board. Our directors are not automatically subject to a term of office and hold office until such time as they are removed from office by an ordinary resolution of our shareholders. In addition, a director will cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Our officers are appointed by and serve at the discretion of the board of directors, and may be removed by our board of directors.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. We may terminate employment for cause, at any time, for certain acts of the executive officer, such as continued failure to comply with the Company’s internal regulations, failure to provide necessary social security documents for the Company to process social security insurance within 3 months since the entry of the employment agreement, or dishonest act that results in material to our detriment or material of the employment agreement. We may also terminate an executive officer’s employment without cause upon 30-day advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations and rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to engage in business that is similar or identical to the Company’s business, or to provide assistance for any individual or organization who is involved in similar or identical business with the Company.

Compensation of Directors and Executive Officers

In fiscal year ended June 30, 2022 and 2021, we paid an aggregate of RMB162,400 (US$25,151) and RMB122,400 (US$18,469) in cash to our executive officers, and we did not pay any compensation to our non-executive directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers. The PRC Operating Entities are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US$)
Jian Chen,	2022	$9,478	3,097	—	—	—	—	—	$12,575
CEO	2021	$9,235	—	—	—	—	—	—	$9,235
Mingfei Liu,	2022	$9,478	3,097	—	—	—	—	—	$12,575
COO	2021	$9,235	—	—	—	—	—	—	$9,235
Xiaoli Zhong,	2022	$—	—	—	—	—	—	—	$—
CFO	2021	$—	—	—	—	—	—	—	$—

RELATED PARTY TRANSACTIONS

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2022 and June 30, 2022:

Name of related parties	Relationship with the Group
Chen Jian	Founder and shareholder
	As of December 31, 2022	As of June 30, 2022
	(Unaudited)
Amounts due to related parties, current*
Jian Chen	$323,153	$207,986

____________

*        The balances mainly represented the expenses paid on behalf of the Company for daily operations.

As of the date of this prospectus, the related parties and the amounts due to related parties remains the same as of December 31, 2022.

Employment Agreements and Indemnification Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Share Issuance

See “Principal Shareholders.”

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary share as of the date of this prospectus, and as adjusted to reflect the sale of the ordinary share offered in this offering for

•        each of our directors and executive officers who beneficially owns our ordinary share; and

•        each person known to us to own beneficially more than 5% of our ordinary share.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on (i) 24,000,000 ordinary shares issued and outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part and (ii) ordinary share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes (i) ordinary share outstanding immediately after the completion of this offering and (ii) ordinary share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus.

As of the date of the prospectus, we have 16 shareholders of record, none of which is located in the United States.

Name of Beneficial Owner	Amount of Beneficial Ownership	Pre-Offering Percentage Ownership	Post-Offering Percentage Ownership
Directors, Director Appointees and Named Executive Officers:
Jian Chen, Chief Executive Officer and Director(1)	10,516,801	43.82%	36.26%
Mingfei Liu, Chief Operating Officer(2)	1,077,600	4.49%	3.72%
Xiaoli Zhong, Chief Financial Officer	0	—	—
Enze Liang, Director Appointee	0	—	—
H. Michael Feng, Director Appointee	0	—	—
Kongfei Hu, Director Appointee	0	—	—
All directors, director nominees and executive officers as a group (6 persons)	11,594,401	48.31%	39.98%
5% or Greater Shareholders:
None

____________

(1)      Superego Pulse Limited, a company formed under the laws of the British Virgin Islands, of which Jian Chen is the sole shareholder and director, holds 8,402,401 ordinary shares. In addition, Superego Pulse Limited is the general partner of Columbus Information consulting L.P., a limited partnership established under the laws of the British Virgin Islands and a stock incentive platform for the Company’s employees. Jian Chen is deemed the beneficial owner of the 8,402,401 ordinary shares held by Superego Pulse Limited and the 2,114,400 ordinary shares held by Columbus Information consulting L.P.

(2)      EvolutionUp Limited, a company formed under the laws of the British Virgin Islands, of which Mingfei Liu is the sole shareholder and director, holds 1,077,600 ordinary shares. Mingfei Liu is deemed the beneficial owner of the 1,077,600 ordinary shares held by EvolutionUp Limited.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time (the “Articles”), and the Companies Act (as amended) of the Cayman Islands, or the “Cayman Islands Companies Act.” A Cayman Islands exempted company with limited liability:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares, par value US$0.0001 per share. Subject to the provisions of the Cayman Islands Companies Act and our amended and restated memorandum and articles of association, and directions given by any ordinary resolution and the rights attaching to any class of existing shares, the directors have general and unconditional authority to issue, allot, grant options over or otherwise dispose of shares to such persons, at such times and on such terms as they may determine. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaches to ordinary shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 29,000,000 ordinary shares issued and outstanding. Our authorized share capital of 500,000,000 ordinary shares comprises solely a single class of shares. Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about            , 2023.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and the Articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares and the Articles, unless any share carries special voting rights, on a show of hands every shareholder who is present in person, by its duly authorized representative or by proxy shall have one vote. On a poll, every shareholder shall have one vote for every share of which he is the holder.

Variation of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless otherwise expressly provided by the terms, of issue of any class, the rights conferred on the holders of shares of that class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our share capital by such sum, to be divided into shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as prescribed by that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     subject to the Cayman Islands Companies Act, sub-divide our shares or any of them into shares of smaller amounts than that fixed; and

(d)    cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person.

Subject to the Cayman Islands Companies Act and the Articles, we may, by special resolution of our shareholders, reduce the share capital of the Company and any capital redemption reserve in any manner.

Calls on Shares and Forfeiture

The directors may, from time to time, make calls on the shareholders in respect of some or all of any monies unpaid on their shares, whether in respect of par value or the premium payable on those shares, and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment), pay to us at the time or times so specified the amount called on his shares. The directors may revoke or postpone a call at any time. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share and the holder or joint holders of a share at the time of a call shall remain liable to pay the call on that share, notwithstanding any subsequent transfer of the share being registered by the Company. If a sum called in respect of a shares is not paid before or on the day appointed for payment of that call, the shareholder from whom it is due and payable shall pay interest on the sum at such rate as the directors may determine (being the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 6 percent per annum) from the day appointed for payment of the call to the time of the actual payment. The directors may, at their discretion, waive payment of the interest in full or in part.

We have a first and paramount lien on every share (whether or not it is a fully paid share). The lien is for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share and for all debts, liabilities or other obligations owed, whether presently or not, by the shareholder or by one or more joint shareholders or by any of their estates to the Company.

At any time the directors may declare any share to be wholly or in part exempt from the lien on shares provisions of the Articles. Our lien, if any, on a share shall extend to all distributions payable on it.

Unclaimed Dividends

Any dividend that remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or instalment of a call in respect of shares on the day appointed for payment, the directors may serve a notice on such shareholder naming a further date not earlier than the expiration of 14 days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the shares, or any of them, will be liable to be forfeited.

If the requirements of such notice are not complied with, we may forfeit the shares together with any distributions declared payable in respect of the forfeited shares and not paid at any time before tender of payment.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit. The proceeds of any sale or disposition of the forfeited Share may be received and used by us as the directors determine.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with interest.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and to the rights attaching to any class of shares, we may by our directors:

(a)     issue shares on terms that they are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on such terms and in such manner the directors may, before the issue of those shares determine; and

(b)    purchase our own shares (including any redeemable shares) on such terms and in such manner as the directors determine.

When making payments in respect of redemption or purchase of shares, the directors may make such payments in cash or in kind if so authorized by the terms of issue of those shares or with the agreement of the holder of those shares.

Transfer of Shares

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered on the register of members of the Company.

Where the shares in question are not listed on or subject to the rules of Nasdaq, shares are transferable, subject to the consent of our board of directors who may, in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason.

If our directors refuse to register a transfer of a share, they are required, within two months after the date on which the transfer was lodged, to notify the transferee of the refusal.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies of the Cayman Islands.

General Meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings. We may but are not obliged to hold an annual general meeting.

Any director may convene general meetings at such times and in such manner and places within or outside the Cayman Islands as the director considers necessary or desirable. General meetings shall also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse.

The director convening a general meeting shall give not less than seven days’ notice (not including the day on which the notice is given (or deemed to be given), but including the day on which the period of time expires) of a general meeting to those shareholders whose names on the date the notice is given appear as members in our register of members and are entitled to vote at the meeting. Such director shall also give such notice to each of the directors.

A general meeting held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

Subject to the Cayman Islands Companies Act and with the consent of the shareholders who, individually or collectively, hold at least ninety percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A general meeting is duly constituted if, at the commencement of the meeting, there are present in person, through their authorised representative or by proxy one or more shareholders holding in aggregate at least one-third of the paid up voting share capital of the Company entitled to vote on resolutions of shareholders to be considered at the meeting. Where a quorum comprises a single shareholder or proxy, such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

If, within two hours from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholders present shall be a quorum.

The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

At any general meeting the chairman is responsible for deciding in such manner as considered appropriate whether any resolution proposed has been carried or not and the result of the decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution and the result shall be announced to the meeting and recorded in the minutes of the meeting. The minutes of the meeting shall be conclusive evidence of the fact that a resolution was carried or not without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Preferred Shares

Pursuant to our amended and restated memorandum and articles of association, our directors have the authority to issue shares and other securities of the Company with such preferred, deferred or other special rights, restrictions or privileges whether with regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the directors may determine. We do not currently have plans to issue any preferred shares.

Directors

We may by ordinary resolution or by resolution of our directors impose, a maximum or minimum number of directors required to hold office at any time and vary such limits from time to time. Under the Articles, we are required to have a minimum of one director.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The directors shall be entitled to such remuneration as the directors may determine.

We may in general meeting fix a minimum shareholding required to be held by a director, but unless and until so fixed a director is not required to hold shares.

A director may be removed by ordinary resolution or by a resolution of our directors.

Subject to the provisions of the articles, the office of a director shall be vacated if:

(a)     he gives notice in writing to the Company that he resigns the office of director; or

(b)    he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or;

(c)     he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)    he is found to be or becomes of unsound mind; or;

(e)     all the other directors (being not less than two in number) resolve that he should be removed as a director;

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the NASDAQ corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the NASDAQ corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our amended and restated memorandum and articles and any directions given by ordinary resolution, our business and affairs shall be managed by, or under the direction or supervision of, the directors. The directors shall have all the powers necessary for managing, and for directing and supervising, our business and affairs of the Company as are not by the Cayman Islands Companies Act, our amended and restated memorandum and articles or the terms of any special resolution required to be exercised by the shareholders. No alteration of our amended and restated memorandum and articles or any direction given by ordinary or special resolution shall invalidate any prior act of the directors that was valid at the time undertaken.

The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate director may not act as managing director and the appointment of a managing director shall automatically terminate if he ceases to be a director. Any such delegation may be made subject to any conditions the directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of directors shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

The directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the directors.

The directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

No person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of the Company in which any director or alternate director shall be in anyway interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such director holding office or of the fiduciary relation thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. A general notice that a director or alternate director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Capitalization of Profits

The directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the directors may make such provisions as they think fit in the case of shares becoming distributable in fractions.

Liquidation Rights

The shareholders may, subject to the Articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the Company to be wound up voluntarily. If the Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, without prejudice to the rights of holders of shares issued upon special terms and conditions.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a shareholder; and

•        the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of the United Kingdom but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of  the United Kingdom. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands courts) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, the Cayman Islands Companies Act contains statutory provisions that facilitate the reconstruction of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands (the “Grand Court”). While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)     the statutory provisions as to the required majority vote have been met;

(b)    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)    the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits and Protection of Minority Shareholders.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Grand Court can be expected to follow and apply the common law principles (namely the rule derived from the seminal English case of Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following acts in the following circumstances:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Any of our shareholders may petition the Grand Court which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up and cease doing business, which may occur on the basis that there has been a loss of substratum and/or misconduct by management. Alternatively, the Grand Court may make an order: (1) regulating the conduct of our affairs; (2) requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do; (3) authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court may direct; or (4) providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Generally, claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by our amended and restated memorandum and articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for liabilities incurred in their capacities as such as a result of any act or failure to act unless such losses or damages arise from their own actual fraud or wilful default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different classes of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. In fulfilling their duty of care to our company, our directors must ensure compliance with our amended and restated memorandum and articles of association, as amended and restated from time to time.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, there are indications that English and Commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings may also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for appointment of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to appointing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be vacated if: (a) he gives notice in writing to the Company that he resigns the office of director; or (b) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or; (c) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (d) he is found to be or becomes of unsound mind; or; (e) the other directors (being not less than two in number) resolve that he should be removed as a director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares, par value US$0.0001 per share, 24,000,000 ordinary shares are issued and outstanding. Upon completion of this offering, 29,000,000 ordinary shares will be issued and outstanding.

Sales of substantial amounts of the ordinary shares in the public market could adversely affect prevailing market prices of the ordinary shares.

Lock-up Agreements

Pursuant to the underwriting agreement in connection with this offering, we, our directors and executive officers and the holders of 1% or more of our outstanding ordinary shares have agreed, subject to certain exceptions, not to transfer or dispose of, directly or indirectly, any of our ordinary shares or any securities convertible into or exchangeable or exercisable for our ordinary shares for a period of twelve months after the closing of this offering. After the expiration of the twelve-month period, the ordinary shares held by our directors, executive officers and such shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act, pursuant to another exemption from registration under the Securities Act, or by means of a registered public offering. See “Underwriting — Lock-up Agreements” for more details.

Rule 144

All of our ordinary shares outstanding prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of ordinary shares then outstanding, in the form of ordinary shares or otherwise, which will equal approximately shares immediately after this offering; or

•        the average weekly trading volume of the ordinary shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in the ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Mourant Ozannes (Cayman) LLP, our Cayman Islands counsel; to the extent it relates to PRC tax law, it is the opinion of Jiangsu Junjin Law Firm, our PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

People’s Republic of China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that U-BX is not a PRC resident enterprise for PRC tax purposes. U-BX is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that U-BX meets all of the conditions above. U-BX is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC authorities will ultimately take a view that is consistent with ours.

If the PRC tax authorities determine that U-BX is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ordinary shares. In addition, non-resident enterprise shareholders (including the ordinary shareholders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders (including the ordinary shareholders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% (and such PRC tax may be withheld at source in the case of dividends). Any PRC income tax liability may be reduced under applicable tax treaties. However, it is unclear whether non-PRC shareholders of U-BX would in practice be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that U-BX is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company, U-BX, is not deemed to be a PRC resident enterprise, holders of the ordinary shares and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ordinary shares. However, under Bulletin 7 and Bulletin 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee, or the PRC entity which directly owns such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. However, sales of shares and ordinary shares by investors through a public stock exchange where such shares or ordinary shares are acquired on a public stock exchange are currently exempt from these indirect transfer rules under Bulletin 7 and Bulletin 37. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under Bulletin 7 and Bulletin 37, and we may be required to expend valuable resources to comply with Bulletin 7 and Bulletin 37, or to establish that we should not be taxed under these circulars. See “Risk Factors — Risks Related to Doing Business in China — We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the ordinary shares by a U.S. Holder (as defined below) that acquires the ordinary shares in this offering and holds the ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        holders who acquire their ordinary shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        persons holding their ordinary shares in connection with a trade or business conducted outside the United States;

•        persons that actually or constructively own 10% or more of our stock (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the ordinary shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ordinary that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the law of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the ordinary shares and their partners are urged to consult their tax advisors regarding an investment in the ordinary shares.

For U.S. federal income tax purposes, a U.S. Holder of ordinary shares will generally be treated as the beneficial owner of the underlying shares represented by the ordinary shares. The remainder of this discussion assumes that a U.S. Holder of the ordinary shares will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ordinary shares will generally not be subject to U.S. federal income tax.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our Company, will be a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are generally categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

After the restructure that was completed in March 2022, U-BX Beijing is now an indirect subsidiary of the Company. Based upon our current and projected income and assets, including the expected proceeds from this offering, and projections as to the value of our assets (which are based on the expected market price of the ordinary shares immediately following this offering), we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of the ordinary shares may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the ordinary shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules, and because our PFIC status is an annual factual determination, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any year during which a U.S. Holder holds the ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the ordinary shares.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on the ordinary shares (including the amount of any PRC tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, in the case of ordinary shares. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the ordinary shares will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income”; provided that certain conditions are satisfied, including that (1) the ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty (the “Treaty”), (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period and other requirements are met. We intend to list the ordinary shares on the Nasdaq Stock Exchange. Provided that this listing is approved, we believe that the ordinary shares will generally be considered to be readily tradable on an established securities market in the United States. There can be no assurance that the ordinary shares will continue to be considered readily tradable on an established securities market in later years. Because the ordinary shares will not be listed on a U.S. exchange, we do not believe that dividends received with respect to ordinary shares that are not represented by ordinary shares will be treated as qualified dividends. Non-corporate U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the ordinary shares.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “Taxation — People’s Republic of China Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by the ordinary shares, and regardless of whether the ordinary shares are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in the preceding paragraph, provided that certain holding period and other requirements are met and that we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year.

For U.S. foreign tax credit purposes, dividends paid on the ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on the ordinary shares (see “Taxation — People’s Republic of China Taxation”). Depending on the U.S. Holder’s particular facts and circumstances and subject to a number of complex conditions and limitations, PRC withholding taxes on dividends that are non-refundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. The gain or loss will generally be capital gain or loss. Any capital gain or loss will be long term if the ordinary shares have been held for more than one year. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which may limit the availability of foreign tax credits. However, in the event we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law and PRC tax were to be imposed on any gain from the disposition of the ordinary shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as PRC source income. If a U.S. Holder is not eligible for the benefits of the Treaty or fails to make the election to treat any gain as foreign source, then such U.S. Holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ordinary shares unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of the ordinary shares, including the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income; and

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares, and any of our subsidiaries is also a PFIC (a “lower-tier PFIC”), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to the ordinary shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the ordinary shares and we cease to be a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable United States Treasury regulations. We anticipate that the ordinary shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns the ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of the ordinary shares if we are or become a PFIC.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Boustead Securities, LLC, which we sometimes refer to herein as the Underwriter. The Underwriter has agreed to purchase from us, on a firm commitment basis, 5,000,000 shares of ordinary shares, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it.

The Underwriter is committed to purchase all the ordinary shares offered by this prospectus if it purchases any shares. The Underwriter is offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Fees, Commissions and Expense Reimbursement

The following table shows the per share and total public offering price, underwriting discount and proceeds to us, before expenses and assuming a $5.00 per share offering price.

	Per Share	Total
Public Offering Price	$5.00	$25,000,000
Underwriting discount	$0.35	$1,750,000
Proceeds to Us, Before Expenses	$4.65	$23,250,000

We and the Underwriter have agreed to pay commissions of seven percent (7%) per share on the offering proceeds. We have agreed to pay to the Underwriter upon the consummation of the offering, a non-accountable expense allowance equal to a one percent (1%) of the gross proceeds of the offering. We have also agreed to pay the Underwriter reasonable out-of-pocket expenses including but not limited to, (i) reasonable travel and out-of-pocket expenses, including clearing charges; (ii) reasonable fees of legal counsel incurred by the Underwriter in connection with the offering. The total accountable expenses shall not exceed $160,000. Upon the earlier of the termination of the Underwriter’s engagement letter or completion of this offering, the Company agrees to pay promptly in cash any unreimbursed expenses that the Underwriter actually incurred as of such date. Notwithstanding any contained herein to the contrary, the Underwriter shall return to the Company any expenses previously paid, or advanced, but that which were not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

Underwriter Warrants

We have also agreed to grant to the Underwriter a warrant covering a number of shares equal to 5% of the aggregate number of the shares sold in the offering. The Underwriter warrants will be exercisable, in whole or in part, during a period commencing upon the effectiveness of the offering and will expire on the five-year anniversary of the commencement of sale of this offering. The Underwriter warrants will be exercisable at a price equal to 150% of the offering price and shall not be redeemable. We have registered the shares underlying the Underwriter warrants in the registration statement. The Underwriter warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any successor, officer, manager, member or partner of the underwriter, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The Underwriter warrants may be exercised as to all or a lesser number of shares, and will provide for cashless exercise. The Underwriter warrants shall further provide for adjustment in the number and price of such warrants (and the ordinary shares underlying such warrants) in the event of recapitalization, a merger or other structural transactions to prevent dilution.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

•        may not engage in any stabilization activity in connection with our securities; and

•        may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities.

Application for Nasdaq Market Listing

We have applied to have our ordinary shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “UBXG”. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this firm commitment offering sufficient to satisfy applicable listing criteria, our ordinary shares will in fact be listed.

If our ordinary shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the Underwriter. In addition, the ordinary shares may be sold by the Underwriter to securities dealers who resell the ordinary shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as Underwriter and should not be relied upon by investors.

Lock-up Agreements

We have agreed that, without the prior written consent of the Underwriter, for a period of 12 months from the trading date of the securities sold in this offering, not to:

•        offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, change the terms of or grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, ordinary share or any securities convertible into or exercisable or exchangeable for our ordinary share, except to the Underwriter; or

•        enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of our ordinary share or any such other securities convertible into or exercisable or exchangeable for our ordinary share or any such other securities, except to the Underwriter,

The lock-up restrictions for the Company do not apply to: (A) the securities being offered in this offering, (B) any securities previously issued under Company incentive plans as described as outstanding in the registration statement and the prospectus, (C) any options and other awards granted under a Company incentive plan or Ordinary Shares issued pursuant to an employee stock purchase plan, in each case, as described in the registration Statement and the prospectus, and (D) Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of Ordinary Shares issued pursuant to clause (D) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the securities being offered in this offering and (y) the recipient of any such Ordinary Shares or other securities issued or granted pursuant to clauses (B), (C) and (D) during the lock-up period shall enter into a similar lock-up agreement.

Each of our directors and officers and holders of 1% or more of our outstanding ordinary shares on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of twelve months and the Company for a period of twelve months from the trading date of the securities sold in this offering, without the prior written consent of the Underwriter not to directly or indirectly:

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities of the Company (including the issuance of ordinary shares upon the exercise of options) (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by such shareholder, directors and/or officers or with respect to which such shareholder, director or officer has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing;

•        enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities;

•        enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our ordinary shares or other capital stock or any securities convertible into or exercisable or exchangeable for our ordinary shares or other capital stock;

•        conduct any offerings conducted through other broker-dealers or at the Company’s own volition; or

•        re-price or change the terms of existing options and warrants.

The shareholder, directors and officers subject to the lock-up restrictions may transfer the Lock-Up Securities without the prior consent of the Underwriter provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the SEC, or otherwise and (4) such shareholder, directors and/or officers subject to the lock-up restriction does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)     as a bona fide gift or gifts (including but not limited to charitable gifts); or

(ii)    to any member of the immediate family of shareholder, directors and/or officers subject to the lock-up restriction or to a trust or other entity for the direct or indirect benefit of, or wholly-owned by, such shareholder, directors and/or officers or the immediate family of such shareholder, directors and/or officers (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)   if the shareholder, directors and/or officers subject to the lock-up restriction is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such shareholder, directors and/or officers or (2) distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares to limited partners, limited liability company members or stockholders of such shareholder, directors and/or officers; or

(iv)   if the shareholder, directors and/or officers subject to the lock-up restriction is a trust, transfers to the beneficiary of such trust; or

(v)    by will, other testamentary document or intestate succession; or

(vi)   by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement.; or

(vii)  pursuant to a trading plan established pursuant to Rule 10b5-1 of the Exchange Act.

There are no existing agreements between the Underwriter and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire shares of ordinary share pursuant to any existing stock option or the conversion of any of our preferred convertible stock.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia.    This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    This prospectus does not constitute a public offer of the shares, whether by way of sale or subscription, in the Cayman Islands. The Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Malaysia.    The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.    The securities represented may not be offered or sold, nor may any document or other material in connect with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

United Kingdom.    An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discount, accountable expenses and non-accountable expenses, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee, and the stock exchange market entry and listing fee, all amounts are estimates.

SEC Registration Fee	$3,212.06
FINRA Fee	5,697.50
Stock Exchange Market Entry and Listing Fee	10,000.00
Printing and Engraving Expenses	40,000.00
Legal Fees and Expenses	593,154.00
Accounting Fees and Expenses	300,000.00
Total	$952,063.56

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters of U.S. federal securities and New York state law. The validity of the ordinary shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes (Cayman) LLP. Legal matters as to PRC law will be passed upon for us by Jiangsu Junjin law Firm. Ortoli Rosenstadt LLP may rely upon Mourant Ozannes (Cayman) LLP with respect to matters governed by Cayman Islands law and Jiangsu Junjin Law Firm with respect to matters governed by PRC law. Our Underwriter, Boustead Securities LLC is represented by Sichenzia Ross Ference LLP.

EXPERTS

The consolidated financial statements for the years ended June 30, 2022 and 2021, included in this Registration Statement have been so included in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of said firm in auditing and accounting. The office of Wei, Wei & Co., LLP is located at 13310 39th Avenue, Flushing, New York, 11354.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying ordinary shares represented by the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
U-BX Technology Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of U-BX Technology Ltd. and Subsidiaries (the “Company”) as of June 30, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Company’s auditors since 2021.

Flushing, New York
October 26, 2022

U-BX TECHNOLOGY LTD.
CONSOLIDATED BALANCE SHEETS

	As of June 30,
	2022	2021
ASSETS
Current Assets
Cash	$1,518,706	$788,964
Accounts receivable, net	282,464	1,087,000
Advance to suppliers	20,416,515	401,964
Prepayments and other current assets	210,444	182,542
Total current assets	22,428,129	2,460,470

Non-current assets
Property and equipment, net	3,347	2,338
Deferred tax assets, net	—	1,823
Deferred registration costs	472,650	—
Total non-current assets	475,997	4,161

Total Assets	$22,904,126	$2,464,631

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$—	$1,659,905
Advance from customers	20,904,168	64,688
Tax payables	751,713	498,799
Accruals and other current payables	129,324	47,089
Amounts due to related parties, current	207,986	118,657
Total current liabilities	21,993,191	2,389,138

Total Liabilities	21,993,191	2,389,138

Commitments and contingencies

Shareholders’ Equity:
Ordinary Shares ($0.0001 par value, 500,000,000 authorized, 24,000,000 and 15,000,000 shares issued and outstanding as of June 30, 2022 and 2021, respectively)	2,400	1,500
Subscription receivable	—	(1,500)
Additional paid-in capital	1,041,855	147,033
Statutory reserves	228,173	147,714
Accumulated other comprehensive (loss)	(13,249)	(491)
(Deficit)	(348,244)	(218,763)

Total shareholders’ equity	910,935	75,493

Total liabilities and shareholders’ equity	$22,904,126	$2,464,631

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended June 30,
	2022	2021
Revenues	$86,676,865	$72,364,138
Cost of revenues	(85,205,689)	(71,333,409)
Gross profit	1,471,176	1,030,729

Operating expenses:
General and administrative expenses	(1,344,529)	(1,121,395)
Total operating expenses	(1,344,529)	(1,121,395)

Income (loss) from operations	126,647	(90,666)

Other income (expense):
Interest income	3,479	4,724
Interest (expenses)	—	(3,474)
Other income, net	93,384	316,207
Total other income, net	96,863	317,457

Income before income taxes	223,510	226,791

Income tax expense	(272,532)	(236,353)

Net (loss)	$(49,022)	$(9,562)

Comprehensive income (loss)
Foreign currency translation (loss) gain	(12,758)	42,965
Comprehensive (loss) income attributable to shareholders	$(61,780)	$33,403

(Loss) per ordinary share
Basic and diluted	$0.00	$0.00

Weighted average number of ordinary shares outstanding
Basic and diluted	23,131,400	15,000,000

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY
FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

	Ordinary shares		Subscription receivable	Additional paid-in capital	Statutory reserves	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Total shareholders’ Equity
	Shares	Amount
Balance as of July 1, 2020	15,000,000	$1,500	$(1,500)	$889,046	$77,736	$(139,223)	$(43,456)	$784,103
Shareholder capital withdrawal				(742,013)	—	—	—	(742,013)
Net (loss)	—	—	—	—	—	(9,562)	—	(9,562)
Appropriation to statutory reserve	—	—	—	—	69,978	(69,978)	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	42,965	42,965
Balance as of June 30, 2021	15,000,000	$1,500	$(1,500)	147,033	147,714	(218,763)	(491)	75,493
Receipt of subscription receivable	—	—	1,500	—	—	—	—	1,500
Issuance of ordinary shares for cash	7,500,000	750	—	—	—	—	—	750
Issuance of ordinary shares	468,000	47	—	—	—	—	—	47
Issuance of ordinary shares for cash	1,032,000	103	—	894,822	—	—	—	894,925
Net (loss)	—	—	—	—	—	(49,022)	—	(49,022)
Appropriation to statutory reserve	—	—	—	—	80,459	(80,459)	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	(12,758)	(12,758)
Balance as of June 30, 2022	24,000,000	$2,400	$—	$1,041,855	$228,173	$(348,244)	$(13,249)	$910,935

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2022	2021
Cash flows from operating activities
Net (loss)	$(49,022)	$(9,562)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation	1,795	1,157
Bad debt (recovery) expense	(10,194)	12,138
Deferred income taxes, net	1,824	(1,733)
Changes in operating assets and liabilities:
Account receivable	801,201	829,141
Advance to suppliers	(20,818,428)	2,781,858)
Prepayments and other current assets	(33,195)	(76,045)
Accounts payable	(1,660,676)	1,617,122
Advance from customers	21,662,719	(4,459,878)
Taxes payable	282,285	227,614
Accruals and other current payables	87,305	5,259
Amounts due to related parties, current	97,460	96,373
Net cash provided by operating activities	363,074	1,023,444

Cash flows from investing activities
Purchase of property and equipment	(2,934)	(1,589)
Net cash (used in) investing activities	(2,934)	(1,589)

Cash flows from financing activities
Capital withdrawal by shareholder	—	(754,455)
Issuance of ordinary shares for cash	897,222	—
Proceeds from short-term loan	—	271,453
Repayment of short-term loan	—	(783,124)
Payment of registration costs	(476,060)	—
Net cash provided by (used in) financing activities	421,162	(1,266,126)
Effect of foreign exchange rate on cash	(51,560)	84,630
Net increase (decrease) in cash	729,742	(159,641)
Cash at the beginning of the year	788,964	948,605
Cash at the end of the year	$1,518,706	$788,964

Supplemental disclosures of cash flow information:
Interest paid	$—	$3,474
Income taxes paid	$26,001	$9,954

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

U-BX Technology LTD. (“U-BX”) is an exempted company incorporated under the laws of the Cayman Islands on June 30, 2021 as Famingsur Develop Limited. On October 10, 2021, Famingsur Develop Limited filed to change its name to U-BX Technology Ltd. U-BX does not conduct any substantive operations on its own but instead conducts its business operations through its subsidiaries.

Prior to the incorporation of U-BX, the business commenced its operations in March 2018 and mainly through Youjiayoubao (Beijing) Technology Co., Ltd (“U-BX Beijing”) and its wholly owned subsidiaries, Rudongyoujia Smart Technology Co Ltd. (“RDYJ”), YJYC Hainan Technology Co Ltd (“YJYC Hainan”), Wuxi Benjuchezhi Technology Service Co Ltd (“Wuxi BJCZ”), Jiangsu Youjiayouche Technology Co Ltd (“Jiangsu YJYC”), Jiangsu Jingmo Technology Co Ltd (“Jiangsu Jingmo”) and Jiangsu Youchehubao Technology Co Ltd (“Jiangsu YCHB”). Wuxi BJCZ was sold to a third party on May 9, 2020 and has since ceased to be a subsidiary of U-BX Beijing. YJYC Hainan was dissolved voluntarily on August 11, 2020.

In order to raise capital through an initial public offering in the United States, the Company has undertaken a series of transactions (the “Reorganization”):

On July 14, 2021, the Company formed its wholly owned subsidiary, HK Snailinsur Group Limited (“U-BX HK”) in Hong Kong. On July 23, 2021, U-BX HK formed its wholly owned subsidiary, Beijing Lianghua Technology Co., Ltd. (“WFOE Beijing”) in PRC.

On August 16, 2021, WFOE Beijing entered into a series of contractual arrangements with the owners of U-BX Beijing. These agreements included a Consulting and Service Agreement, a Business Operation Agreement, an Equity Pledge Agreement, an Exclusive Call Option Agreement and Shareholder Voting Proxy Agreement (collectively “VIE Agreements”). Pursuant to the VIE Agreements, WFOE Beijing has the exclusive right to provide U-BX Beijing with comprehensive technical support, consulting services and other services in relation to the Principal Business during the term of this Agreement. All the above contractual arrangements obligate WFOE Beijing to absorb a majority of the risk of loss from the business activities of U-BX Beijing and entitle WFOE Beijing to receive a majority of their residual returns. In essence, WFOE Beijing has gained effective control over U-BX Beijing.

On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX Beijing, U-BX Beijing issued 2.99% equity interest in U-BX Beijing for nil consideration to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements with certain shareholders of U-BX Beijing, dated August 16, 2021, and entered into equity transfer agreements with all the shareholders of U-BX Beijing to purchase all the equity interest in U-BX Beijing. The restructure was completed on March 3, 2022. As a result, U-BX Beijing became a wholly owned subsidiary of Lianghua Technology and the VIE structure was dissolved and the VIE Agreements were terminated.

U-BX together with its wholly owned subsidiaries U-BX HK, the WFOEs, U-BX Suzhou, U-BX Beijing, and its subsidiaries were effectively controlled by the same shareholders before and after the reorganization and therefore the Reorganization was considered under common control and included at their historical carrying values. The consolidation of the Company has been prepared on the basis as if the reorganization had become effective as of the beginning of the first period presented in the consolidated financial statements.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (cont.)

U-BX, U-BX HK, the WFOEs, U-BX Suzhou, U-BX Beijing and its subsidiaries (the “Company”) primarily provide value-added services using artificial intelligence-driven technology to businesses within the insurance industry in PRC.

As of June 30, 2022, the Company’s principal subsidiaries are as follows:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Hong Kong Snailinsur Group Limited (“U-BX HK”)	July 14, 2021	Hong Kong	100%	Investment holding
Beijing Lianghua Technology Co Ltd (“WFOE Beijing”)	July 23, 2021	PRC	100%	Investment holding
Youjiayoubao (Beijing) Technology Co., Ltd. (“U-BX Beijing”)	March 27, 2018	PRC	100%	Provision of services
Rudongyoujia Smart Technology Co., Ltd. (“RDYJ”)	July 27, 2018	PRC	100%	Provision of services
Jiangsu Jingmo Technology Co., Ltd. (“Jiangsu Jingmo”)	July 9, 2020	PRC	100%	Provision of services
Jiangsu Youjiayouche Technology Co., Ltd. (“Jiangsu YJYC”)	June 29, 2020	PRC	100%	Provision of services
Jiangsu Youchehubao Technology Co., Ltd. (“Jiangsu YCHB”)	August 21, 2020	PRC	100%	Provision of services

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liquidity

The Company’s liquidity is based on its ability to enhance its operating cash flow position, obtain capital financing from equity interest investors and borrow funds for its general operations and capital expenditures. The Company’s ability to continue as a going concern is dependent on management’s ability to execute its business plan successfully, which includes increasing market acceptance of the Company’s services to boost its sales volume while applying more effective marketing strategies and cost control measures to better manage its operating cash flows and obtaining funds from outside sources of financing to generate positive financing cash flows. As of June 30, 2022 and 2021, the Company’s balance of cash and cash equivalents was $1,518,706 and $788,964, respectively. If the Company does not have, or is not able to obtain, sufficient funds, the Company may have to adjust the pace of its planned expansion and reduce operating expenses devoted to its services.

Management has concluded, after giving consideration to its plans as noted above and its existing balance of cash and cash equivalents as of June 30, 2022, that the Company should have sufficient funds for its operations and it should be able to meet its payment obligations from operations and debt related commitments for the next twelve months from the issuance of the consolidated financial statements. Accordingly, the consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations.

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the assessment of the allowance for doubtful accounts, depreciable lives of property and equipment, and realization of deferred tax assets. Actual results could differ from those estimates.

Functional Currency and Foreign Currency Translation

The functional currencies of the Company are the local currency of the county in which the subsidiaries operate. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect on that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital transactions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in shareholders ‘equity. Gains and losses from foreign currency transactions are included in the consolidated statements of operations and comprehensive income.

Since the Company operates primarily in the PRC, the Company’s functional currency is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into the reporting currency of U.S. Dollars (“US$”). The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in the translation.

The exchange rates as of June 30, 2022 and 2021 and for the years then ended are as follows:

	June 30,		For the years ended June 30,
	2022	2021	2022	2021
Foreign currency	Balance Sheet	Balance Sheet	Profits/Loss	Profits/Loss
RMB:1USD	6.7114	6.4601	6.4571	6.6273

Cash

Cash include cash on hand and demand deposits in accounts maintained with commercial banks. The Company maintains its bank accounts in Mainland China, which funds are not freely convertible into foreign currencies.

Accounts receivable, net

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer payment history, customer’s current creditworthiness, and current economic trends. Accounts are written off against the allowance after unsuccessful collection.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Advances to suppliers

Advances to suppliers consist of advances to suppliers for services that have not been provided or received. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund an advance.

As of June 30, 2022 and 2021, total advances to suppliers were $20,416,515 and $401,964, respectively.

Property and equipment

Property and equipment are carried at cost and are depreciated on the straight-line basis over the estimated useful lives of the underlying assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment, when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Category	Estimated useful lives
Office equipment	3 years
Furniture and fixtures	3 – 5 years

Deferred registration costs

Deferred registration costs primarily consist of direct costs attributable to a proposed public offering of securities which are deferred and will be charged against the gross proceeds of the offering. If the offering is not successful, these costs will be expensed.

Fair value of financial instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•        Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, prepaid expenses and other current assets, short-term loans, accounts payable, advance from customers, due to related parties, taxes payable, and accrued expenses and other current liabilities approximate their recorded values due to their short-term maturities.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

Revenue recognition

The Company recognizes revenue per FASB ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. According to ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company determines revenue recognition through the following steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. We assess our revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. Revenue arrangements with multiple performance obligations are divided into separate distinct goods or services. We allocate the transaction price to each performance obligation based on the relative standalone selling price of the goods or services provided.

The Company’s revenues are derived principally from digital promotion services, risk-assessment services and value-added services. Value added taxes (“VAT”) are presented as a reduction of revenues.

Digital promotion services

The Company generates revenues primarily from digital promotion services to insurance companies on its various website channels, including pay for performance marketing services whereby customers are charged based on effective clicks on their insurance product information, and display advertising services that allow customers to place advertisements on various websites.

Pursuant to the digital promotion contracts, the performance obligation of the Company is to provide promotion services for the planning, designing, customizing strategy scheme and promoting for the customer. The Company considers that both of the digital market planning and promotion services are highly interrelated and not separately identifiable. The Company’s overall promise represents a combined output that is a single performance obligation. Revenues are recorded at a point in time when the performance obligation to deliver those digital promotion services is checked and accepted.

For the contracts that involve the third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the planning and producing the content for the promotion and (ii) having latitude in selecting third party vendors for promotions and establishing pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Risk-assessment services

The Company generates risk-assessment revenue from service fees of providing assessment reports to the insurance carriers. Utilizing the self-developed proprietary algorithmic model, the Company generates individualized risk reports based on the vehicle brand, model, travel area, and driver’s information.

Pursuant to the risk assessment contracts, the performance obligation of the Company is to utilize its self-developed risk assessment model and to provide risk assessment reports to customers. Consideration received reflects stand-alone selling prices and are settled monthly based on standard unit prices and service volumes rendered during the period. Revenue recognized at a point in time upon the service delivery and acceptance by the customers.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For the contracts that involve technical services provided by third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the production of the risk assessment report with self-developed models and (ii) having latitude in select outsourced technical services and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Value-added bundled benefits services

The Company enters into value added benefits contracts with insurance companies. Pursuant to the value added benefits contracts, the Company provides the digital code with value added bundled benefits to customers. The bundled benefits including but not limited to auto maintenance service, auto value added service, vehicle moving notification services and other services. The Company is primarily responsible for selecting out-sourced vendors, integrating out-sourced services and services provided in house to generate various bundled benefits digital code and providing technical supports for the code. The Company’s overall promise represents a combined output that is a single performance obligation; there is no multiple performance obligations.

For the contracts that involve the third-party vendors, the Company considers itself as principal of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the generation of the code and integrating various services provided by itself and outsourced vendors with the Company’s promise to provide products and services according to the contract entered into with customers and (ii) having latitude in select third party vendors for some value added services and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis. Revenue from value-added bundled benefits is recognized at a point in time when the Company satisfies the performance obligation by transferring promised services upon acceptance by customers.

Disaggregation of revenue

The following table summarized disaggregated revenue for the years ended June 30, 2022 and 2021:

	For the years ended June 30,
	2022	2021
Digital promotion services	$66,064,403	$39,144,098
Risk-assessment services	9,422,404	12,861,825
Value-added services	11,190,058	20,358,215
Total	$86,676,865	$72,364,138

Contract balance

Accounts receivables are recorded when the Company performs a service in advance of receiving consideration and it has the unconditional right to receive consideration. Contract liabilities are recognized as advance from customers if the Company receives consideration but has not transferred the related goods or services to the customer.

Value Added Tax

The Company is subject to value-added-tax (“VAT”) on the revenues earned for services provided in the PRC. The applicable rate of value added tax is 6% and is excluded from net revenues.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cost of revenue

Cost of revenues consists primarily of expenses incurred in connection with the third-party cloud infrastructure expenses, outsourcing services paid to suppliers and third-party procurement costs are recognized as incurred.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period including the enactment date. Valuation allowances are established, when necessary, to reduce net deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income taxes are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended June 30, 2022 and 2021. The Company does not believe that there were any uncertain tax provision as of June 30, 2022 and 2021. The Company’s subsidiaries in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the fiscal years ended June 30, 2022 and 2021.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and the VAT rate is approximately 6%. The VAT collected may be offset by VAT paid by the Company on its purchases. The Company records a VAT payable or receivable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing net income (loss) by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. When the Company has a loss or dilutive shares would increase EPS or decrease loss per share, dilutive shares are not included. As of June 30, 2022 and 2021, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income(loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. (loss). Other comprehensive income(loss) consists of foreign currency translation adjustments from the Company not using the U.S. dollar as its functional currency.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration and Risks

Currency risk

The revenues and expenses of the Company’s entities in the PRC are generally denominated in RMB and their assets and liabilities are denominated in RMB. The RMB is not freely convertible into foreign currencies. Remittances of foreign currencies into the PRC or remittances of RMB out of the PRC as well as exchange between RMB and foreign currencies require approval by foreign exchange administrative authorities with certain supporting documentation. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into other currencies.

Concentration and credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

The Company maintains its bank accounts in the PRC. On May 1, 2015, China’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB500,000 (approximately $75,000US) per bank. As of June 30, 2022, the Company has approximately of $1,016,000 of uninsured funds.. However, management believes that the risk of failure of any of these Chinese banks is remote.

The Company conducts credit evaluations on its customers prior to delivery its services. The assessment of customer creditworthiness is primarily based on historical collection records, research of publicly available information and customer on-site visits by senior management. Based on this analysis, the Company determines what credit terms, if any, to offer to each customer individually. If the assessment indicates a likelihood of collection risk, the Company will not deliver the services to the customer or require the customer to pay cash, post letters of credit to secure payment or to make significant down payments.

Recently adopted or issued accounting pronouncements

The Company qualifies as an “emerging growth company”, or EGC, pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an EGC, the Company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize a lease liability and a “right of use” lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The update also expands the required quantitative and qualitative disclosures surrounding leases. The standard is effective for the Company in the for fiscal years beginning after December 15, 2021 and interim periods within the fiscal years beginning after December 15, 2022, with early adoption permitted. The Company will assess the impact of the adoption of the new lease standard before the effective date.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), to provide financial statement users with more useful information about expected credit losses. ASU 2016-13 also changes how entities measure credit losses on financial instruments and the timing of when such losses are recorded. ASU 2016-13 is effective for the Company in the fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company will assess the impact of the adoption of the new standard before the effective date.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740, and also improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. The Company does not believe the adoption of this of this standard will have a material effect on its financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial position, statements of operations and cash flows.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of June 30,
	2022	2021
Trade accounts receivable	$282,464	$1,094,280
Less: allowance for doubtful accounts	—	(7,280)
Accounts receivable, net	$282,464	$1,087,000

NOTE 4 — PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets consisted of the following:

	As of June 30,
	2022	2021
Staff advances	$49,915	$142,129
Value-added Tax (“VAT”) recoverable	149,982	18,831
Prepaid expenses and others current assets	13,044	27,085
	212,941	188,045
Less: allowance for doubtful accounts	(2,497)	(5,503)
Prepayments and other current assets	$210,444	$182,542

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, stated at cost less accumulated depreciation, consisted of the following:

	As of June 30,
	2022	2021
Office Furniture	$6,970	$106
Electronic equipment	103	4,309
	7,073	4,415
Less: accumulated depreciation	(3,726)	(2,077)
Property and equipment, net	$3,347	$2,338

Depreciation expense was $1,795 and $1,157 for the fiscal years ended June 30, 2022 and 2021, respectively. No impairment for property, equipment and software was recorded for the years ended June 30, 2022 and 2021.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 6 — TAXES PAYABLE

Tax payables consisted of the following:

	As of June 30,
	2022	2021
Income taxes payable	$726,977	$497,769
Withholding tax payable	212	219
VAT tax payable	24,524	811
Taxes payable	$751,713	$498,799

NOTE 7 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of June 30,
	2022	2021
Payroll and welfare payable	$31,521	$27,238
Other current liabilities	97,803	19,851
Accrued expenses and other current liabilities	$129,324	$47,089

NOTE 8 — RELATED PARTY TRANSACTIONS

The table below sets forth the major related parties and their relationships with the Company as of June 30, 2022:

Name of related parties	Relationship with the Company
Jian Chen	Founder and shareholder
Mingfei Liu	Founder and shareholder
	As of June 30,
	2022	2021
Amounts due to related parties, current*
Jian Chen	$207,986	$117,109
Mingfei Liu	—	1,548
	$207,986	$118,657

____________

*        The balances mainly represent expenses paid on behalf of the Company for daily operations.

NOTE 9 — TAXATION

Income Taxes

Cayman Islands

The Company was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gains. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 9 — TAXATION (cont.)

Hong Kong

Under the current Hong Kong Revenue Ordinance, the Company’s subsidiary in Hong Kong is subject to 16.5% Hong Kong profits tax on their taxable income generated from operations in Hong Kong. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

PRC

The Company’s subsidiaries established in the PRC are mainly subject to the statutory income tax at a rate of 25%.

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For the years ended June 30,
	2022	2021
Income tax expense computed at applicable tax rates (25%)	25.0%	25.0%
Non-deductible expenses	34.0%	1.5%
Change of Valuation Allowance	63.0%	77.7%
Effective tax rate	122.0%	104.2%

Significant components of the provision for income taxes are as follows:

	For the years ended June 30,
	2022	2021
Current income tax expense	$269,984	$239,425
Deferred tax expense (benefits)	2,548	(3,072)
Income tax provision	$272,532	$236,353

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following table presents the significant components of the Company’s deferred tax assets for the periods presented:

	For the years ended June 30,
	2022	2021
Deferred tax assets
Net operating loss carry forwards	$520,811	$398,073
Allowance for doubtful accounts	624	3,196
Less: valuation allowances	(521,435)	(399,446)
Total deferred tax assets	$—	$1,823

As of June 30, 2022, the Company has net operating loss carryforwards of approximately $2,083,000 in the PRC that expire in 2023. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. For the years ended June 30, 2022 and 2021, the change in valuation allowance amounted to an increase of $121,989 and $196,706, respectively.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 10 — CONCENTRATION OF MAJOR CUSTOMERS AND SUPPLIERS

Customer concentration risk

No customers individually represent greater than 10.0% of total revenues of the Company for the fiscal year ended June 30, 2022 and 2021.

As of June 30, 2022, one customer accounted for 55.9% of the total balance of accounts receivable. As of June 30, 2021, three customers accounted for 22.5%, 16.8% and 14.8% of the total balance of accounts receivable.

Supplier concentration risk

For the year ended June 30, 2022, three suppliers accounted for 20.7%, 17.8% and 11.8% of the Company’s total purchases. No suppliers individually represent greater than 10.0% of total accounts payable of the Company as of June 30, 2022.

For the year ended June 30, 2021, four suppliers accounted for 35.4%, 21.7%, 14.6% and 14.0% of the Company’s total purchases. As of June 30, 2021, three suppliers accounted for 51.2%, 27.9% and 19.4% of the total balance of accounts payable.

NOTE 11 — SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established under the laws of the Cayman Islands on June 30, 2021. The authorized number of ordinary shares is 500,000,000 with par value of $0.0001 per share. On June 30, 2021, the Company issued 10,000 to six shareholders. On September 18, 2021, the Company issued 14,990,000 ordinary shares to six existing shareholders and eight new shareholders. The Company has retroactively restated all shares and per share data for all the periods presented pursuant to ASC 260.

On January 24, 2022, the Company issued 7,500,000 ordinary shares, to all existing shareholders on a pro rata basis. Cash consideration of $750 for the issuance of 7,500,000 ordinary shares was all received on March 4, 2022. The issuance of the 7,500,000 shares was for initial capitalization structure purposes.

On May 5, 2022, the Company issued an aggregated 468,000 shares of ordinary shares to all fourteen existing shareholders and to two new investors for cash consideration of $46.80 that was received on May 6, 2022.

On May 5, 2022, the Company issue an aggregated 1,032,000 ordinary shares to two new investors for cash consideration of $895,000. The cash consideration was all received in August and September 2021.

As a result, the Company had 24,000,000 and 15,000,000 shares issued and outstanding as of June 30, 2022 and 2021, respectively.

Statutory reserves and restricted net assets

Relevant PRC laws and regulations permit payments of dividends by the Company’s entities only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, the Company’s PRC subsidiaries are required to annually appropriate 10% of their net after-tax income to a statutory general reserve fund prior to payment of any dividends, unless such reserve funds have reached 50% of their respective registered capital. As of June 30, 2022 and 2021, the Company’s PRC entities collectively attributed $80,459 and $69,978 of net income to their statutory reserves, respectively.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 11 — SHAREHOLDERS’ EQUITY (cont.)

As a result of these PRC laws and regulations and the requirement that distributions by the PRC entities can only be paid out of distributable profits computed in accordance with PRC accounting standards and regulations, the PRC entities are restricted from transferring a portion of their net assets. Amounts restricted include paid-in capital and statutory reserves of the Company’s PRC subsidiaries. As of June 30, 2022 and 2021, the aggregate amounts of restricted net assets of the relevant PRC entities amounted to $375,206 and $294,747, respectively.

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has entered into non-cancellable agreements with initial or remaining terms of one year for the rental and property management fee of office premises. All of the Company’s leases are accounted for as operating leases. Lease expense was $98,859 and $85,315 for the years ended June 30, 2022 and 2021, respectively.

As of June 30, 2022, future minimum lease payments under non-cancellable operating lease agreements were as follows:

Year ended June 30,	Operating
2023	$79,315
Thereafter	—
Total minimum payments required	$79,315

Contingencies

From time to time, the Company is subject to legal proceedings, investigations and claims incidental to the conduct of its business. As of June 30, 2022 and 2021, the Company was not involved in any legal or administrative proceedings.

NOTE 13 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 26, 2022, the date the consolidated financial statements were available for issuance.

NOTE 14 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of the consolidated subsidiaries in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 € (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial information for the parent company only.

The subsidiaries did not pay any dividends to the Company for the periods presented. Certain information and footnote disclosures generally included in the financial statements prepared in accordance with U.S. GAAP have been condensed and omitted. These statements should be read in conjunction with the notes to the consolidated financial statements of the Company.

The financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investments in its subsidiaries.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 14 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

The following represents condensed financial information of the parent company:

BALANCE SHEETS

	As of June 30,
	2022	2021
ASSETS
Cash	$199,016	$—
Due from intercompany	1,040	—
Deferred registration costs	386,047	—
Investment in subsidiaries	324,832	—
Total Assets	$910,935	$—

Equity:
Common stock ($0.0001 par value, 500,000,000 authorized, 24,000,000 and15,000,000 shares issued and outstanding as of June 30, 2021 and 2020, respectively)	2,400	1,500
Subscription receivable	—	(1,500)
Additional paid-in capital	1,041,855	—
Statutory reserves	228,173	—
Accumulated other comprehensive (loss)	(13,249)	—
Accumulated (deficit)	(348,244)	—
Total equity	910,935	—
Total liabilities and shareholders’ equity	$910,935	$—

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended June 30,
	2022	2021
Operating expenses:
General and administrative (expenses)	(311,118)	—
Equity gain (loss) in subsidiaries	262,096	—
Net (loss)	(49,022)	—
Foreign currency translation adjustment	—	—
Comprehensive (loss) income	$(49,022)	$—

STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2022	2021
Net cash (used in) operating activities	$(312,155)	$—
Net cash provided by financing activities	511,171	—
Effect of exchange rate changes on cash	—	—
Net (decrease) increase in cash	199,016	—
Cash at the beginning of the year	—	—
Cash at the end of the year	$199,016	$—

U-BX TECHNOLOGY LTD.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2022	June 30, 2022
	(Unaudited)
ASSETS
Current Assets
Cash	$1,324,172	$1,518,706
Accounts receivable, net	89,987	282,464
Advance to suppliers	9,945,224	20,416,515
Prepayments and other current assets, net	184,940	210,444
Total current assets	11,544,323	22,428,129

Non-current assets
Property and equipment, net	4,208	3,347
Deferred registration costs	502,206	472,650
Total non-current assets	506,414	475,997

Total Assets	$12,050,737	$22,904,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Advance from customers	9,551,593	20,904,168
Tax payables	963,559	751,713
Accruals and other current payables	125,240	129,324
Amounts due to related parties, current	332,153	207,986
Total current liabilities	10,972,545	21,993,191

Total Liabilities	10,972,545	21,993,191

Commitments and contingencies

Shareholders’ Equity:
Ordinary Shares ($0.0001 par value, 500,000,000 authorized, 24,000,000 shares issued and outstanding as of December 31, 2022 and June 30, 2022)	2,400	2,400
Additional paid-in capital	1,041,855	1,041,855
Statutory reserves	228,173	228,173
(Deficit)	(168,587)	(348,244)
Accumulated other comprehensive (loss)	(25,649)	(13,249)
Total shareholders’ equity	1,078,192	910,935

Total liabilities and shareholders’ equity	$12,050,737	$22,904,126

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

U-BX TECHNOLOGY LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

	For the Six Months Ended December 31,
	2022	2021
	(Unaudited)	(Unaudited)
Revenues	$56,475,121	$52,804,580
Cost of revenues	(55,456,935)	(52,078,860)
Gross profit	1,018,186	725,720

Operating expenses:
General and administrative expenses	(649,079)	(1,046,756)
Total operating expenses	(649,079)	(1,046,756)

Income (loss) from operations	369,107	(321,036)

Other income (expenses):
Interest income	1,408	1,637
Other income, net	50,674	72,854
Total other income, net	52,082	74,491

Income (loss) before income taxes	421,189	(246,545)

Income tax expenses	(241,532)	(96,622)

Net income (loss)	$179,657	$(343,167)

Comprehensive income (loss)
Foreign currency translation loss	(12,400)	2,934
Comprehensive income (loss)	$167,257	$(340,233)

Earnings (loss) per ordinary share
Basic and diluted	$0.01	$(0.02)

Weighted average number of ordinary shares outstanding
Basic and diluted	24,000,000	15,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

U-BX TECHNOLOGY LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY

	Ordinary shares		Subscription receivable	Additional paid-in capital	Statutory reserves	(Deficit)	Accumulated other comprehensive income (loss)	Total shareholders’ Equity
	Shares	Amount
Balance as of June 30, 2021	15,000,000	$1,500	$(1,500)	$147,033	$147,714	$(218,763)	$(491)	$75,493
Receipt of subscription receivable	—	—	580	—	—	—	—	580
Net (loss)	—	—	—	—	—	(343,166)	—	(343,166)
Foreign currency translation adjustment	—	—	—	—	—	—	2,934	2,934
Balance as of December 31, 2021	15,000,000	$1,500	$(920)	$147,033	$147,714	$(561,929)	$2,443	$(264,159)

Balance as of June 30, 2022	24,000,000	$2,400	$—	$1,041,855	$228,173	$(348,244)	$(13,249)	$910,935
Net income	—	—	—	—	—	179,657	—	179,657
Foreign currency translation adjustment	—	—	—	—	—	—	(12,400)	(12,400)
Balance as of December 31, 2022	24,000,000	$2,400	$—	$1,041,855	$228,173	$(168,587)	$(25,649)	$1,078,192

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

U-BX TECHNOLOGY LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended December 31,
	2022	2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$179,657	$(343,167)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	997	814
Bad debt expense (recovery)	4,850	(2,376)
Deferred income tax, net	—	1,551
Changes in operating assets and liabilities:
Account receivable	180,068	(5,418,992)
Advance to supplier	9,745,134	48,133
Prepaid expenses and other current assets	15,475	179,562
Accounts payable	—	(91,571)
Advance from customers	(10,610,118)	5,461,411
Tax payables	239,572	101,706
Accruals and other current payables	605	882,498
Amounts due to related parties, current	131,941	48,065
Net cash (used in) provided by operating activities	(111,819)	867,634

Cash flows from investing activities
Purchase of property and equipment	(1,982)	(2,239)
Net cash (used in) investing activities	(1,982)	(2,239)

Cash flows from financing activities
Capital injection from shareholders	—	580
Deferred registration costs	(32,704)	—
Net cash (used in) provided by financing activities	(32,704)	580
Effect of foreign exchange rate on cash	(48,029)	15,170
Net (decrease) increase in cash	(194,534)	881,145
Cash at the beginning of the year	1,518,706	788,964
Cash at the end of the year	$1,324,172	$1,670,109

Supplemental disclosures of cash flow information:
Interest paid	$597	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

U-BX Technology LTD. (“U-BX”) is an exempted company incorporated under the laws of the Cayman Islands on June 30, 2021 as Famingsur Develop Limited. On October 10, 2021, Famingsur Develop Limited filed to change its name to U-BX Technology Ltd. U-BX does not conduct any substantive operations on its own but instead conducts its business operations through its subsidiaries.

Prior to the incorporation of U-BX, the business commenced its operations in March 2018 and mainly through Youjiayoubao (Beijing) Technology Co., Ltd (“U-BX Beijing”) and its wholly owned subsidiaries, Rudongyoujia Smart Technology Co Ltd. (“RDYJ”), YJYC Hainan Technology Co Ltd (“YJYC Hainan”), Wuxi Benjuchezhi Technology Service Co Ltd (“Wuxi BJCZ”), Jiangsu Youjiayouche Technology Co Ltd (“Jiangsu YJYC”), Jiangsu Jingmo Technology Co Ltd (“Jiangsu Jingmo”) and Jiangsu Youchehubao Technology Co Ltd (“Jiangsu YCHB”). Wuxi BJCZ was sold to a third party on May 9, 2020 and has since ceased to be a subsidiary of U-BX Beijing. YJYC Hainan was dissolved voluntarily on August 11, 2020.

In order to raise capital through an initial public offering in the United States, the Company has undertaken a series of transactions (the “Reorganization”):

On July 14, 2021, the Company formed its wholly owned subsidiary, HK Snailinsur Group Limited (“U-BX HK”) in Hong Kong. On July 23, 2021, U-BX HK formed its wholly owned subsidiary, Beijing Lianghua Technology Co., Ltd. (“WFOE Beijing”) in PRC.

On August 16, 2021, WFOE Beijing entered into a series of contractual arrangements with the owners of U-BX Beijing. These agreements included a Consulting and Service Agreement, a Business Operation Agreement, an Equity Pledge Agreement, an Exclusive Call Option Agreement and Shareholder Voting Proxy Agreement (collectively “VIE Agreements”). Pursuant to the VIE Agreements, WFOE Beijing has the exclusive right to provide U-BX Beijing with comprehensive technical support, consulting services and other services in relation to the Principal Business during the term of this Agreement. All the above contractual arrangements obligate WFOE Beijing to absorb a majority of the risk of loss from the business activities of U-BX Beijing and entitle WFOE to receive a majority of their residual returns. In essence, WFOE Beijing has gained effective control over U-BX Beijing.

On February 28, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX Beijing, U-BX Beijing issued 2.99% equity interest in U-BX Beijing for nil consideration to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements with certain shareholders of U-BX Beijing, dated August 16, 2021, and entered into equity transfer agreements with all the shareholders of U-BX Beijing to purchase all the equity interest in U-BX Beijing. The restructure was completed on March 3, 2022. As a result, U-BX Beijing became a wholly-owned subsidiary of Lianghua Technology and the VIE structure was dissolved and the VIE Agreements were terminated.

U-BX together with its wholly owned subsidiaries U-BX HK, the WFOEs, U-BX Suzhou and U-BX Beijing and its subsidiaries were effectively controlled by the same shareholders before and after the reorganization and therefore the Reorganization was considered under common control and included at their historical carrying values. The consolidation of the Company has been prepared on the basis as if the reorganization had become effective as of the beginning of the first period presented in the consolidated financial statements.

U-BX, U-BX HK, the WFOEs, U-BX Suzhou, U-BX Beijing and its subsidiaries (the “Company”) primarily provide value-added service using artificial intelligence-driven technology to businesses within the insurance industry in PRC.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (cont.)

As of December 31, 2022, the Company’s principal subsidiaries are as follows:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Hong Kong Snailinsur Group Limited (“U-BX HK”)	July 14, 2021	Hong Kong	100%	Investment holding
Beijing Lianghua Technology Co Ltd (“WFOE Beijing”)	July 23, 2021	PRC	100%	Investment holding
Youjiayoubao (Beijing) Technology Co., Ltd. (“U-BX Beijing”)	March 27, 2018	PRC	100%	Provision of services
Rudongyoujia Smart Technology Co., Ltd. (“RDYJ”)	July 27, 2018	PRC	100%	Provision of services
Jiangsu Jingmo Technology Co., Ltd. (“Jiangsu Jingmo”)	July 9, 2020	PRC	100%	Provision of services
Jiangsu Youjiayouche Technology Co., Ltd. (“Jiangsu YJYC”)	June 29, 2020	PRC	100%	Provision of services
Suzhou Lianghua Technology Co., Ltd. (“WFOE Suzhou”)	November 28, 2022	PRC	100%	Provision of services
Suzhou Youjiayoubao Technology Co., Ltd. (“U-BX Suzhou”)	December 2, 2022	PRC	100%	Provision of services

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liquidity

The Company’s liquidity is based on its ability to enhance its operating cash flow position, obtain capital financing from equity interest investors and borrow funds for its general operations and capital expenditures. The Company’s ability to continue as a going concern is dependent on management’s ability to execute its business plan successfully, which includes increasing market acceptance of the Company’s services to boost its sales volume while applying more effective marketing strategies and cost control measures to better manage its operating cash flows and obtaining funds from outside sources of financing to generate positive financing cash flows. As of December 31, 2022 and June 30, 2022, the Company’s balance of cash was $1,324,172 and $1,518,706, respectively. If the Company does not have, or is not able to obtain, sufficient funds, the Company may have to adjust the pace of its planned expansion and reduce operating expenses devoted to its services.

Management has concluded, after giving consideration to its plans as noted above and its existing balance of cash as of December 31, 2022, that the Company should have sufficient funds for its operations and it should be able to meet its payment obligations from operations and debt related commitments for the next twelve months from the issuance of the unaudited consolidated financial statements. Accordingly, the unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations.

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

In the opinion of management, all adjustments (consisting of normal recurring accruals) and disclosures necessary for a fair presentation of these interim consolidated financial statements have been included. The results reported in the consolidated financial statements for any interim periods are not necessarily indicative of the results

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

that may be reported for the entire year. The accompanying consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in elsewhere in this prospectus.

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the assessment of the allowance for doubtful accounts, depreciable lives of property and equipment, and realization of deferred tax assets. Actual results could differ from those estimates.

Functional Currency and Foreign Currency Translation

The functional currencies of the Company are the local currency of the county in which the subsidiaries operate. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect on that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

Since the Company operates primarily in the PRC, the Company’s functional currency is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into the reporting currency of U.S. Dollars (“US$”). The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in the translation.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The exchange rates as of December 31, 2022 and June 30, 2022 and for the periods ended December 31, 2022 and 2021 are as follows:

Foreign currency	December 31, 2022	June 30, 2022	For the Six Months Ended December 31,
			2022	2021
	Balance Sheet	Balance Sheet	Profits/Loss	Profits/Loss
RMB:1USD	6.9646	6.7114	6.9531	6.4323

Cash

Cash include cash on hand and demand deposits in accounts maintained with commercial banks. The Company maintains its bank accounts in Mainland China, which funds are not freely convertible into foreign currencies.

Accounts receivable, net

Accounts receivables are presented net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer payment history, customer’s current creditworthiness, and current economic trends. Accounts are written off against the allowance after unsuccessful collection.

Advances to suppliers

Advances to suppliers consist of advances to suppliers for services that have not been provided or received. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund an advance.

As of December 31, 2022 and June 30, 2022, total advances to suppliers were $9,945,224 and $20,416,515, respectively.

Property and equipment

Property and equipment are carried at cost and are depreciated on the straight-line basis over the estimated useful lives of the underlying assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment, when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation expense was $997 and $814 for the six months ended December 31, 2022 and 2021, respectively.

Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Category	Estimated useful lives
Office equipment	3 years
Furniture and fixtures	3 – 5 years

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred registration costs

Deferred registration costs primarily consist of direct costs attributable to a proposed public offering of securities which are deferred and will be charged against the gross proceeds of the offering. If the offering is not successful, these costs will be expensed.

Fair value of financial instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•        Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, prepaid expenses and other current assets, short-term loans, accounts payable, advance from customers, due to related parties, taxes payable, and accrued expenses and other current liabilities approximate their recorded values due to their short-term maturities.

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

Revenue recognition

The Company recognizes revenue per FASB ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. According to ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company determines revenue recognition through the following steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. We assess our revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. Revenue arrangements with multiple performance obligations are divided into separate distinct goods or services. We allocate the transaction price to each performance obligation based on the relative standalone selling price of the goods or services provided.

The Company’s revenues are derived principally from digital promotion services, risk-assessment services and value-added services. Value added taxes (“VAT”) are presented as a reduction of revenues.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Digital promotion services

The Company generates revenues primarily from digital promotion services to insurance companies on its various website channels, including pay for performance marketing services whereby customers are charged based on effective clicks on their insurance product information, and display advertising services that allow customers to place advertisements on various websites.

Pursuant to the digital promotion contracts, the performance obligation of the Company is to provide promotion services for the planning, designing, customizing strategy scheme and promoting for the customer. The Company considers that both of the digital market planning and promotion services are highly interrelated and not separately identifiable. The Company’s overall promise represents a combined output that is a single performance obligation. Revenues are recorded at a point in time when the performance obligation to deliver those digital promotion services is checked and accepted.

For the contracts that involve the third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the planning and producing the content for the promotion and (ii) having latitude in selecting third party vendors for promotions and establishing pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Risk-assessment services

The Company generate risk-assessment revenue from services fees of providing assessment reports to the insurance carriers. Utilizing the self-developed proprietary algorithmic model, the Company generates individualized risk reports based on the vehicle brand, model, travel area, and driver’s information.

Pursuant to the risk assessment contracts, the performance obligation of the Company is to utilize self-developed risk assessment model and to provide risk assessment reports to customers. Consideration received reflects stand-alone selling prices and are settled monthly based on standard unit prices and service volumes rendered during the period. Revenue recognized at a point in time upon the services delivery and acceptance by the customers.

For the contracts that involve technical services provided by third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the production of the risk assessment report with self-developed models and (ii) having latitude in select outsourced technical services and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Value-added bundled benefits services

The Company enters into value added benefits contracts with insurance companies. Pursuant to the value added benefits contracts, the Company provides the digital code with value added bundled benefits to customers. The bundled benefits including but not limited to auto maintenance service, auto value added service, vehicle moving notification services and other services. The Company is primarily responsible for selecting out-sourced vendors, integrating out-sourced services and services provided in house to generate various bundled benefits digital code and providing technical supports for the code. The Company’s overall promise represents a combined output that is a single performance obligation; there is no multiple performance obligations.

For the contracts that involve the third-party vendors, the Company considers itself as principal of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the generation of the code and integrating various services provided by

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

itself and outsourced vendors with the Company’s promise to provide products and services according to the contract entered into with customers and (ii) having latitude in selecting third party vendors for some value added services and establishing pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis. Revenue from value-added bundled benefits is recognized at a point in time when the Company satisfies the performance obligation by transferring promised services upon acceptance by customers.

Disaggregation of revenue

The following table summarized disaggregated revenue for the six months ended December 31, 2022 and 2021:

	For the six months ended December 31,
	2022	2021
	(Unaudited)	(Unaudited)
Digital promotion services	$43,090,992	$39,529,384
Risk-assessment services	9,032,437	4,553,648
Value-added services	4,351,692	8,721,548
Total	$56,475,121	$52,804,580

Contract balance

Accounts receivables are recorded when the Company performs a service in advance of receiving consideration and it has the unconditional right to receive consideration. Contract liabilities are recognized as advance from customers if the Company receives consideration but has not transferred the related services to the customer.

Value Added Tax

The Company is subject to value-added-tax (“VAT”) on the revenues earned for services provided in the PRC. The applicable rate of value added tax is 6% and is excluded from net revenues.

Cost of revenue

Cost of revenues consists primarily of expenses incurred in connection with the third-party cloud infrastructure expenses, outsourcing service paid to suppliers and third-party procurement costs are recognized as incurred.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period including the enactment date. Valuation allowances are established, when necessary, to reduce net deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

during the six months ended December 31, 2022 and 2021. The Company does not believe that there were any uncertain tax provision as of December 31, 2022 and June 30, 2022. The Company’s subsidiaries in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the six months ended December 31, 2022 and 2021.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rate is approximately 6%. The VAT collected may be offset by VAT paid by the Company on its purchases. The Company records a VAT payable or receivable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing net income (loss) by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. When the Company has a loss or dilutive shares would increase EPS or decrease loss per share, dilutive shares are not included. As of December 31, 2022 and June 30, 2022, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustments from the Company not using U.S. dollar as its functional currency.

Concentration and Risks

Currency risk

The revenues and expenses of the Company’s entities in the PRC are generally denominated in RMB and their assets and liabilities are denominated in RMB. The RMB is not freely convertible into foreign currencies. Remittances of foreign currencies into the PRC or remittances of RMB out of the PRC as well as exchange between RMB and foreign currencies require approval by foreign exchange administrative authorities with certain supporting documentation. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into other currencies.

Concentration and credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

The Company maintains its bank accounts in the PRC. On May 1, 2015, China’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

RMB500,000 (approximately $75,000US) per bank. As of December 31, 2022, the Company has approximately of $1,027,000 of uninsured funds. However, management believes that the risk of failure of any of these Chinese banks is remote.

The Company conducts credit evaluations on its customers prior to delivery its services. The assessment of customer creditworthiness is primarily based on historical collection records, research of publicly available information and customer on-site visits by senior management. Based on this analysis, the Company determines what credit terms, if any, to offer to each customer individually. If the assessment indicates a likelihood of collection risk, the Company will not deliver the services to the customer or require the customer to pay cash, post letters of credit to secure payment or to make significant down payments.

Major customers

As of December 31, 2022, two customers accounted for 61.1% and 16.0% of the total balance of accounts receivable. As of June 30, 2022, one customer accounted for 55.9% of the total balance of accounts receivable.

Major suppliers

For the six months ended December 31, 2022, four suppliers accounted for 23.7%, 21.8%, 15.0% and 12.4% of the Company’s total purchases. For the six months ended December 31, 2021, four suppliers accounted for 20.6%, 16.2%, 14.9% and 12.6% of the Company’s total purchases.

No suppliers individually represent greater than 10.0% of total accounts payable of the Company as of December 31, 2022. As of June 30, 2022, four suppliers accounted for 28.6%, 28.3%, 21.4% and 17.8% of the total balance of accounts payable.

Recently adopted or issued accounting pronouncements

The Company qualifies as an “emerging growth company”, or EGC, pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an EGC, the Company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The update also expands the required quantitative and qualitative disclosures surrounding leases. The standard is effective for the Company in the fiscal years beginning after December 15, 2021 and interim periods within the fiscal years beginning after December 15, 2022, with early adoption permitted. The Company does not believe the adoption of this standard will have a material effect on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), to provide financial statement users with more useful information about expected credit losses. ASU 2016-13 also changes how entities measure credit losses on financial instruments and the timing of when such losses are recorded. ASU 2016-13 is effective for the Company in the fiscal years beginning after September 15, 2022 and interim periods therein. The Company will assess the impact of the adoption of the new standard before the effective date.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740, and also improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company does not believe the adoption of this standard will have a material effect on its financial statements.

The Company does not believe other recently Issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial position, statements of operations and cash flows.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	December 31, 2022	June 30, 2022
	(Unaudited)
Trade accounts receivable	$92,424	$282,464
Less: allowance for doubtful accounts	(2,437)	—
Accounts receivable, net	$89,987	$282,464

NOTE 4 — PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

Prepayments and other current assets consisted of the following:

	December 31, 2022	June 30, 2022
	(Unaudited)
Staff advances	$48,100	$49,915
Value-added Tax (“VAT”) recoverable	134,398	149,982
Prepaid expenses and others current assets	7,253	13,044
	189,751	212,941
Less: allowance for doubtful accounts	(4,811)	(2,497)
Prepaid expenses and other current assets, net	$184,940	$210,444

NOTE 5 — TAX PAYABLES

Tax payables consisted of the following:

	December 31, 2022	June 30, 2022
	(Unaudited)
Income tax payable	$952,559	$726,977
Withholding tax payable	2,740	212
VAT tax payable	8,260	24,524
Tax payables	$963,559	$751,713

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 6 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	December 31, 2022	June 30, 2022
	(Unaudited)
Payroll and welfare payable	$28,950	$31,521
Other current liabilities	96,290	97,803
Accrued expenses and other current liabilities	$125,240	$129,324

NOTE 7 — RELATED PARTY TRANSACTIONS

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2022:

Name of related parties	Relationship with the Company
Jian Chen	Founder and shareholder
	December 31, 2022	June 30, 2022
	(Unaudited)
Amounts due to related parties, current*
Jian Chen	$332,153	$207,986

____________

*        The balances mainly represent the expenses paid on behalf of the Company for daily operations.

NOTE 8 — TAXATION

Corporation Income Tax (“CIT”)

Cayman Islands

The Company was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Under the current Hong Kong Revenue Ordinance, the Company’s subsidiary in Hong Kong is subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

PRC

The Company’s subsidiaries established in the PRC are mainly subject to the statutory income tax at a rate of 25%.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 8 — TAXATION (cont.)

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For the six months ended December 31,
	2022	2021
	(Unaudited)	(Unaudited)
Income tax (benefit)/expense computed at applicable tax rates (25%)	25.0%	25.0%
Non-deductible expenses	10.0%	(50.0)%
Change of Valuation Allowance	22.0%	(14.0)%
Effective tax rate	57.0%	(39.0)%

Significant components of the provision for income taxes are as follows:

	For the six months ended December 31,
	2022	2021
	(Unaudited)	(Unaudited)
Current income tax expenses	$241,532	$96,028
Deferred tax benefits	—	594
Income tax provision	$241,532	$96,622

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following table presents the significant components of the Company’s deferred tax assets for the periods presented:

	December 31, 2022	June 30, 2022
	(Unaudited)
Deferred tax assets
Net loss	$588,180	$520,811
Allowance for doubtful accounts	1,203	624
Less: valuation allowances	(589,383)	(521,435)
Total deferred tax assets	$—	$—

As of December 31, 2022, the Company has net operating loss carryforwards of approximately $2.4 million in the PRC that expire in 2023. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. For the six months ended December 31, 2022 and June 30, 2022, the change in valuation allowance amounted to an increase of $67,948 and $121,989, respectively.

NOTE 9 — SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established under the laws of the Cayman Islands on June 30, 2021. The authorized number of ordinary shares was 500,000,000 with a par value of $0.0001 per share. On June 30, 2021, the Company issued 10,000 to six shareholders. On September 18, 2021, the Company issued 14,990,000 ordinary shares to six existing shareholders and eight new shareholders. The Company has retroactively restated all shares and per share data for all the periods presented pursuant to ASC 260.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 9 — SHAREHOLDERS’ EQUITY (cont.)

On January 24, 2022, the Company issued 7,500,000 ordinary shares, to all existing shareholders on a pro rata basis. Cash consideration of $750 for the issuance of 7,500,000 ordinary shares was all received on March 4, 2022. The issuance of the 7,500,000 shares was for initial capitalization structure purposes.

On May 5, 2022, the Company issued 468,000 ordinary shares to all fourteen existing shareholders and to two new investors for cash consideration of $46.80 that was received on May 6, 2022.

On May 5, 2022, the Company issue 1,032,000 ordinary shares to two new investors for cash consideration of $895,000. The cash consideration was received in August and September 2021.

As a result, the Company had 24,000,000 shares issued and outstanding as of December 31, 2022 and June 30, 2022.

Statutory reserves and restricted net assets

Relevant PRC laws and regulations permit payments of dividends by the Company’s entities only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, the Company’s PRC subsidiaries are required to annually appropriate 10% of their net after-tax income to a statutory general reserve fund prior to payment of any dividends, unless such reserve funds have reached 50% of their respective registered capital. As of December 31, 2022 and June 30, 2022, the Company’s PRC entities collectively attributed $228,173 and $228,173 of retained earnings to their statutory reserves, respectively.

As a result of these PRC laws and regulations and the requirement that distributions by the PRC entities can only be paid out of distributable profits computed in accordance with PRC accounting standards and regulations, the PRC entities are restricted from transferring a portion of their net assets. Amounts restricted include paid-in capital and statutory reserves of the Company’s PRC subsidiaries. As of December 31, 2022 and June 30 2022, the aggregate amounts of restricted net assets of the Company’s PRC entities amounted to $375,206 and $375,206, respectively.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has entered into non-cancellable agreements with initial or remaining terms of one year for the rental and property management fee of office premises. All of the Company’s leases are accounted for as operating leases. Lease expense was $45,903 and $49,620 for the six months ended December 31, 2022 and 2021, respectively.

As of December 31, 2022, future minimum lease payments under non-cancellable operating lease agreements were as follows:

Twelve months ended December 31,	Operating
2023	$27,754
Thereafter	—
Total minimum payments required	$27,754

Contingencies

From time to time, the Company is subject to legal proceedings, investigations and claims incidental to the conduct of its business. As of December 31, 2022 and June 30, 2022, the Company was not involved in any legal or administrative proceedings.

NOTE 11 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 24, 2023, the date the unaudited condensed consolidated financial statements were available for issuance.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended memorandum and articles of association provides that every director, alternate director or officer shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Rule 701 of Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On June 30, 2021, the Company issued 10,000 ordinary shares to six shareholders in connection with the incorporation of the Company and received gross proceeds in the amount of $1. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

On September 18, 2021, the Company issued 14,090,000 ordinary shares to fourteen shareholders of the Company, and received gross proceeds in the amount of $1,409. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

On January 24, 2022, the Company issued 7,500,000 ordinary shares to fourteen existing shareholders of the Company as of the date of issuance, and received gross proceeds in the amount of $750. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

On January 28, 2022, the Company entered into an investment cooperation agreement with a third-party investor, pursuant to which the investor agreed to invest $195,000 in the Company for 1.6% equity interest. The consideration was received by the Company in September 2021. The Company issued 384,000 ordinary shares on May 5, 2022. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

On February 28, 2022, the Company entered into an investment cooperation agreement with a third-party investor, pursuant to which the investor agreed to invest $700,000 in the Company for 2.7% equity interest. The consideration was received by the Company in August 2021. The Company issued 648,000 ordinary shares on May 5, 2022. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In addition to the issuance of a total of 1,032,000 ordinary shares on May 5, 2022 as discussed above, on May 5, 2022, the Company also issued an aggregated 468,000 ordinary shares, at par value of $0.0001, to fourteen existing shareholders. Cash consideration of $46.8 for the issuance of 468,000 ordinary shares to the fourteen shareholders was all received on May 6, 2022.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or

Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)    That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)    That for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

U-BX Technology Ltd.

Exhibit Index

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1***	Amended and Restated Memorandum and Articles of Association
4.1***	Specimen Certificate for ordinary share
4.2***	Form of Underwriter’s Warrant
5.1***	Opinion of Mourant Ozannes (Cayman) LLP regarding the validity of the ordinary shares being registered
5.2***	Opinion of Ortoli Rosenstadt LLP, U.S. counsel to U-BX Technology Ltd., as to the enforceability of the Underwriters Warrants
8.1***	Opinion of Jiangsu Junjin Law Firm regarding certain PRC tax matters (included in Exhibit 99.1)
10.1***	Form of Equity Pledge Agreement
10.2***	Form of Exclusive Call Option Agreement
10.3***	Form of Shareholders’ Voting Rights Proxy Agreement
10.4***	Form of Business Cooperation Agreement
10.5***	Form of Consultation and Service Agreement
10.6***	Form of Employment Agreement by and between Executive Officers and the Company
10.7***	Form of Lock-Up Agreement
10.8***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and Shandong BAOYING Information Technology Co., Ltd., dated August 16, 2020
10.9***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and Zhejiang sloth Network Technology Co., Ltd, dated August 28, 2020
10.10***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and Shandong Xinhui Information Technology Co., Ltd., dated May 11, 2020
10.11***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and Anhui senrenhang Information Technology Co., Ltd., dated September 17, 2020
10.12***	English Translation of the Form of Equity Transfer Agreement
10.13***	English Translation of the Form of Investment Cooperation Agreement
10.14***

English Translation of Consulting and Service, Business Operation Termination Agreement between Beijing Lianghua Technology Co., Limited and each shareholder of Youjiayoubao (Beijing) Technology Limited, dated March 3, 2022

10.15***	English Translation of Employment Agreement between the Chief Executive Officer, Jian Chen, and the Company
10.16***	English Translation of Employment Agreement between the Chief Financial Officer, Xiaoli Zhong, and the Company
10.17***	English Translation of Employment Agreement between the Chief Operating Officer, Mingfei Liu, and the Company
10.18***	English Translation of the form of Termination Agreement between Beijing Lianghua Technology Co., Limited and each shareholder of Youjiayoubao (Beijing) Technology Limited
10.19***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and Jinhe Insurance Sale and Services Co., Ltd. (Hebei), dated March 6, 2022
10.20***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and Beijing Saifu Habo Insurance Broker Limited, dated September 1, 2021
10.21***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and China Ping An Property Insurance Co., Ltd. dated August 10, 2022
14.1***	Code of Business Conduct and Ethics of the Registrant
21.1***	List of Subsidiaries
23.1*	Consent of Wei, Wei & Co., LLP

Exhibit No.	Description
23.2***	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)
23.3***	Consent of Jiangsu Junjin Law Firm (included in Exhibits 8.1 and 99.1)
23.4***	Consent of Enze Liang
23.5***	Consent of H. Michael Feng
23.6***	Consent of Kongfei Hu
99.1***	Opinion of Jiangsu Junjin Law Firm, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters
99.2***	Audit Committee Charter
99.3***	Compensation Committee Charter
99.4***	Nomination Committee Charter
99.5*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107***	Filing Fee Table.

____________

*        Filed herewith.

***    Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on  September 22, 2023.

U-BX Technology Ltd.
By:	/s/ Jian Chen
	Name:	Jian Chen
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on September 22, 2023.

Signature	Title
/s/ Jian Chen	Chief Executive Officer and Director
Name: Jian Chen	(Principal Executive Officer)
/s/ Xiaoli Zhong	Chief Financial Officer
Name: Xiaoli Zhong	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of U-BX Technology Ltd., has signed this registration statement or amendment thereto in New York on September 22, 2023.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President